UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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ATRINSIC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	Title of each class of securities to which transaction applies:

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ATRINSIC, INC.
469 7th Avenue, 10th Floor
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on [_________]

To the Stockholders of Atrinsic, Inc.:

The 2011 Annual Meeting of Stockholders of Atrinsic, Inc. will be held at Atrinsic’s head office located at 469 7th Avenue, 10th Floor, New York, NY 10018 on [_________], [_______], 2011 at [______] Eastern Time, for the following purposes:

1.	To elect five members of the Board of Directors named in the attached Proxy Statement as directors for a term of one year, and until their successors are duly elected and qualified;
2.	To approve the issuance of 1,781,416 shares of our Common Stock to Brilliant Digital Entertainment, Inc. in connection with the Company’s acquisition from Brilliant Digital Entertainment, Inc. of certain assets relating to its Kazaa music service;
3.	To approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing;
4.	To approve the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing;
5.	To approve an amendment to our 2009 Stock Incentive Plan;
6.	To approve the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 25%;
7.	To amend our certificate of incorporation to change our name to Kazaa Entertainment, Inc.;
8.	To ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and
9.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on [_________] as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our stockholders on or about [__________].

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on [_________] to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors
/s/ Jerry Chazen Jerry Chazen Chairman of the Board

THE ATTACHED PROXY STATEMENT, PROXY CARD AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
www.Atrinsic.com/ir/financial-reporting

YOUR VOTE IS IMPORTANT. — WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON [____________]
PLEASE RETURN YOUR PROXY IN TIME

Page
Summary of Proposed Acquisition of Assets from Brilliant Digital Entertainment, Inc.	1
Questions and Answers about the Annual Meeting	3
Forward-looking Statements	11
Risk Factors	12
Proposal Number 1: Election of Directors	23
Proposal Number 2: Issuance of Shares to Brilliant Digital Entertainment, Inc., in Connection with Asset Acquisition	45
Proposal Number 3: Issuance of 20% or more of Atrinsic’s Common Stock in Connection with Financing Transaction	73
Proposal Number 4: Issuance of 20% or more of Atrinsic’s Common Stock to Brilliant Digital Entertainment, Inc. in connection with Financing Transaction	77
Proposal Number 5: Approval of Amendment to 2009 Stock Incentive Plan	79
Proposal Number 6: Approval of Potential Financing	86
Proposal Number 7: Approval of Name Change of Company	88
Proposal Number 8: Ratification of Selection of Independent Registered Public Accounting Firm	89
Security Ownership of Certain Beneficial Owners	91
Other Proposals	93
2012 Stockholder Proposals	93
Communications with Directors	93
Solicitation of Proxies	93
Annual Report on Form 10-K and Quarterly Report on Form 10-Q	94
Where you can find more information	94

i

SUMMARY OF PROPOSED ACQUISITION OF ASSETS
FROM
BRILLIANT DIGITAL ENTERTAINMENT, INC.

This summary highlights selected information from this Proxy Statement and the annexes attached hereto relating to Atrinsic, Inc.’s proposed acquisition of assets from Brilliant Digital Entertainment, Inc. and its wholly-owned subsidiary, Altnet, Inc. (collectively, “Brilliant Digital”) relating to Brilliant Digital’s Kazaa digital music service business. This summary may not contain all of the information that is important to you. Below is a summary of the terms of the transaction contemplated by the parties, and the proposal relating to the transaction that we are asking you to consider at our Annual Meeting of Stockholders (the “Annual Meeting”). To better understand the transaction and the proposal we are asking you to consider, you should read this entire Proxy Statement carefully, as well as those additional documents to which we refer. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this Proxy Statement by following the instructions set forth in the section entitled “Where You Can Find More Information”. Unless otherwise noted or the context otherwise requires, we refer to Atrinsic, Inc. and our wholly owned subsidiaries, as the “Company,” “Atrinsic,” “we,” “us,” “our” or “our Company.”

Overview of Asset Purchase Agreement (Page 64)

On October 13, 2010 we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Brilliant Digital. At the closing of the transactions contemplated by the Asset Purchase Agreement, we will acquire all of the assets of Brilliant Digital that relate to its Kazaa digital music service business, including the “Kazaa” trademark. The purchase price for the acquired assets includes the issuance by us of an additional 1,781,416 shares of our Common Stock at the closing of the transaction contemplated by the Asset Purchase Agreement as well as the assumption of certain liabilities related to the Kazaa assets. The 1,781,416 shares are in addition to those 1,040,357 shares of Common Stock issued to Brilliant Digital in connection with the amendments to our existing Master Services Agreement and the Marketing Services Agreement with Brilliant Digital, which are described below. The closing of the transaction contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the approval by our stockholders of the issuance of the additional 1,781,416 shares, in accordance with the NASDAQ Stock Market’s Listing Rules, and the transfer to Atrinsic of the assets associated with the Kazaa business, including the Kazaa trademark and associated intellectual property, as well as Brilliant Digital’s content management, delivery and customer service platforms, and licenses with third parties. At the Annual Meeting, as further described in this proxy statement, we are asking our stockholders to approve the issuance of an additional 1,781,416 shares of our Common Stock to Brilliant Digital in connection with our purchase of Brilliant Digital’s assets that relate to its Kazaa digital music service business.

Conditions to Close (Page 66)

The closing of the transaction contemplated by the Asset Purchase Agreement is subject to approval by the stockholders of Atrinsic and Brilliant Digital, receipt of all necessary third party consents as well as other customary closing conditions. At the closing of the transaction contemplated by the Asset Purchase Agreement, Atrinsic has agreed to appoint two individuals to be selected by Brilliant Digital to serve on Atrinsic’s Board of Directors. As of the date hereof, Brilliant Digital has not yet selected the two individuals. At the closing of the transactions contemplated by the Asset Purchase Agreement, each of the Marketing Services Agreement and Master Services Agreement will terminate.

Regulatory Approvals to Be Obtained in Connection with the Transaction (Page 50)

We do not believe that the Company or Brilliant Digital are required to obtain any U.S. federal or state regulatory approvals to complete the transaction contemplated by the Asset Purchase Agreement. In the United States, we must comply with applicable federal and state securities laws and the NASDAQ Stock Market’s Listing Rules in connection with the issuance of the share consideration to Brilliant Digital.

Impact on Existing Stockholders of the Issuance of the Share Consideration to Brilliant Digital
(Page 50)

The issuance of the additional 1,781,416 shares to Brilliant Digital at the closing of the transaction contemplated by the Asset Purchase Agreement will dilute the Common Stock ownership percentages of our existing stockholders.

Dissenters’ or Appraisal Rights of Existing Stockholders (Page 50)

Under applicable Delaware law, the Company’s stockholders do not have dissenters’ or appraisal rights in connection with the transaction contemplated by the Asset Purchase Agreement and the issuance of the additional 1,781,416 shares to Brilliant Digital, and we do not plan to independently provide stockholders with any such rights.

Vote Required and Recommendation of the Board (Page 58)

Atrinsic’s Board recommends a vote in favor of Proposal No. 2, which relates to the approval of the issuance of the 1,781,416 shares to Brilliant Digital in connection with the closing of the transaction contemplated by the Asset Purchase Agreement. An affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal is required to approve the issuance of such shares to Brilliant Digital. In accordance with NASDAQ’s Listing Rules, Brilliant Digital will not be entitled to vote their 1,040,357 shares on Proposal 2 that were issued to it upon the execution of the Asset Purchase Agreement.

Principal Executive Offices

The principal executive offices of Atrinsic are located at 469 7th Avenue, 10th Floor, New York, NY 10018, and the main telephone number is (212) 716-1977. The principal executive offices of Brilliant Digital Entertainment, Inc. are located at 12711 Ventura Boulevard, Suite 210, Studio City, CA 91604, and the main telephone number is (818) 508-5765.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some of the questions, and answers to those questions, that you as a stockholder of Atrinsic, Inc. (the “Company”) may have regarding our Annual Meeting and the proposals being considered at our Annual Meeting. The information in this section does not provide all of the information that may be important to you with respect to the matters being considered at the Annual Meeting. Therefore, you should read this Proxy Statement carefully, as well as the full contents of the other documents to which this Proxy Statement refers or incorporates by reference. These documents contain information that may be important to you in determining how you will vote on the matters to be considered at the Annual Meeting. See “Where You Can Find More Information” beginning on Page 94.

Q:	When is the Annual Meeting and where will it be held?
A:	The Annual Meeting of Stockholders of Atrinsic, Inc. will be held at Atrinsic’s head office located at 469 7th Avenue, 10th Floor, New York, NY 10018 on [_________], 2011 at [____] a.m. Eastern time.
Q:	Why am I receiving these proxy materials?
A:	We are sending you this proxy statement because the Board of Directors is soliciting your proxy to vote at our Annual Meeting. This proxy statement provides information regarding the matters that we will act on at the Annual Meeting and summarizes the information you need in order to vote at the Annual Meeting. Enclosed with this proxy statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), as amended, for the fiscal year ended December 31, 2010 as well as our quarterly report on Form 10-Q for the quarter ended June 30, 2011. We anticipate that the proxy statement and enclosed proxy will first be mailed or given to our stockholders on or about [_____]. You do not need to attend the Annual Meeting to vote your Atrinsic shares. Please read this proxy statement, as it contains important information you need to know to vote at the Annual Meeting.
Q:	What am I being asked to vote on?
A	You are being asked to vote on the following matters:

1. To elect five members of the Board of Directors named in the attached proxy statement as directors for a term of one year, and until their successors are duly elected and qualified;

2. To approve the issuance of 1,781,416 shares of our Common Stock to Brilliant Digital Entertainment, Inc. in connection with our acquisition from Brilliant Digital Entertainment, Inc. of certain assets relating to its Kazaa music service;

3. To approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing;

4. To approve the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing;

5. To approve an amendment to our 2009 Stock Incentive Plan;

6. To approve the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 25%;

7. To amend our certificate of incorporation to change our name to Kazaa Entertainment, Inc.

8. To ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q:	How does the Board of Directors recommend that I vote?
A:	Our Board of Directors recommends that you vote “FOR” the election of each of our director nominees.

Our Board of Directors recommends that you vote “FOR” the issuance of 1,781,416 shares of our Common Stock to Brilliant Digital Entertainment, Inc. in connection with our acquisition from Brilliant Digital Entertainment, Inc. of certain assets relating to its Kazaa music service.

Our Board of Directors recommends that you vote “FOR” the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing.

Our Board of Directors recommends that you vote “FOR” the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing.

Our Board of Directors recommends that you vote “FOR” the amendment to our 2009 Stock Incentive Plan.

Our Board of Directors recommends that you vote “FOR” the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 25%.

Our Board of Directors recommends that you vote “FOR” the amendment to our certificate of incorporation to change our name to Kazaa Entertainment, Inc.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q:	Who may vote at the Annual Meeting?
A:	Our Common Stock is the only class of voting shares. Only those stockholders who owned Common Stock at the close of business on the Record Date, which was [________], are entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had [__________] shares of Common Stock outstanding entitled to cast a vote on the proposals presented in this Proxy Statement, which were held by [_____] stockholders of record.
Q:	How many votes do I have?
A:	Atrinsic stockholders have one vote for each share of Common Stock owned on the Record Date on each matter properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.
Q:	How many votes may be cast by all stockholders?
A:	As of the close of business on [________], [________] shares of our Common Stock were outstanding and each share is entitled to one vote on each matter properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.
Q:	How do I vote?
A:	Stockholders can vote in person at the Annual Meeting or by proxy. If you received your proxy materials by mail, you can vote by mail by marking, signing, dating and returning the proxy card in the envelope provided.

If you properly complete, sign and return a proxy card, your shares will be voted as you specify. However, if you sign and return a proxy card but do not specify a vote with respect to the proposal, your shares will be voted as our Board recommends with respect to the proposal and in the proxy holder’s discretion with respect to any other matter that may be properly considered at the Annual Meeting.

If you are a beneficial owner (that is, your shares are held in “street name” by a bank, broker or other nominee or intermediary, which we collectively refer to as “brokers”), you will receive voting instructions or a voting information form from the holder of record. You must follow the instruction of the holder of record in order for your shares to be voted.

If you plan to attend the Annual Meeting, you must present identification containing a photograph, such as a driver’s license or passport. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record, but hold shares in “street name” through a broker, you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to [______], 2011, a copy of the voting instruction card provided to you by your broker or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above, you will not be admitted to the Annual Meeting.

Q:	How many votes must be present to hold the Annual Meeting?
A:	A quorum must be present for business to be transacted at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Based on shares of our Common Stock outstanding on the Record Date, [_________] shares of our Common Stock must be present either in person or by proxy for a quorum.

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm. In order for us to determine that enough votes will be present to hold the Annual Meeting and transact business, we urge you to vote as soon as possible by submitting the proxy card.

Q:	What vote is required to elect the directors?
A:	When a quorum is present, a plurality of the votes cast by the stockholders entitled to vote at the election of directors is required for the election of directors. This means that the five nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. There is no cumulative voting in the election of directors. Withheld votes will have no effect in the election of directors because the directors will be elected by a plurality of all of the votes cast at the Annual Meeting.
Q:	What is the vote required to approve the issuance of 1,781,416 shares of our Common Stock to Brilliant Digital Entertainment, Inc. in connection with our acquisition from Brilliant Digital Entertainment, Inc. of certain assets relating to its Kazaa music service?
A:	The proposal to approve the issuance of our Common Stock in connection with the acquisition of the Kazaa assets must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. In accordance with the NASDAQ’s Listing Rules, Brilliant Digital will not be entitled to vote their 1,040,357 shares on Proposal 2 that were issued to it upon the execution of the Asset Purchase Agreement.

Q:	What is the vote required to approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing.
A:	The proposal to approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Q:	What is the vote required to approve issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing.
A:	The proposal to approve the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Q:	What is the vote required to approve the amendment to our 2009 Stock Incentive Plan?
A:	The proposal to approve the amendment to our 2009 Stock Incentive Plan must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Q:	What is the vote required to approve the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, as contemplated by Proposal 6?
A:	The proposal to approve the share issuance contemplated by Proposal 6 must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Q:	What is the vote required to approve the amendment to our Certificate of Incorporation to change our name to Kazaa Entertainment, Inc.?
A:	The affirmative vote of the holders of a majority of our outstanding shares, in person or by proxy, will be required to approve the amendment to our certificate of incorporation to change our corporate name to Kazaa Entertainment, Inc. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
Q:	What vote is required to ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011?
A:	The ratification of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
Q:	Why is stockholder approval of the stock issuance described in Proposal No. 2 required?
A:	Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of a listed company’s common stock when the aggregate number of shares to be issued in connection with the acquisition of stock or assets of another company exceeds 20% of the total outstanding shares of the listed company’s common stock before the issuance. In addition, NASDAQ Listing Rule 5635(b) requires that we obtain shareholder approval prior to issuing securities when the issuance or potential issuance will result in a change of control of the company. Pursuant to the Listing Rules, a “change of control”

occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

Pursuant to the Asset Purchase Agreement between the Company and Brilliant Digital Entertainment, Inc. and its wholly-owned subsidiary Altnet, Inc. (collectively, “Brilliant Digital”), the purchase price for the assets to be acquired from Brilliant Digital consists of the assumption by the Company of certain liabilities as well as the issuance of an additional 1,781,416 shares of Common Stock of the Company to Brilliant Digital upon the closing of the transactions contemplated by the Asset Purchase Agreement, which shares are in addition to those 1,040,357 shares of Common Stock issued to Brilliant Digital upon the execution of the Asset Purchase Agreement. The total share consideration to be received by Brilliant Digital pursuant to the terms of the Asset Purchase Agreement represents approximately 35% of our Common Stock issued and outstanding on October 13, 2010, the date of the Asset Purchase Agreement. In addition, following the transaction, Brilliant Digital Entertainment will have the largest ownership position in the company. For the above reasons, stockholder approval is required prior to the issuance of the additional 1,781,416 shares of Common Stock to Brilliant Digital.

Q:	Why is stockholder approval required in connection with the proposed stock issuances described in Proposal No. 3 and Proposal No. 6?
A:	Under NASDAQ Listing Rule 5635(d), stockholder approval is required prior to the issuance of a listed company’s common stock in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The share issuances contemplated by Proposal 3 and Proposal 6 require stockholder approval as a result of this rule.
Q:	Why is stockholder approval required in connection with the proposed stock issuance to Brilliant Digital as described in Proposal No. 4?
A:	Under NASDAQ Listing Rule 5635(b), shareholder approval is required prior to issuing securities when the issuance or potential issuance will result in a change of control of the company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company. As a result of the financing transaction, Brilliant Digital has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power will be the largest ownership position in our company. Consequently, stockholder approval of proposal 4 is required by NASDAQ Listing Rule 5635(b).
Q	Why is stockholder approval required in connection with the amendment to our 2009 Stock Incentive Plan?
A:	The amendment to our 2009 Stock Incentive Plan is being submitted to the company’s stockholders for approval to comply with the terms of the plan, the tax code and NASDAQ Listing Rule 5635(c), which Listing Rule requires stockholder approval when a plan or other equity compensation arrangement is amended to materially increase in the number of shares available for award under the plan.
Q:	Will the issuance of shares to Brilliant Digital in connection with the Asset Purchase Agreement dilute the existing stockholders’ percentage of ownership in the Company?
A:	Yes, the issuance of an additional 1,781,416 shares of Common Stock of the Company to Brilliant Digital upon the closing of the transactions contemplated by the Asset Purchase Agreement will dilute your existing holdings of our Common Stock.

Q:	What will happen if our stockholders vote to approve the issuance of shares to Brilliant Digital in connection with the Asset Purchase Agreement, as described in Proposal 2? What will happen if our stockholders do not vote to approve the share issuance described in Proposal 2?
A:	If the issuance of the 1,781,416 shares of common stock of the Company to Brilliant Digital upon the closing of the transactions contemplated by the Asset Purchase Agreement is approved, then subject to the satisfaction or waiver of the closing conditions, we expect that the issuance of such shares will occur by December 31, 2011.

Pursuant to the Asset Purchase Agreement, if the closing conditions are not satisfied, which includes the approval by the Company’s Stockholders of Proposal No. 2, the transaction will not close and the additional 1,781,416 shares will not be issued to Brilliant Digital. In addition, if the transaction contemplated by the Asset Purchase Agreement does not close, the Marketing Services Agreement and Master Services Agreement, each as amended, will remain in full force and effect. These agreements are described below on page 46.

Q:	Why is the Company engaging in the asset purchase transaction with Brilliant Digital?
A:	The acquisition of the Kazaa business will allow us to fully control the Kazaa assets, so that we can make long range decisions concerning the marketing and development of the Kazaa business. It also allows us to capture 100% of any profits generated from the business. We expect that as a result of the Kazaa acquisition, we will be able to grow our business by building upon and expanding the Kazaa brand and our subscription music service offering.
Q:	Do I need to vote to approve the asset acquisition from Brilliant Digital?
A:	Yes, stockholder approval of the issuance of the 1,781,416 shares of Common Stock to be issued to Brilliant Digital is a condition to the closing of the transaction contemplated by the Asset Purchase Agreement.
Q:	Do I have dissenters’ or appraisal rights if I object to the issuance of the shares to Brilliant Digital as described in Proposal No. 2?
A:	No. Under applicable Delaware law, the Company’s stockholders do not have dissenters’ or appraisal rights in connection with the issuance of the shares to Brilliant Digital as described in Proposal 2 or the other matters being voted upon at the Annual Meeting, and we do not plan to independently provide stockholders with any such rights.
Q:	What will happen if our stockholders vote to approve the share issuance described in Proposal 6?
A:	A vote in favor of this proposal does not necessarily mean that we will issue all $30 million worth of shares of our Common Stock at a 25% discount to the fair market value of our Common Stock between the date of the Annual Meeting and a date that is six months after the Annual Meeting. Rather, these parameters represent an outer limit on the manner in which we may issue discounted securities, for which we are seeking stockholder approval. The exact number of securities to be authorized and the market value discount at which these securities will be sold, subject to a maximum offering price of $30 million, a maximum share issuance of 6,000,000 shares and a maximum fair market value discount of 25%, will be determined by our Board of Directors. The issuance of securities at a discount to the fair market value of our Common Stock will dilute the Common Stock ownership of our existing stockholders.
Q:	Why is the Company seeking to authorize the issuance of additional shares pursuant to Proposal 6?
A:	The Company is seeking to authorize additional shares for issuance pursuant to Proposal 6 so that it may sell stock in one or more related transactions occurring on or prior to the date six months after the Annual Meeting. The proceeds would be used for general working capital purposes, including to grow the Kazaa digital music subscription business.

Q:	What other matters may arise at the Meeting?
A:	Other than Proposal Nos. 1 – 8 described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.
Q:	May I vote in person?
A:	Yes. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in street name, you must bring to the Annual Meeting a “legal proxy” from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the Annual Meeting.
Q:	What happens if the Annual Meeting is postponed or adjourned?
A:	Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.
Q:	May I revoke my vote?
A:	If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting either by filing with the Chief Financial Officer of Atrinsic, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Q:	How are votes counted?
A:	Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for the proposal, and therefore will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for the proposal. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. Proposals 1 – 6 in this proxy statement are considered non-routine, and proposals 7 and 8 are considered routine.
Q:	Who pays for the solicitation of proxies?
A:	We will pay the cost of preparing this proxy statement and the related proxy card and notice of meeting, as well as any other materials that may be distributed on behalf of our Board, and any cost of soliciting your vote on behalf of the Board. We also pay all Annual Meeting expenses.

We may use the services of our directors, officers, employees and others to solicit proxies, personally or by mail, telephone, or facsimile. We may also make arrangements with brokers, banks and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such individuals or firms for reasonable out-of-pocket expenses incurred by them in soliciting proxies, but we will not pay any compensation for their services.

Q:	May I access the proxy materials for the Annual Meeting on the Internet?
A:	Under recently implemented rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and all other materials accompanying this proxy statement are available at www.Atrinsic.com/ir/financial-reporting.
Q:	Who can help answer my questions, and where can I get additional information about matters described in this proxy statement and additional information about the Company?
A:	If you have questions about the matters described in this Proxy Statement, or how to submit your proxy, or if you need additional copies of the Proxy Statement, Annual Report or the enclosed proxy card or voting instructions, you should contact Sharon Siegel, the Company’s Chief Marketing Officer, at 1-212-716-1977. If you would like additional information about the Company, please refer to our annual, quarterly and current reports, proxy statements and other information on file with the SEC.
Q:	How can I find out the results of the meeting?
A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K filed with the SEC within 4 business days after the Annual Meeting.

IMPORTANT NOTE

No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained, or incorporated by reference, in this Proxy Statement and, if given or made, such representation must not be relied upon as having been authorized by us or any other person or entity. This Proxy Statement, and the information incorporated herein, provides you with detailed information about the proposals to be considered and voted upon at the Annual Meeting. Except as otherwise provided in this Proxy Statement, the information in this Proxy Statement is current as of the date of this Proxy Statement. Stockholders are urged to carefully review this Proxy Statement, which discusses each of the proposals to be voted upon at the Annual Meeting, including the accompanying annexes containing the agreements relating to our acquisition of the Kazaa assets from Brilliant Digital and the information incorporated herein.

This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction where it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking” statements based on management’s current expectations as of the date of this Proxy Statement. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s discussion relating to management’s current strategic priorities as well as the Company’s proposed acquisition of assets from Brilliant Digital Entertainment, Inc. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support growth, and other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of when, or how, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	the highly competitive market in which we operate;
•	our ability to develop and market new applications and services;
•	protection of our intellectual property rights;
•	costs and requirements as a public company;
•	other factors, including those discussed under the headings “Risk Factors”.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

In addition to the other information included in this proxy statement, including matters addressed in “Forward Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the proposals herein. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that management is unaware of, or that it currently deems immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, cash flows and/or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and stockholders are at risk of losing some or all of the money invested in purchasing our common stock.

Brilliant Digital may exercise significant influence over the Company.

If the transactions contemplated by the Asset Purchase Agreement are consummated, the Common Stock issued to Brilliant Digital would represent approximately 35% of our issued and outstanding Common Stock as of September 1, 2011 on a fully diluted basis (excluding any shares issuable pursuant to the conversion of notes or the exercise of warrants issued in our recent financing transaction). As a result, Brilliant Digital would have the ability to significantly influence the outcome of any matter submitted for the vote of the Company’s stockholders, including any amendment of our organizational documents or matters relating to the approval of acquisitions or other business combinations. In addition, pursuant to the Asset Purchase Agreement, we have agreed to increase the size of our Board of Directors to seven members, and if the transactions are consummated, Brilliant Digital will have the right to designate two of our directors which will also allow Brilliant Digital to influence control over the Company.

The anticipated benefits of the acquisition of the Kazaa business may not be realized fully or at all or may take longer to realize than expected.

The integration of Atrinsic and the business of Kazaa face challenges as a result of the differing geographical locations of the two businesses. In the event the transactions contemplated by the asset purchase agreement close, the combined company will be required to devote significant management attention and resources to integrating the Kazaa business and the assets into our operations. Delays in this process could adversely affect our business, financial results, financial condition and stock price. Even if we are able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time.

Future stock issuances may have a substantial dilutive effect on the Company’s Common Stock, which may adversely affect the market price of the Company’s Common Stock.

As consideration for entering into amendments to the existing Marketing Services Agreement and Master Services Agreement with Brilliant Digital, the Company issued 1,040,358 shares of Common Stock to Brilliant Digital. At the closing of the transactions contemplated by the Asset Purchase Agreement, the Company, as consideration for the Acquired Assets, will issue an additional 1,781,416 shares of Common Stock to Brilliant Digital. The aggregate number of shares to be issued to Brilliant Digital pursuant to the Asset Purchase Agreement represents approximately 35% of the issued and outstanding shares of the Company Common Stock as of September 1, 2011 on a fully diluted basis (excluding any shares issuable pursuant to the conversion of notes or the exercise of warrants issued in our recent financing transaction).

In addition, as further described in proposals 3 and 4 in this proxy statement, as a result of the potential conversion of convertible notes issued in our recent financing into shares of our common stock and the exercise of warrants issued in conjunction with the convertible notes, we may issue a significant number of additional shares of our common stock. Such issuances may occur at prices less than the stock price at the time of such conversion or exercise, resulting in dilution for existing stockholders.

If our purchase of the Kazaa assets does not close, the price of our common stock could decline and our future business and operations could be harmed.

The Company’s and Brilliant Digital’s obligations to complete the purchase and sale of the Kazaa assets is subject to conditions, many of which are beyond the control of the parties. If the transaction is not completed for any reason:

•	The price of our common stock may decline;
•	We will incur costs related to the transaction, such as financial advisory, legal, accounting, proxy solicitation and printing fees, even if the transaction is not completed;
•	We will not be able to realize the expected benefits of the acquisition which are a significant component of our growth strategy;
•	We may not be able to operate as effectively under the existing Marketing Services Agreement and Master Services Agreement; which agreements are to remain in place if the transaction does not close;

All of which may harm our business and operations.

We will incur significant transaction costs in connection with the asset acquisition from Brilliant Digital.

We expect to incur a number of non-recurring costs associated with combining the Company’s current operations with the Acquired Assets. The majority of non-recurring expenses relating to the transaction are comprised of transaction costs, costs of transferring the Kazaa operations and costs related to formulating integration plans. We expect that approximately $450,000 will be incurred to complete the transaction although additional unanticipated costs may be incurred in the integration of the Kazaa Assets into our business. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, will allow us to offset incremental transaction and transaction-related costs over time, this benefit may not be achieved in the near term, or at all.

We must continue to retain, motivate and recruit personnel which may be difficult during the period prior to the closing of our asset purchase from Brilliant Digital, and our failure to do so could negatively affect the company.

For our transaction with Brilliant Digital to be successful, we must continue to retain, motivate and recruit executives, experts and other key employees. Experienced experts and executives are in high demand and competition for their talents can be intense. Employees of the Company may experience uncertainty about their future role with the Company until, or even after, the transactions contemplated by the Asset Purchase Agreement are consummated. These potential distractions of the transaction may adversely affect our ability to keep executives, experts and other key employees focused on applicable strategies and goals. Our failure to retain and motivate executives, experts and other key employees during the period prior to or after the completion of the transaction could have a material and adverse impact on our business.

The Convertible Note financing may result in significant dilution for existing stockholders.

On May 31, 2011, we entered into a securities purchase agreement with certain buyers pursuant to which we sold convertible notes and warrants. Both the notes and warrants contain “down round” provisions, which provides that if the Company makes certain dilutive issuances, the conversion price of the notes and the strike price of the warrants will be lowered to the per share price paid in the applicable dilutive issuance. The Company is required to repay the notes in six equal monthly installments commencing on December 31, 2011 and ending on May 31, 2012, either in cash or in shares of its common stock. The Company does not currently have sufficient cash available to repay the notes. If the Company chooses to utilize shares of its common stock to repay the notes (which repayment option is contingent upon stockholder approval of proposals 3 and 4 in this proxy statement), the value of the Company’s shares will be equal to the lower of the conversion price then in effect or 85% of the average closing bid prices of its common stock during the 20 trading day period prior to payment of the installment amount. Both the down round terms of the notes and warrants, and the payment of the installments in stock rather than cash could result in significant dilution to current stockholders.

If we default on our convertible notes, we may lose all of our assets and intellectual property.

Our obligations under the convertible notes issued on May 31, 2011 are secured pursuant to the terms of a Security Agreement entered into by Atrinsic and certain of our subsidiaries and the buyers of such notes. Pursuant to the Security Agreement, we granted each of the buyers a security interest in all of our assets. In addition, certain of our subsidiaries executed guaranties with the buyers pursuant to which such subsidiaries guarantee our obligation under the notes. In the event we default under the notes, the note holders may obtain our assets, including all of our intellectual property. If we lose all or a substantial portion of our assets, our shares will significantly decline in value or become worthless.

There is substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying historical consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The assessment of our ability to continue as a going concern was made by management considering, among other factors: (i) our current levels of expenditures, including subscriber acquisition costs, operating expense, including product development, and overhead, (ii) our ongoing working capital needs, (iii) the uncertainty concerning the outcome of any financing, (iv) our history of losses and use of cash for operating activities (v) outstanding balance of cash and cash equivalents of $2.3 million at the end of the second quarter, and (vi) our budgets and financial projections of future operations, including the likelihood of achieving operating profitability without the need for additional financing.

We expect losses if we continue to incur expenditures to develop the Kazaa digital music service, acquire subscribers for the Kazaa service, and if we are not able to reduce other operating expenses and overhead sufficiently to a level in line with our level of revenues. If we are unable to increase revenues sufficiently or decrease our expenditures to a sustainable level, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected. These conditions raise substantial doubt about our ability to continue as a going concern.

Based on current financial projections, we believe the continuation of our Company as a going concern is primarily dependent on our ability to, among other factors: (i) consummate a suitable financing, or obtain cash from the sale of our assets or lines of business, (ii) scale our Kazaa subscriber base to a level where the monthly revenue generated from our subscriber base exceeds subscriber acquisition costs, net of expenses required to operate Kazaa, (iii) continue to generate revenue from our legacy subscription products without billing or service disruption, (iv) eliminate or reduce operating and overhead expenditures to a level more in line with our revenue, (v) improve utilization of the Kazaa digital music service and improve long term values (LTVs) of subscribers to that service, (vi) acquire profitable subscribers to the Kazaa digital music service at cost effective rates, (vii) grow our search marketing agency revenue base through the addition of new customers or expansion of business with existing customers and, (viii) expand margins in our search marketing agency and on our affiliate platform. While we address these operating matters, we must continue to meet expected near-term obligations, including normal course operating cash requirements and costs associated with developing and operating the Kazaa digital music service, as well as funding overhead and the working capital needs of our other businesses. If we are not able to obtain sufficient funds through a financing, or if we experience adverse outcomes with respect to our operational forecasts, our financial position, results of operations, cash flows and liquidity will continue to be materially adversely affected.

In the near term, we are focused on: (i) raising debt or equity capital to fund our immediate cash needs and to finance our longer term growth to further develop the Kazaa business and grow our subscriber base, and (ii) pursuing various means to minimize operating costs and increase cash including through the sale of assets or businesses. We cannot provide assurance that we will be able to realize the cost reductions in our operations, or that we can obtain additional cash through asset sales or the issuance of equity on favorable terms, or at all. If we are unsuccessful in our efforts we will be required to further reduce our operations, including further reductions of our employee base, or we may be required to cease certain or all of our operations in order to offset the lack of available funding.

We continue to evaluate the sale of certain of our assets and businesses. We cannot provide any assurance that we will be successful in finding suitable purchasers for the sale of such assets. Even if we are able to find purchasers, we may not be able to obtain attractive terms and conditions for such sales, including attractive pricing. In addition, divestitures of businesses involve a number of risks, including the diversion of management and employee attention, significant costs and expenses, the loss of customer relationships, a decrease in revenues associated with the divested business, and the disruption of operations in the affected business. Furthermore, divestitures potentially involve significant post-closing separation activities, which could involve the expenditure of significant financial and employee resources. An inability to consummate identified asset sales or manage the post-separation transition arrangements could adversely affect our business, financial condition, results of operations and cash flows.

We have experienced a significant reduction in revenue and have been using cash to fund operations. If we cannot halt this revenue decline and reduce expenditures we may have to cease operations.

The Company has experienced a significant revenue decline and degradation in business prospects over the past two years, and as a result the Company has used a significant amount of cash to fund its operations. The Company’s cash and cash equivalents were $2.3 million as of June 30, 2011, which is a $4.0 million decline from the $6.3 million as of December 31, 2010. If we are unsuccessful at stabilizing or slowing the decline in our revenue, and our associated use of cash to fund operations, or if we cannot raise cash through financing alternatives, then we will need to significantly curtail or cease operations.

The working capital requirements for companies in the digital music industry are significant.

The digital music industry is highly competitive and as a result of the industry’s characteristics, subjects market participants to significant working capital requirements, as is evidenced by the numerous companies in the industry that have experienced significant losses. If we are to attract and retain talented employees, acquire subscribers and enhance and improve the Kazaa digital music service, which we will need to do if we are to be successful, we will have significant capital requirements. There is no guarantee additional capital will be available on favorable terms or at all.

We will require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available to us or is available to us but on unfavorable terms, our business, operating results and financial condition may be harmed.

We will require additional capital to operate or expand our business. In addition, some of our current or future strategic initiatives, including continued growth of the Kazaa line of business, will require substantial additional capital resources before they begin to generate revenue. Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. In addition, volatility in the credit markets may have an adverse effect on our ability to obtain debt or equity financing. If we do not have funds available to enhance our business, maintain the competitiveness of our technology and pursue business opportunities, we may not be able to service our existing subscribers and customers, or acquire new subscribers or customers, which could have an adverse effect on our business, operating results and financial condition.

We face risks in implementing our restructuring plan.

In connection with our announcement to purchase the assets of the Kazaa digital music service, we are undertaking a restructuring of our existing operations. Although the reorganization and consolidation of activities are expected to yield cost savings as a result of the reduction in headcount, the elimination of duplicative activities and combining or eliminating networking and other overhead costs, there can be no assurance that we will achieve the forecasted savings. Our remaining business may also suffer as a result of the restructuring due to the loss of employees, who have been involuntarily terminated, or employees who leave voluntarily. We may also face defections from customers who are unsure of our viability and may also receive less favorable terms than we currently receive from our vendors, as a result of their perception of the restructuring. There can be no assurance that the restructuring will be completed effectively, with limited negative impact on our business.

As part of our restructuring plan and in connection with the integration of activities with the Kazaa business, we will be migrating many of our technological assets. We face risks with such migrations, including disruptions in service. Also, the costs and time associated with any migration could be substantial, requiring the reengineering of computer systems and telecommunications infrastructure. We may also face interruptions in the services we provide across all of our business activities. In addition to service interruptions arising from third-party service providers, unanticipated problems affecting our proprietary internal computer and telecommunications systems have the potential to occur in future fiscal periods, and could cause interruptions in the delivery of services, causing a loss of revenue and related gross margins, and the potential loss of customers, all of which could materially and adversely affect our business, results of operations and financial condition.

We face intense competition in the sale of our subscription services and transactional services.

In our subscription service business, which includes the Kazaa music service, and our transactional services business, we compete primarily on the basis of marketing acquisition cost, brand awareness, consumer penetration and carrier and distribution depth and breadth. We face numerous competitors, many of whom are much larger than us, who have greater financial and operating resources than we do and who have been operating in our target markets longer than we have. In the future, likely competitors may include other major media companies, traditional video game publishers, telephone carriers, content aggregators, wireless software providers and other pure-play direct response marketers publishing content and media, and Internet affiliate and network companies.

If we are not as successful as our competitors in executing on our strategy in targeting new markets and increasing customer penetration in existing markets our sales could decline, our margins could be negatively impacted and we could lose market share, any and all of which could materially harm our business prospects, and potentially have a negative impact on our share price.

We may continue to be impacted by the effects of the current weakness of the United States economy.

Our performance is subject to United States economic conditions and its impact on levels of consumer spending. Consumer spending recently has deteriorated significantly as a result of the current economic situation in the United States and may remain depressed, or be subject to further deterioration for the foreseeable future. Purchases of our subscription based services as well as our transactional and marketing services have declined in periods of recession or uncertainty regarding future economic prospects, as disposable income declines. Many factors affect the level of spending for our products and services, including, among others: prevailing economic conditions, levels of employment, salaries and wage rates, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers or make sales to new customers on a profitable basis. As a result, our operating results may be adversely and materially affected by downward trends in the United States or global economy, including the current downturn in the United States which has impacted our business, and which may continue to affect our results of operations.

Our business relies on wireless and landline carriers and aggregators to facilitate billing and collections in connection with our subscription products sold and services rendered. The loss of, or a material change in, any of these relationships could materially and adversely affect our business, operating results and financial condition.

We generate a significant portion of our revenues from the sale of our products and services directly to consumers which are billed through aggregators and telephone carriers. We expect that we will continue to bill a significant portion of our revenues through a limited number of aggregators for the foreseeable future, although these aggregators may vary from period to period. In a risk diversification and cost saving effort, we have established a direct billing relationship with a carrier that mitigates a portion of our revenue generation risk as it relates to aggregator dependence; conversely this risk is replaced with internal performance risk regarding our ability to successfully process billable messages directly with the carrier. Moreover, in an effort to further mitigate such operational risk, we obtained a 36% equity stake in a landline telephone aggregator, TBR, to give us more visibility in the billing and collection process associated with subscription services billed to customers of local exchange carriers.

Our aggregator agreements are not exclusive and generally have a limited term of less than three years with automatic renewal provisions upon expiration in the majority of the agreements. These agreements set out the terms of our relationships with the aggregator and carriers, and provide that either party to the contract can terminate such agreement prior to its expiration, and in some instances, terminate without cause.

Many other factors exist that are outside of our control and could impair our carrier relationships, including:

•	a carrier’s decision to suspend delivery of our products and services to its customer base;
•	a carrier’s decision to offer its own competing subscription applications, products and services;
•	a carrier’s decision to offer similar subscription applications, products and services to its subscribers for price points less than our offered price points, or for free;
•	a network encountering technical problems that disrupt the delivery of, or billing for, our applications;
•	the potential for concentrations of credit risk embedded in the amounts receivable from the aggregator should any one, or group of aggregators encounter financial difficulties, directly or indirectly, as a result of the current period of slower economic growth affecting the United States; or
•	a carrier’s decision to increase the fees it charges to market and distribute our applications, thereby increasing its own revenue and decreasing our share of revenue.

If one or more carriers decide to suspend the offering of our subscription services, we may be unable to replace such revenue source with an acceptable alternative, within an acceptable time frame. This could cause us to lose the capability to derive revenue from those subscribers, which could materially harm our business, operating results and financial condition.

We depend on third-party Internet and telecommunications providers, over whom we have no control, for the conduct of our subscription business and transactional and marketing business. Interruptions in or the discontinuance of the services provided by one of the providers could have an adverse effect on revenue; and securing alternate sources of these services could significantly increase expenses and cause significant interruption to both our transactional and marketing and subscription businesses.

We depend heavily on several third-party providers of Internet and related telecommunication services, including hosting and co-location facilities, in conducting our business. These companies may not continue to provide services to us without disruptions in service, at the current cost or at all. The costs and time associated with any transition to a new service provider would be substantial, requiring the reengineering of computer systems and telecommunications infrastructure to accommodate a new service provider to allow for a rapid replacement and return to normal network operations. In addition, failure of the Internet and related telecommunications providers to provide the data communications capacity in the time frame required by us could cause interruptions in the services we provide across all of our business activities. In addition to service interruptions arising from third-party service providers, unanticipated problems affecting our proprietary internal computer and telecommunications systems have the potential to occur in future fiscal periods, and could cause interruptions in the delivery of services, causing a loss of revenue and related gross margins, and the potential loss of customers, all of which could materially and adversely affect our business, results of operations and financial condition.

We depend on partners and third-parties for our content and for the delivery of services underlying our subscriptions.

We depend heavily on partners and third parties to provide us with licensed content including for the Kazaa music service. We are reliant on such companies to maintain licenses with content providers, including music labels, so that we can deliver services that we are contractually obligated to deliver to our customers. These companies may not continue to provide services to us without disruption, or maintain licenses with the owners of the delivered content. In addition to licensed content, we are also reliant on partners and third parties to provide services and to perform other activities which allow us to bill our subscribers. The costs associated with any transition to a new service or content provider would be substantial, even if a similar partner is available. Failure of our partners or other third parties to provide content or deliver services has the potential to cause interruptions in the delivery of services, causing a loss of revenue and related gross margins, and the potential loss of customers, all of which could materially and adversely affect our business, results of operations and financial condition.

We may not fully recoup the expenses and other costs we have expended with respect to the Kazaa music service.

On March 26, 2010, we entered into three-year Marketing Services Agreement and Master Services Agreement with Brilliant Digital, effective July 1, 2009, relating to the operation and marketing of the Kazaa digital music service. Under the agreements, we are responsible for marketing, promotional, and advertising services. In exchange for these marketing services, the Company is entitled to full recoupment for all pre-approved costs and expenses incurred in connection with the provision of the services plus all other agreed budgeted amounts. On October 13, 2010, Atrinsic entered into amendments to its existing Marketing Services Agreement and Master Services Agreement with Brilliant Digital. The amendments extend the term of each of the Marketing Services Agreement and Master Services Agreement from three years to thirty years, provide Atrinsic with an exclusive license to the Kazaa trademark in connection with Atrinsic’s services under the agreements, and modify the Kazaa digital music service profit share payable to Atrinsic under the agreements from 50% to 80%. In addition, the amendments remove Brilliant Digital’s obligation to repay up to $2.5 million of advances and expenditures which are not otherwise recovered from Kazaa generated revenues and remove the cap on expenditures that Atrinsic is required to advance in relation to the operation of the Kazaa business.

As of June 30, 2011, the Company has received the $2.5 million in repayments from Brilliant Digital and we are dependent on the future net cash flow of the Kazaa music service to fully recoup the approximately $16.2 million of advances and expenditures we have made, net of cash received or reimbursed, as of June 30, 2011. There can be no assurance that the future net cash flows from the Kazaa music service will be sufficient to allow us to fully recoup our expenditures, which could materially and adversely affect our financial condition.

If advertising on the internet loses its appeal, our revenue could decline.

All of our revenue is generated, directly or indirectly, through the Internet in part by delivering advertisements that generate leads, impressions, click-throughs, and other actions to our advertiser customers’ websites as well as confirmation and management of mobile services. This business model may not continue to be effective in the future for various reasons, including the following:

•	click and conversion rates may decline as the number of advertisements and ad formats on the Web increases, making it less likely that a user will click on our advertisement;
•	the installation of “filter” software programs by web users which prevent advertisements from appearing on their computer screens or in their email boxes may reduce click-throughs;
•	companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts;
•	companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements;
•	companies may reject or discontinue the use of certain forms of online promotions that may conflict with their brand objectives;
•	companies may not utilize online advertising due to concerns of “click-fraud”, particularly related to search engine placements;
•	regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability; and
•	perceived lead quality.

If the number of companies who purchase online advertising from us does not grow, we will experience difficulty in attracting publishers, and our revenue will decline.

If we are unable to successfully keep pace with the rapid technological changes that may occur in the wireless communication, internet and e-commerce arenas, we could lose customers or advertising inventory and our revenue and results of operations could decline.

To remain competitive, we must continually monitor, enhance and improve the responsiveness, functionality and features of our services, offered both in our subscription and transactional and marketing activities. Wireless network and mobile phone technologies, the Internet and the online commerce industry in general are characterized by rapid innovation and technological change, changes in user and customer requirements and preferences, frequent new product and service introductions requiring new technologies to facilitate commercial delivery, as well as the emergence of new industry standards and practices that could render existing technologies, systems, business methods and/or our products and services obsolete or unmarketable in future fiscal periods. Our success in our business activities will depend, in part, on our ability to license or internally develop leading technologies that address the increasingly sophisticated and varied needs of prospective consumers, and respond to technological advances and emerging industry standards and practices on a timely-cost-effective basis. Website and other proprietary technology development entails significant technical and business risks, including the significant cost and time to complete development, the successful implementation of the application once developed, and time period for which the application will be useful prior to obsolescence. There can be no assurance that we will use internally developed or acquired new technologies effectively or adapt existing websites and operational systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adopt and implement new technologies on a timely basis in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations could be materially adversely affected.

We could be subject to legal claims, government enforcement actions, and be held accountable for our or our customers’ failure to comply with federal, state and foreign laws, regulations or policies, all of which could materially harm our business.

As a direct-to-consumer marketing company, we are subject to a variety of federal, state and local laws and regulations designed to protect consumers that govern certain of aspects of our business. For instance, recent growing public concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices. Any failure by us to comply with applicable federal, state and foreign laws and the requirements of regulatory authorities may result in, among other things, indemnification liability to our customers and the advertising agencies we work with, administrative enforcement actions and fines, class action lawsuits, cease and desist orders, and civil and criminal liability.

We are subject to continued listing requirements on the NASDAQ Capital Market and if we are unable to meet such listing requirements, we could face delisting.

We are subject to continued listing requirements on the NASDAQ Capital Market, which includes such criteria as a $2.5 million minimum stockholders’ equity value requirement, as set forth in Listing Rule 5450(a)(1). As of June 30, 2011, the value of our stockholders’ equity is a negative $1.1 million.

The value of our stockholders’ equity can be increased through equity financing or through additions to retained earnings (or reductions in accumulated deficit). We are actively seeking to engage in an additional equity financing, but there can be no assurance that we will be successful in this regard. If we are not successful in raising equity capital, or even if we are successful, if we continue to incur net losses (which will negatively impact the value of our stockholders’ equity), we are not likely to be able to meet or maintain the minimum stockholders’ equity value requirement to maintain our listing on the NASDAQ Capital Market.

We do not intend to pay dividends on our equity securities.

It is our current and long-term intention that we will use all cash flows to fund operations and maintain excess cash requirements for the possibility of potential future acquisitions. Future dividend declarations, if any, will result from our reversal of our current intentions, and would depend on our performance, the level of our then current and retained earnings and other pertinent factors relating to our financial position. Prior dividend declarations should not be considered as an indication for the potential for any future dividend declarations.

System failures could significantly disrupt our operations, which could cause us to lose customers or content.

Our success depends on the continuing and uninterrupted performance of our systems. Sustained or repeated system failures that interrupt our ability to provide services to customers, including failures affecting our ability to deliver advertisements quickly and accurately and to process visitors’ responses to advertisements, and, validate mobile subscriptions, would reduce significantly the attractiveness of our solutions to advertisers and Web publishers. Our business, results of operations and financial condition could also be materially and adversely affected by any systems damage or failure that impacts data integrity or interrupts or delays our operations. Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious or accidental human acts, and natural disasters. Through the end of 2010, we operated a data center in Canada. We have begun the process of closing down and transferring data to servers owned by third parties in 2011 and have a co-location agreement with a service provider to support our operations. Therefore, any of the above factors affecting any of these areas could substantially harm our business. Moreover, despite network security measures, our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems in part because we cannot control the maintenance and operation of our third-party data centers. Despite the precautions taken, unanticipated problems affecting our systems could cause interruptions in the delivery of our solutions in the future and our ability to provide a record of past transactions. Our data centers and systems incorporate varying degrees of redundancy. All data centers and systems may not automatically switch over to their redundant counterpart. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our systems.

We have been named as a defendant in litigation, either directly, or indirectly, with the outcome of such litigation being unpredictable; a materially adverse decision in any such matter could have a material adverse effect on our financial position and results of operations.

As described under the heading “Commitments and Contingencies,” or “Legal Proceedings” in our periodic reports filed pursuant to the Securities Exchange Act of 1934, from time to time we are named as a defendant in litigation matters. The defense of these claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in each and all of the litigation matters to which we have been a named party, whether directly or indirectly, and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. A materially adverse resolution of any of these lawsuits could have a material adverse effect on our financial position and results of operations.

We may incur liabilities to tax authorities in excess of amounts that have been accrued which may adversely impact our results of operations and financial condition.

We have recorded significant income tax receivables. In November 2009 Congress passed the Worker Homeownership & Business Assistance Act of 2009 which allows businesses to carryback operating losses for up to 5 years. As a result of this Act we were able to carryback some of our 2009 taxable loss, resulting in a refund of $2.7 million, which was received in 2010. In the event that we are not able to successfully defend our tax positions, we may incur significant additional income tax liabilities and related interest and penalties which may have an adverse impact on our results of operations and financial condition.

If our efforts to attract prospective subscribers and to retain existing subscribers pertaining to our Kazaa business are not successful, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate subscriber revenue depends on retaining and expanding our subscriber base. We must convince prospective listeners of the benefits of our service and existing listeners of the continuing value of our service.

Our ability to increase the number of our subscribers depends on effectively addressing a number of challenges and we may fail to do so. Some of these challenges include:

•	providing subscribers with a consistent high quality, user-friendly and personalized experience;
•	continuing to build our catalog of music content that our listeners enjoy; and
•	continuing to innovate and keep pace with changes in technology and our competitors.

We depend upon third-party licenses for musical works and a change to or loss of these licenses could increase our operating costs or adversely affect our ability to retain and expand our listener base, and therefore could adversely affect our business.

To secure the rights to stream musical works embodied in sound recordings over the internet, Brilliant Digital maintains licenses from or for the benefit of copyright owners and pays royalties to copyright owners or their agents. We reimburse Brilliant Digital for these royalty payments. These royalty payments represent a substantial cost in operating the Kazaa business. Those who own copyrights in musical works are vigilant in protecting their rights and seek royalties that are very high in relation to the revenue that can be generated from the public performance of such works. There is no guarantee that the licenses available to Brilliant Digital now will continue to be available in the future or that such licenses will be available at the royalty rates associated with the current licenses. If we or Brilliant Digital are unable to secure and maintain rights to stream musical works or if we cannot do so on terms that are acceptable to us, our ability to stream music content to our listeners, and consequently our ability to attract subscribers, will be adversely impacted.

In order to stream musical works embodied in sound recordings over the internet, we must obtain public performance licenses and pay license fees to three performing rights organizations: Broadcast Music, Inc., or BMI, SESAC, Inc., or SESAC, and the American Society of Composers, Authors and Publishers, or ASCAP. These organizations represent the rights of songwriters and music publishers, negotiate with copyright users such as Brilliant Digital, collect royalties and distribute those royalties to the copyright owners they represent, namely songwriters and music publishers. Performing rights organizations have the right to audit our playlists and royalty payments, and any such audit could result in disputes over whether we have paid the proper royalties. If such a dispute were to occur, we could be required to pay additional royalties and the amounts involved could be material.

If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners and advertisers.

Techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our listeners, including credit card information and other personally identifiable information. If an actual or perceived breach of security occurs of our systems or a vendor’s systems, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract subscribers. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We cannot control the actions of third parties who may have access to the subscriber data we collect. If such third parties’ use of subscriber data is not in compliance with the terms of our privacy policies, or if they fail to prevent unauthorized access to, or use of or disclosure of, subscriber information, we could be hindered or prevented in our efforts with respect to future growth opportunities.

Any failure, or perceived failure, by us to maintain the security of data relating to our listeners, to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose listeners, advertisers, revenue, and otherwise harm our operations.

We are subject to a number of risks related to credit card and debit card payments we accept.

We accept payments through credit card transactions. For credit card payments, we pay processing and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our products, or suffer an increase in our operating expenses, either of which could adversely affect our business, financial condition and results of operations.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We must remain fully compliant with the Payment Card Industry, or PCI, Data Security Standard, or PCI DSS, a security standard with which companies that collect, store, or transmit certain data regarding credit, credit card holders, and credit card transactions are required to comply. Our failure to comply fully with PCI DSS may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit card payments. Further, there is no guarantee that, even if PCI DSS compliance is achieved, we will maintain PCI DSS compliance or that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit card would significantly impair our ability to operate our business.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal No. 1 is the election of five (5) directors to hold office for a period of one year or until their respective successors have been duly elected and qualified. Our Bylaws provide that the number of directors of the Company shall be fixed from time to time by the stockholders or the Board of Directors. The Board of Directors has fixed the number of directors at five (5).

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as directors:

Raymond Musci
Lawrence Burstein
Jerome Chazen
Mark Dyne
Stuart Goldfarb

If elected, the foregoing five nominees are expected to serve until the 2012 Annual Meeting of Stockholders.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our current directors, as well as the director nominees for election to our Board of Directors as of September 1, 2011.

Name	Age	Director Since	Position
Jerome Chazen	83	2005	Chairman of the Board
Lawrence Burstein	68	2008	Director
Mark Dyne	48	2008	Director
Stuart Goldfarb	56	2010	Chief Executive Officer, President, Director
Raymond Musci	49	2007	Executive Vice President, Corporate Development, Director

Board of Director Nominees

Jerome A. Chazen.  Mr. Chazen is a director nominee for election at our Annual Meeting. Mr. Chazen is currently the Chairman of our Board of Directors, and has served as one of our directors since April 2005. Mr. Chazen is also Chairman of Chazen Capital Partners, a private investment company. Prior to Chazen Capital Partners, Mr. Chazen was one of the four founders of Liz Claiborne Inc., where he is also Chairman Emeritus. Mr. Chazen is also the founder and Benefactor of the Jerome A. Chazen Institute of International Business, the focal point of all international programs at Columbia Business School. Mr. Chazen received his Bachelor Degree from the University of Wisconsin and his MBA from Columbia Business School. Mr. Chazen has been a director of Taubman Centers, Inc., since 1992. Mr. Chazen was chosen to be a director of the company because of his extensive knowledge and experience in executive management, finance, corporate governance matters, private investing and product marketing.

Lawrence Burstein.  Mr. Burstein is a director nominee for election at our Annual Meeting. Mr. Burstein became a director upon the completion of our merger with Traffix, Inc. on February 4, 2008. Mr. Burstein has been a director of Traffix since April 1999. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity Venture Capital Associates, Ltd., a private venture capital firm. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity Venture Capital Associates, Ltd. in 1996. Mr. Burstein is a director of several companies, being, respectively, THQ, Inc., engaged in the development and marketing of video games for Sony, Microsoft and Nintendo; CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other disposable products, principally for the neonatal market; and I.D. Systems Inc., engaged in the design, development and production of a wireless monitoring and tracking system which uses radio frequency technology. In addition, Mr. Burstein was formerly a director of publicly traded American Telecom Systems, Inc., a company engaged in the development and marketing of convergent telecommunication services and Millennium India Acquisition Corp., a publicly trading holding company. Mr. Burstein was selected as a member of our Board of Directors because he adds substantial expertise from his venture capital finance background and his executive experience, as well as his service as a board member on other public companies. His experience provides the Company with valuable insight with respect to financing and operational strategies and corporate governance issues.

Mark Dyne.  Mr. Dyne is a director nominee for election at our Annual Meeting. Mr. Dyne has served as a director of the company since November 11, 2008. Mr. Dyne currently serves as the Chief Executive Officer and Chairman of Europlay Capital Advisors, LLC, a merchant banking and advisory firm, and has served in this capacity since 2002. In this capacity, he provides corporate and advisory services. Mr. Dyne currently sits on the Board of Directors of Skype Global S.a.r.l., a leader in V.O.I.P communications as well as Talon International, Inc. Prior to joining Europlay, Mr. Dyne served as Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company, and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. Mr. Dyne was chosen to be a member of our board because of his long history of developing digital properties and technology focused businesses around the world.

Stuart Goldfarb.  Mr. Goldfarb is a director nominee at our Annual Meeting. Mr. Goldfarb has served as a director of the Company since January 12, 2010 and as our Chief Executive Officer and President since June 1, 2011. From 2001 to 2009, Mr. Goldfarb was President and CEO of Bertelsmann Direct North America (now known as Direct Brands, Inc.), which he built into the world’s largest direct marketer of music, DVDs and books (with over 20 subscription and membership “club” businesses including BMG Music Service, Columbia House, Book-of-the-Month Club, Doubleday Book Club and yourmusic.com), serving over 14 million members with revenues of over $1.2 billion and 2,300 employees, through acquisition, efficient consolidation of operations and introduction of new direct marketing practices to revitalize shrinking legacy businesses. Earlier in his career with Bertelsmann, Mr. Goldfarb was responsible for the Bertelsmann eCommerce Group’s digital distribution and ecommerce activities in the United States, including cdnow.com (leading online retailer of music) and myplay.com (pioneering digital music locker service). Mr. Goldfarb was President and CEO of bol.com, Bertelsmann’s online retailer of books and music doing business in Europe and Asia. He was a member of the Executive Board of Bertelsmann Direct Group and recipient of the first Bertelsmann Award for Outstanding Entrepreneurial Achievements. Before joining Bertelsmann, Mr. Goldfarb was Vice Chairman of ValueVision Media Inc., which operates ShopNBC, a cable television home shopping and e-commerce company, which has strategic alliances with NBC and GE. Prior to this, Mr. Goldfarb held a number of executive positions with NBC, including Executive Vice President, Worldwide Business Development. He was the principal architect of NBC’s strategic alliances with Dow Jones, National Geographic, ValueVision and Polo Ralph Lauren. He served as Co-Chairman of National Geographic Channels (a joint venture with National Geographic Television) and on the Boards of Ralph Lauren Media (polo.com) and CNBC Europe and Asia. In addition to sitting on the Company’s Board of Directors, Mr. Goldfarb presently sits on the Board of Directors of Vitacost.com (NASDAQ:VITC), a leading online retailer and direct marketer of health and wellness products. Mr. Goldfarb has a JD from Hofstra University School of Law and a BA from Adelphi University and was selected to be a member of our Board of Directors because of extensive history and success in operating entertainment and media related companies.

Raymond Musci.  Mr. Musci is a director nominee for election at our Annual Meeting and serves as our Executive Vice President, Corporate Development. In addition, following the resignation of our former Chief Executive Officer Jeffrey Schwartz on August 13, 2010, Mr. Musci shared the duties of Chief Executive Officer with Mr. Stollman. Mr. Musci has also served as a director since May 2007. From August 2006 through February 2008, Mr. Musci served as President of New Motion Mobile, Inc., our wholly-owned subsidiary, and prior to joining our organization as an employee, Mr. Musci was a consultant to our operations from January through August of 2006. Mr. Musci brings over 25 years of high tech, media, entertainment and consumer product experience to us, and was selected to serve as a director of the company for this reason. From 1999 to 2006, Mr. Musci was Chief Executive Officer of Bam! Entertainment, Inc., a company he founded in 1999 that published and distributed movie, sports and cartoon video games to a wide range of retailers. Prior to Bam!, from 1996 to 1999, Mr. Musci was president and chief executive officer of the U.S. subsidiary of Infograms Entertainment, Inc., now better known as Atari, Inc. In that position, he oversaw all aspects of the company’s North American unit, was responsible for 250 employees, and grew global revenues from $60 million to $300 million, and U.S. revenues from $80 million to $150 million. Before joining Infograms/Atari, Mr. Musci was founder, president and chief executive officer of Ocean Of America, Inc., a publisher and distributor of entertainment software. Founded in 1990, Mr. Musci built the company to annual revenues of $50 million, and sold it to Infograms/Atari in 1996. Mr. Musci holds a degree in criminal justice with a minor in business administration from Western New Mexico University. Mr. Musci was a director of Talon International, Inc., a public reporting Company and served as a member of the board of directors of Brilliant Digital Entertainment, Inc. from October 1996 until April 2009, a former public reporting company. Effective as of September 30, 2011, Ray Musci is resigning as Atrinsic’s Executive Vice President, Corporate Development. Mr. Musci’s departure from the company will not impact his service to the company as a director, which shall continue following his resignation as an executive officer.

OTHER EXECUTIVE OFFICERS

Sharon Siegel.  Ms. Siegel, 46, was appointed our Chief Marketing Officer on June 1, 2011. From 2009 to 2011 Ms. Siegel was a partner at Unbound Partners, LLC, a management and direct marketing consulting firm. From 2000 to 2009, Ms. Siegel was Chief Marketing Officer of Bertelsmann Direct North America. In her role as CMO, Ms. Siegel was responsible for the acquisition of millions of subscribers and members each year. She successfully developed and implemented comprehensive plans to transform legacy membership businesses to be more relevant to consumers. Ms. Siegel led all of Bertelsmann Direct North America’s marketing activities including customer acquisition and retention, customer service, product merchandising, user experience, research and creative services. Prior to becoming responsible for all marketing activities of Bertelsmann Direct North America, Ms. Siegel was Vice President, Customer Marketing for BMG Music Service. She managed all channels of customer contact including catalog mailings, email promotions and outbound telemarketing efforts. She also launched loyalty programs, resulting in decreased customer attrition and improved sales and implemented a comprehensive dormancy program to generate incremental sales from inactive customer segments. Earlier in her career, Ms. Siegel worked for The Chase Manhattan Bank, NA, in a variety of roles, including Vice President, Customer Marketing Chase Bankcard Services, where she managed the strategy and implementation of direct marketing programs. Ms. Siegel began her career with a direct marketing agency and has an MBA from Fordham University and a BS from the University of Maryland.

Nathan Fong.  Mr. Fong, 47, was appointed as our Chief Financial Officer on September 15, 2011. Prior to joining Atrinsic, Mr. Fong served as the Executive Vice President and Chief Financial Officer of The Orchard Enterprise, Inc., a privately owned company which was formerly public and listed on NASDAQ (NASDAQ:ORCD). The Orchard Enterprise is an industry pioneer and innovator in digital media services, partnering with entertainment companies, music labels, recording artists and others. From 2007 until he joined The Orchard Enterprise, Mr. Fong served as Chief Financial Officer for In-Demand Networks and from 2004 to 2007, Mr. Fong served as Chief Financial Officer of Rodale International, a major publisher of health and wellness related books and magazines with global operations. From 2003 to 2004, Mr. Fong served as Chief Financial Officer of Discovery Networks International — the international division of Discovery Communications, Inc. — a leading media and entertainment company with 1 billion subscribers in 160 countries. Earlier in his career, he was Divisional Vice President of Finance at Twentieth Century Fox International. Mr. Fong has an MBA from University of Rochester and a BA from Michigan State University. He is a certified public accountant.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence.  Our board of directors consists of three “independent” members, as that term is defined in Section 5605 of the Marketplace Rules as required by the NASDAQ Stock Market: Jerome Chazen, Lawrence Burstein and Mark Dyne. Our board also has seats held by non-independent executive directors Stuart Goldfarb and Raymond Musci. Robert Ellin, who resigned from our Board of Directors on April 20, 2011, was also an “independent” director while serving on our Board in 2010. Mr. Goldfarb, until his appointment as our Chief Executive Officer on June 1, 2011, was also an “independent” director during such period.

Our Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, our Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Atrinsic and Atrinsic’s management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board considers transactions occurring since the beginning of the third fiscal year prior to the date of its determination between Atrinsic and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to Atrinsic and a person or entity with a known connection to a director will be presented to the Board for consideration. In each case, the Board will determine whether, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship impaired the director’s independence.

Meetings.  The Board of Directors held ten meetings during fiscal 2010. All directors then serving attended 75% or more of all of the meetings of the Board of Directors and the committees on which they served in fiscal 2010. The Company has not established a specific policy with respect to members of the Board of Directors attending annual stockholder meetings. Three board members attended our 2010 Annual Meeting of Stockholders.

Board Committees.  Our Board of Directors maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board may also establish special committees from time to time to perform specifically delegated functions. The Board of Directors has adopted a written charter that governs the conduct and responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, copies of which may be found on our website located at http://www.atrinsic.com.

Audit Committee.  Our Audit Committee currently is chaired by Lawrence Burstein and seated by Jerome Chazen. Mr. Goldfarb served on our Audit Committee from January 5, 2010 until his appointment as our Chief Executive Officer on June 1, 2011. Each of Mr. Burstein and Mr. Chazen qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Capital Market (NASDAQ), and while serving on our Audit Committee, Mr. Goldfarb qualified as an “independent” director as well. We have determined that each member of our Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC, with Mr. Burstein having acquired the requisite experience from having served on the audit committees of three other public companies for more than 10 years. Among other responsibilities, the Audit Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls, and recommends to the Board of Directors the selection of independent auditors for the coming year. During 2010, our audit committee held five meetings. The Company intends to fill the vacancy on our Audit Committee created by Mr. Goldfarb’s appointment as our Chief Executive Officer in the near future.

Compensation Committee.  Our Compensation Committee is currently chaired by Lawrence Burstein, and seated by Jerome Chazen, each who qualify as “independent” directors within the meaning of the applicable rules for companies traded on NASDAQ. Prior to his resignation from our Board of Directors on April 20, 2011, Robert Ellin also served on our Compensation Committee in 2010 and was “independent” under NASDAQ rules. The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. Our Compensation Committee determines the compensation to be paid to our officers and directors, with recommendations from our full Board of Directors and management as to the amount and/or form of such compensation. While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose. During 2010, our compensation committee held one meeting and matters relating to compensation were also discussed at full meetings of our Board of Directors.

Nominating and Governance Committee.  Our Nominating and Governance Committee is currently chaired by Lawrence Burstein and seated by Jerome Chazen. Prior to Mr. Goldfarb’s resignation from the Nominating and Governance Committee on June 1, 2011 in connection with his appointment as our Chief Executive Officer, Mr. Goldfarb chaired our Nominating and Governance Committee. In addition, prior to his resignation on April 20, 2011, Robert Ellin served on our Nominating and Governance Committee. While serving on the Nominating and Governance Committee, each of Stuart Goldfarb and Robert Ellin qualified as an “independent” directors within the meaning of the applicable rules for companies traded NASDAQ. During 2010, our nominating and governance committee did not meet, however, matters relating to nominations and governance were discussed at full meetings of our Board of Directors.

Our Nominating and Governance Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to Atrinsic and assists the Board of Directors in its reviews of the performance of the Board and each of its committees. The Committee also reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the

Board of Directors for re-election for the next term. The Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources — members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The Committee may also from time to time retain one or more third-party search firms to identify suitable candidates. The Committee members also nominate outside candidates for inclusion on the Board of Directors. The diversity of the background of an individual and their field of expertise is a consideration for membership on our Board. We consider diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills resulting in the ability for naturally varying perspectives among our Board of Directors while simultaneously providing skills that complement our full Board so that the Board, as a unit, possesses the appropriate skills and experience to oversee our business.

An Atrinsic stockholder may recommend to the Nominating and Governance Committee one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. Stockholders who desire the Nominating and Governance Committee to consider a candidate for nomination as a director at the 2012 annual meeting must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2012 annual meeting. The recommendation should be addressed to our Corporate Secretary.

A stockholder’s notice of a proposed candidate for nomination as a director at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;
•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;
•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;
•	any other information concerning the proposed nominee(s) that we would be required to include in the proxy statement if the Board of Directors made the nomination; and
•	the consent of the nominee(s) to serve as director if elected.

Board Leadership Structure.

The Company has elected to bifurcate the positions of Chairman (held by Mr. Chazen) and Chief Executive Officer. Although our Chief Executive Officer traditionally serves as a member of the Board, we believe that Mr. Chazen’s status as Chairman provides for a meaningful division of leadership between management and the Board. We believe this structure provides Atrinsic with sound corporate governance practices in the management of its business because it allows our Chief Executive Officer to focus on the day-to-day operation of the business, while allowing Mr. Chazen to focus on leadership of the Board of Directors. The benefits of Mr. Chazen’s leadership of the Board stem from Mr. Chazen’s extensive knowledge and experience in executive management, finance, corporate governance matters, private investing and product marketing. In addition, Mr. Chazen’s frequent direct contact with the Company’s senior management team enables Mr. Chazen to identify issues, proposals, strategies and other considerations for discussion among board members.

Board Oversight of Risk Management.

Our Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks our Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes an appropriate level of risk for our Company. Our Board regularly discusses with management the Company’s major risk exposures, including risks relating to our liquidity and operations and the businesses in which we operate, their potential impact on our Company and the steps we take to manage them.

Although our Board of Directors has ultimate oversight responsibility for the risk management process, our Board committees fulfill an important role in our risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including the adequacy of internal controls and management’s internal assessment of our internal control over financial reporting and our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.

Code of Ethics.  Our Board of Directors has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. The Code of Conduct contains additional provisions that apply specifically to our Chief Financial Officer and other officers with respect to full and accurate reporting. The Code of Conduct is available on our website at www.atrinsic.com and has been filed as an exhibit to our Annual Report on Form 10-K. You may also request a copy of the Code of Conduct by writing or calling us at:

Atrinsic, Inc.
Attn: Investor Relations
469 7th Ave, 10th Floor
New York, NY 10018

Any waiver of the Code of Conduct pertaining to a member of our Board or one of our executive officers will be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2010, all of our executive officers, directors and the holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, except one initial statement of beneficial ownership of securities and one statement of changes in beneficial ownership on Form 4 was filed late by Thomas Plotts, reporting one late transaction; one statement of changes in beneficial ownership on Form 4 was filed late by Jerome Chazen, reporting one late transaction; and one statement of changes in beneficial ownership on Form 4 was filed late by Raymond Musci, reporting one late transaction.

Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions.  We have adopted a policy that requires Board approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, the Company. Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to the Company, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

Reportable Related Party Transactions.  Other than the employment arrangements described elsewhere in this proxy statement and the transactions described below, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and
•	in which any director, nominee for director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Europlay capital Advisors, LLC

Mr. Dyne has served as a director of the company since November 11, 2008. Mr. Dyne currently serves as the Chief Executive Officer and Chairman of Europlay Capital Advisors, LLC, a merchant banking and advisory firm. We retained Europlay Capital Advisors on July 23, 2009 to provide consulting services in relation to our acquisition of assets from ShopIt, Inc. The agreement expired on January 31, 2010. Pursuant to the terms of the agreement, we paid Europlay Capital Advisors an aggregate of $99,135 for its services and issued to Europlay Capital Advisors 10,000 shares of our common stock.

Transactions with Brilliant Digital Entertainment, Inc.

On May 23, 2011, The Company issued a demand promissory note (the “Demand Note”) to Brilliant Digital, a related party, in exchange for the principal sum of $0.5 million. The Demand Note was subject to an annual simple interest rate of 0.56% on the unpaid principal. The proceeds of the note were used to satisfy a portion of the Company’s accrued expenses. On May 31, 2011, the Company applied the full principal balance of the Demand Note, along with accrued interest, against Brilliant Digital’s purchase of Convertible Promissory Notes and warrants for $2.2 million.

Also see the discussion under Proposal 2 and Proposal 4 for a description of transactions between Brilliant Digital Entertainment, Inc. and Atrinsic.

Transactions with Promoters and Control Persons

Prior to February 12, 2007, MPLC (now called Atrinsic, Inc.) existed as a “shell company” with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On February 12, 2007, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of New Motion Mobile, Inc. (formerly called New Motion, Inc.), a Delaware corporation from its stockholders in exchange for an aggregate of 500,000 shares of our Series C Preferred Stock. At the closing of the exchange transaction, New Motion Mobile became our wholly owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with New Motion Mobile deemed to be the accounting acquirer, and MPLC the legal acquirer.

On October 24, 2006, MPLC and certain of its stockholders entered into a common stock Purchase Agreement with Trinad Capital Master Fund, Ltd (“Trinad”), pursuant to which MPLC agreed to redeem 23,448,870 shares of common stock (on a pre-reverse stock split basis) from the stockholders and sell an aggregate of 69,750,000 shares of our common stock (on a pre-reverse stock split basis), representing 93% of our issued and outstanding shares of common stock on the closing date, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000, $547,720 of which was used for the redemption described above, and $202,280 was used to repay all loans to MPLC from Isaac Kier, a former director and the former president, treasurer and secretary of MPLC. Upon the closing of the transactions, Mr. Ellin, an affiliate of Trinad (please see the section below called “Security Ownership of Certain Beneficial Owners and Management” for further information), was appointed as the Chief Executive Officer and President of MPLC. Mr. Ellin resigned as an executive officer of MPLC on February 12, 2007 upon the closing of the exchange transaction and from Atrinsic’s Board of Directors on April 20, 2011.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides disclosure concerning all compensation earned for services to us in all capacities for our fiscal years ended December 31, 2010 and 2009 (i) as to each person serving as our Chief Executive Officer during our fiscal year ended December 31, 2010, and (ii) as to our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers during our fiscal year ended December 31, 2010, whose compensation exceeded $100,000. The people listed in the table below are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)	Option Awards		All Other Compensation	Total
Raymond Musci(1) Executive Vice President, Corporate Development and Director	2010	$360,000	$—	$—	$—		$20,919	$380,919
	2009	$360,000	$—	$—	$—		$18,618	$378,618

Thomas Plotts(2) Chief Financial Officer	2010	$250,000	$25,000	$16,750	$126,250	(6)	$5,835	$423,835
	2009	$187,947	$13,732	$—	$—		$12,385	$214,064
Andrew Stollman(3) President	2010	$425,000	$—	$—	$—		$36,687	$461,687
	2009	$425,000	$—	$77,688	$—		$30,219	$532,907
Jeffrey Schwartz(4) Chief Executive Officer	2010	$172,916	$—	$—	$422,128	(7)	$12,023	$607,067
	2009	$167,248	$—	$4,398	$—		$2,332	$173,978

(1)	Following the resignation of Jeffrey Schwartz, our former Chief Executive Officer, on August 13, 2010 and until the appointment of Stuart Goldfarb as our new Chief Executive Officer on June 1, 2011, Mr. Musci shared the duties of Chief Executive Officer with Andrew Stollman. Other compensation in 2010 and 2009 relates to health insurance premiums.
(2)	Mr. Plotts resigned as our Chief Financial Officer, effective August 16, 2011, and has provided transition services for the company through September 9, 2011. Prior to his resignation, Mr. Plotts served as our Chief Financial Officer since June 30, 2010, and served as our Interim Chief Financial Officer from December 6, 2009 to the time of his appointment as CFO. Prior to his appointment as Interim Chief Financial Officer, Mr. Plotts was Atrinsic’s Vice President of Finance & SEC Reporting, a position he held since February 2007. In 2010, Mr. Plotts received 6,250 restricted stock units and options to purchase 62,500 shares of common stock at an exercise price of $3.64. Other compensation consists of $5,835 of health insurance premiums in 2010 and $5,185 of health insurance premiums and $7,200 of auto allowance in 2009.
(3)	Andrew Stollman served as Atrinsic’s President from February 4, 2008 until February 28, 2011. Pursuant to the terms of his employment agreement with the Company, other compensation paid to Mr. Stollman consisted of payments of $12,000 and $10,000 in 2010 and 2009, respectively, related to an automobile allowance, life insurance premiums of $4,019 for each of the years ended December 31, 2010 and 2009, as well as $20,668 and $16,200 for 2010 and 2009, respectively, related to health insurance premiums.
(4)	Jeffrey Schwartz served as Atrinsic’s Chief Executive Officer from January 27, 2010 until August 13, 2010 and prior to that as Atrinsic’s Interim Chief Executive Officer from October 6, 2009. In the year ended December 31, 2009, Mr. Schwartz received $4,398 of stock awards and $61,000 of cash compensation as a director in 2009, prior to becoming our Interim Chief Executive Officer and received $106,248 in cash compensation for his service as Interim Chief Executive Officer. In the year ended December 31, 2010, Mr. Schwartz received options to purchase 250,000 shares of common stock at an exercise price of $3.00. Other compensation in 2010 and 2009 relates to health insurance premiums.
(5)	The dollar amount is the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of restricted stock units issued was recorded at fair market value at date of grant. For awards subject to performance conditions, the value reported is computed based upon the probable outcome of the performance condition as of the grant date. For further information, refer to Note 12 — “Stock Based Compensation,” in our Consolidated Financial Statements in our Annual report on Form 10-K filed with the SEC on April 7, 2011.

(6)	The dollar amount is the aggregate grant date fair value of option awards granted in the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (a) risk free rate of 2.2% (b) dividend yield of 0.0%, (c) expected option life of 5.6 years, and (d) expected volatility of 58%. For awards subject to performance conditions, the value reported is computed based upon the probable outcome of the performance condition as of the grant date. For further information, refer to Note 12 — “Stock Based Compensation,” in our Consolidated Financial Statements in our Annual report on Form 10-K filed with the SEC on April 7, 2011.
(7)	The dollar amount is the aggregate grant date fair value of option awards granted in the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Mr. Schwartz received 125,000 options to purchase stock from each of the 2007 and 2009 plans. The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions relating to the awards from the 2007 plan: (a) risk free rate of 2.3% (b) dividend yield of 0.0%, (c) expected option life of 6.3 years, and (d) expected volatility of 59%. The assumptions related to the awards from the 2009 plan were the same as the 2007 plan except the expected option life was 5.8 years. For awards subject to performance conditions, the value reported is computed based upon the probable outcome of the performance condition as of the grant date. For further information, refer to Note 12 — “Stock Based Compensation,” in our Consolidated Financial Statements in our Annual report on Form 10-K filed with the SEC on April 7, 2011.

Narrative Disclosure to Summary Compensation Table

Introduction

In this section, we describe our compensation objectives and policies as applied to our named executive officers during 2010. The following discussion and analysis is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during 2010, as reported in the summary compensation table set forth above.

Determination of Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for determining the annual salaries and other compensation of directors and executive officers, administering our equity compensation plans and assisting the Board of Directors in fulfilling its oversight responsibilities with respect to management succession and other significant human resources matters.

Among other things, the Committee is required to determine and approve the compensation of the chief executive officer, review and approve the compensation of the Company’s other executive officers, review and approve any incentive compensation plan or equity-based plan for the benefit of executive officers, and review and approve any employment agreement, severance arrangement or change-in-control arrangement for the benefit of executive officers.

Throughout this report, the individuals who served as the Company’s chief executive officer as well as the other individuals included in the Summary Compensation Table above, are referred to as the “named executive officers.”

Philosophy

Our overall compensation program seeks to align executive compensation with the achievement of the Company’s business objectives and with individual performance towards these objectives. It also seeks to enable the Company to attract, retain, and reward executive officers and other key employees who contribute to our success and to incentivize them to enhance long-term stockholder value.

In setting compensation levels, consideration was given to each executive’s overall responsibilities, professional qualifications, business experience, job performance and technical expertise, and the combined value of these factors to the company’s long-term performance and growth. The Company’s recent performance was also considered in setting compensation levels.

Objectives of Executive Compensation

The main objectives of our compensation strategy include the following:

•	pay competitively within our industry to attract and retain key employees while taking into account our need to preserve capital;
•	pay for performance to motivate and align our executives interests with that of our stockholders; and
•	design compensation programs with a balance between short-term and long-term objectives, including encouraging management ownership of our common stock.

The Committee seeks to properly compensate executive officers for their services to the Company and to create incentives to focus on the specific goals identified as significant for the Company. The Committee identifies and considers a wide range of measures for individual performance, company performance, and, as appropriate, share price appreciation and develops performance goals based on these measures. In addition, the Committee endeavors to preserve the Company’s tax deduction for all compensation paid, which can be accomplished primarily by conditioning compensation on the achievement of certain performance goals, as discussed below.

Executive Compensation Components

The primary components of the executive compensation program are:

•	base salary;
•	annual performance-based cash bonus;
•	long-term equity incentive awards in the form of stock options, restricted stock units and/or restricted stock; and
•	other benefits.

Annual Base Salary

We strive to provide our executive officers with a level of assured cash compensation in the form of annual base salary that is competitive with companies in the digital entertainment and entertainment content business and similar enterprises and companies that are comparable in size and performance. We strive to set base salaries at levels which are designed to motivate and retain our executives. The annual base salary of Mr. Musci, our interim Chief Executive Officer, in 2010 was $360,000, which has not changed from the prior year. The annual base salary of Mr. Stollman, our President, in 2010 was $425,000 which was negotiated in connection with the closing of our merger with Traffix, Inc., and reflects in part the base compensation that Mr. Stollman was receiving at Traffix, Inc. prior to the merger. The annual base salary of Mr. Plotts in 2010 was $250,000 and was established based on negotiations with the Company. The annual base salary of Mr. Schwartz in 2010 was $275,000 and was established based on negotiations with the Company.

When establishing the base salaries for our named executive officers, the Compensation Committee considered a number of factors including the individual’s duties and responsibilities, their potential for making significant contributions to the company in the future, their backgrounds in the digital entertainment and entertainment content business and other general discretionary considerations as the Compensation Committee deemed appropriate.

Annual Cash Bonuses

Annual cash incentive bonuses create a measurable and predictable connection between total executive compensation and our annual performance. Unlike base salaries, annual incentive bonuses are at risk based on how well we perform and how our executive officers contribute to that performance. In 2010, except as noted in the following sentence, no annual cash bonuses were paid to the Company’s named executive officers as a result of the Company’s performance. Mr. Plotts, however, received a bonus of $25,000 in 2010 in connection with the Company’s timely filing of its annual report on Form 10-K.

Long-Term Equity Incentive Awards

The Compensation Committee intends to use equity incentive awards to serve as the primary vehicle for providing long-term incentives to our senior executives and key employees. We also regard equity incentive awards as a key retention tool. During 2010, equity incentive awards were available for grant under our 2007 and 2009 Plans, which are described more fully below.

As described in the footnotes to the Summary Compensation Table, the Compensation Committee has granted long-term equity incentive compensation awards to named executive officers in the form of non-qualified stock option awards as well as restricted stock units. The vesting provisions of our equity awards are established in order to encourage employee retention and focus management’s attention on sustaining financial performance and building stockholder value over an extended term.

The following are descriptions of our 2005, 2007 and 2009 Stock Incentive Plans:

2005 Plan

In 2005, New Motion Mobile, Inc., our wholly owned subsidiary, established the Stock Incentive Plan (the “2005 Plan”), for eligible employees and other directors and consultants. In connection with the closing of our exchange transaction with New Motion Mobile, Inc. on February 12, 2007, we assumed all of New Motion Mobile’s obligations under the plan. Under the 2005 Plan, officers, employees and non-employees could be granted options to purchase common stock at no less than 100% of the market price at the date the option is granted. Upon the approval of the 2007 Stock Incentive Plan, our Board adopted a resolution to prevent further grants of awards under the 2005 Plan.

2007 Plan

On February 16, 2007, our Board of Directors approved the 2007 Stock Incentive Plan (the “2007 Plan”). The maximum number of shares available for grant under the plan is 350,000 shares of common stock. Under the 2007 Plan, officers, employees and non-employees may be granted options to purchase our common stock at no less than 100% of the market price at the date the option is granted. With the approval of our 2009 Stock Incentive Plan by our stockholders, no further awards will be granted under the 2007 Plan, except that any shares of common stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the 2007 Plan may be subsequently again awarded in accordance with the terms of the 2007 Plan prior to its expiration in 2017.

2009 Plan

On June 25, 2009, the Company adopted the 2009 Stock Incentive Plan. Under the plan, the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors and consultants of the Company and its subsidiaries. The maximum number of shares available for grant under the plan is currently 687,500 shares of common stock, which may be increase to 2,000,000 shares of common stock if shareholders approve proposal 5 contained in this proxy statement. The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan.

Outstanding Equity Awards at December 31, 2010

The following table presents information regarding outstanding option and stock awards held by the company’s named executive officers as of December 31, 2010. None of the named executive officers exercised options during the fiscal year ended December 31, 2010 and neither Mr. Musci nor Mr. Schwartz held any options or stock awards as of December 31, 2010.

		Option Awards				Stock Awards
			Unexercised Options (#)			Number of shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Thomas Plotts(1)	02/04/08	—	—	—	—	424	$1,124
	05/31/10	13,888	48,612	$3.64	—	48,612	$128,822
						—	—
Andrew Stollman(2)	04/09/10	7,606	—	$14.79	April 9, 2011	—	—
	04/09/10	7,606	—	$13.67	April 9, 2011	—	—
	04/09/10	7,606	—	$17.75	April 9, 2011	—	—
	01/12/01	17,747	—	$33.72	December 1, 2011	—	—
	03/06/04	68,453	—	$43.43	June 3, 2014	—	—
	06/25/09	—	—	—		68,750	$182,188
	06/25/09	—	—	—	—	25,000	$66,250
							—
Raymond Musci		—	—	—	—	—	—

(1)	On February 4, 2008, Mr. Plotts was granted 7,500 shares of restricted stock, of which 33.3% vested on the February 4, 2009 with the remainder vesting monthly thereafter over the next 24 months. On May 31, 2010, Mr. Plotts was granted an option to purchase 62,500 shares of common stock at an exercise price of $3.64. The options vest in equal monthly installments over a period of 36 months commencing on May 31, 2010. Mr. Plotts resigned from his position as Chief Financial officer of Atrinsic, effective August 16, 2011 but his options will continue to vest while Mr. Plotts performs transition services for the company.
(2)	In connection with the merger of Atrinsic and Traffix, Inc., Mr. Stollman’s options to purchase shares of common stock of Traffix were converted into an aggregate of 125,918 options to purchase shares of common stock of Atrinsic at an average exercise price of $36.52 which options were fully vested at the time of the merger. As of December 31, 2010, 16,900 of these options expired unexercised leaving a balance of 109,018 options at an average exercise price of $35.98. On June 25, 2009, Mr. Stollman was granted 68,750 restricted stock units that were to vest after the closing of trading on the date that the average per share trading price of the Company’s common stock during any period of 10 consecutive trading days equals or exceeds $30.00. The fair value of these awards reflects a 25% probability of vesting. These RSUs were cancelled upon Mr. Stollman’s departure from the Company. Also on June 25, 2009, 75,000 of Mr. Stollman’s options were exchanged for 25,000 restricted stock units. Two thirds of these restricted stock units vested as of February 16, 2011 and the remaining RSUs were cancelled. Mr. Stollman’s role as President ended on February 28, 2011 with the end of his three year employment contract.

Other Benefits

Retirement Benefits

We maintain a 401(k) plan in which all full-time employees, including our named executive officers, who are at least 21 years of age and have one year of service are eligible to participate. We provide this plan to help our employees save some portion of their cash compensation for retirement in a tax efficient manner. We do not provide an option for our employees to invest in our stock in the 401(k) plan.

Health and Welfare Benefits

We provide health and welfare benefits for all of our full-time employees, including our named executed officers. The health and welfare benefits provided to our named executive officers are further described in their respective employment agreements, which are discussed below.

Employment Agreements, Severance Benefits and Change in Control Provisions

Consistent with the above compensation philosophy, we entered into Employment Agreements with each of Jeffrey Schwartz, our former Chief Executive Officer, Thomas Plotts, our former Chief Financial Officer and Andrew Stollman, our former President, which include each of the primary compensation components outlined above. The following is a description of the employment agreements with each of the above mentioned named executive officers:

Thomas Plotts

On January 29, 2010, we entered into a letter agreement with Thomas Plotts in connection with his appointment as our Interim Chief Financial Officer on December 16, 2009. Pursuant to the agreement, Mr. Plotts served as our Interim Chief Financial Officer on an “at will” basis and received a salary of $250,000 per annum. Pursuant to the agreement, Mr. Plotts received a bonus of $25,000 upon our filing of our annual report on Form 10-K. Upon the execution of the agreement, Mr. Plotts was granted 6,250 restricted stock units pursuant to our 2009 Stock Incentive Plan and a Restricted Stock Unit Agreement. The restricted stock units fully vested as of March 31, 2010.

Prior to Mr. Plotts’ resignation as our Chief Financial Officer on August 16, 2011, Mr. Plotts was party to an Employment Agreement executed on June 30, 2010 pursuant to which Mr. Plotts became our Chief Financial Officer. Pursuant to the agreement, Mr. Plotts received a base salary of $250,000 per annum. Mr. Plotts’ employment agreement had a term of three years, subject to earlier termination in accordance with its terms. The agreement provided that Mr. Plotts was eligible to receive a target annual bonus equal to 50% of his base salary for each calendar year during the term if our business operations met or exceeded certain financial performance standards to be determined by the compensation committee of our board of directors.

In accordance with the terms of his agreement, on June 30, 2010 Mr. Plotts was granted an option to purchase 62,500 shares of our common stock pursuant to our 2009 Stock Incentive Plan at an exercise price of $3.64 per share. The options will vest in equal monthly installments over a period of thirty six months commencing on May 31, 2010 and on the last day of each month thereafter until fully vested. Any portion of Mr. Plotts’ option that remains unvested at the time his service with the company terminates will be extinguished and cancelled. Mr. Plotts stock options will continue to vest while he performs transition services for the company.

Mr. Plotts employment agreement provided that if a change of control (as defined in the agreement) occurred while Mr. Plotts was employed with the company, and Mr. Plotts’ employment was terminated by us other than for disability, death or cause within three (3) months before or six (6) months after the effective date of the change of control, all of the options granted to Mr. Plotts would automatically vest immediately prior to the termination of Mr. Plotts’ employment and would remain exercisable for a period of one (1) year after such termination.

The employment agreement also provided that if Mr. Plotts’ employment was terminated by us other than for disability, death or cause, we would pay to Mr. Plotts: (a) all base salary and benefits which have accrued through the termination date and (b) a one-time payment equal to six months of his base salary. The agreement further provided that if Mr. Plotts’ employment was terminated by Mr. Plotts voluntarily, or by us for cause, or as a result of Mr. Plotts’ disability or death, we would pay to Mr. Plotts all base salary and benefits which have accrued through the termination date. In connection with Mr. Plotts resignation, we did not pay any severance benefits to Mr. Plotts.

Andrew Stollman

Prior to Mr. Stollman’s departure from the Company on February 28, 2011, Mr. Stollman was party to an Employment Agreement executed in connection with our closing of our merger with Traffix, Inc. on February 4, 2008. The employment agreement had a term of three years, and could be terminated by Atrinsic or Mr. Stollman any time and without any reason. A summary of the material terms of Mr. Stollman’s employment agreement follows:

Title and Salary.  Mr. Stollman served as our President and received a base salary of $425,000 per annum during the term of his agreement.

Signing Bonus.  Upon the execution of his employment agreement, Mr. Stollman received a signing bonus of $250,000, and all options held by Mr. Stollman to purchase equity securities of Atrinsic (aside from the options discussed below) automatically vested.

Annual Bonus.  Mr. Stollman was eligible to receive an annual bonus for each calendar year during the term of his agreement if Atrinsic’s business operations met or exceeded certain financial performance standards. For the fiscal year ending December 31, 2009 and 2010, none of our named executive officers received a bonus (other than Thomas Plotts, as discussed above).

Benefits.  Mr. Stollman and his family were provided with medical, hospitalization, dental, disability and life insurance during the term of the Agreement.

Stock Options.  Upon the closing of our merger with Traffix, Inc., Mr. Stollman was granted an option to purchase 75,000 shares of Atrinsic’s common stock. The option was exercisable at an exercise price equal to $43.68 and was scheduled to expire on February 4, 2018. Except in the event Mr. Stollman was terminated without cause and except in the event of a termination of Mr. Stollman’s employment for good reason, any portion of such executive’s option that remained unvested at the time of termination was to be extinguished and cancelled. Mr. Stollman’s options were subject to accelerated vesting upon a change of control. On June 25, 2009, stockholders approved our 2009 Stock Incentive Plan and our one-time option exchange program. As a result of the option exchange program, the options Mr. Stollman held to purchase 75,000 shares of our common stock were cancelled, and Mr. Stollman received 25,000 restricted stock units in exchange for such options which were to vest on the basis of certain performance metrics. On February 16, 2011, the Compensation Committee determined that 16,667 shares underlying the restricted stock units had vested and the remaining RSUs were cancelled.

Restricted Stock Units.  Upon the closing of our merger with Traffix, Inc., Atrinsic agreed to issue Mr. Stollman restricted stock units (“RSUs”) having a term of ten years covering 68,750 shares of common stock conditioned upon the delivery by Mr. Stollman to the company of a Restricted Stock Unit Agreement. Pursuant to the terms of his employment agreement, once issued, Mr. Stollman’s RSUs were to first vest, with respect to 25,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $60. The remaining 43,750 RSUs were to vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $80. Except in the event Mr. Stollman was terminated without cause and except in the event of a termination of Mr. Stollman’s employment for good reason, any portion of Mr. Stollman’s restricted stock units that remained unvested at the time of termination were to be forfeited, extinguished and cancelled. Mr. Stollman’s restricted stock units were subject to accelerated vesting upon a change of control. The vesting terms of Mr. Stollman’s restricted stock units were amended prior to their issuance on June 25, 2009 so that each of the aforementioned RSUs would vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $30. These RSUs were cancelled upon Mr. Stollman’s departure from the Company.

Payments upon termination.  Mr. Stollman’s employment agreement provided that if Mr. Stollman’s employment with us was terminated because of death or disability or cause or if Mr. Stollman voluntarily terminated his employment with us other than for good reason, we would pay or provide to Mr. Stollman all base salary and benefits which have accrued through the termination date. In addition, if Mr. Stollman’s employment was terminated as a result of death or disability, Mr. Stollman would receive a sum equal to a prorated portion of the annual bonus to which Mr. Stollman would have been entitled if his employment had continued until the end of the employment years in which his death or disability occurred.

If Mr. Stollman’s employment was terminated by Mr. Stollman for good reason (which includes a material adverse change in the nature and scope of the duties, obligations, rights or powers of Mr. Stollman’s employment, including those resulting from a change in control of the company), or by us other than for cause, we were required to pay to Mr. Stollman: (a) all base salary and benefits which have accrued through the termination date, (b) a one time payment equal to the sum of (i) two times his base salary and (ii) two times an amount equal to the average of the annual bonus amounts received by Mr. Stollman under the employment agreement for the 2 years prior to such termination, and (c) coverage under the employee benefit plans described above until the earlier of the end of the second anniversary of such termination or Mr. Stollman’s eligibility to receive similar benefits from a new employer. In addition, if Mr. Stollman’s employment was terminated by Mr. Stollman for good reason, or by us other than for cause, all stock options and other equity awards granted to Mr. Stollman pursuant to the employment agreement (other than options and awards that vest upon the achievement of performance objectives) were to automatically vest, and remain exercisable for a period of one year after such termination.

On February 28, 2011, Mr. Stollman’s employment agreement expired pursuant to its terms. Therefore, none of the payments described in this section were made to Mr. Stollman in connection with his departure from the Company.

Jeffrey Schwartz

Separation Agreement.

On August 13, 2010, we entered into a Separation and Mutual Release Agreement with Jeffrey Schwartz, which terminated Mr. Schwartz’s employment with the company. Pursuant to the agreement, all of Mr. Schwartz’s options to purchase shares of the Company’s common stock were extinguished and cancelled.

Employment Agreement.

Prior to his resignation, Mr. Schwartz was party to an Employment Agreement with us. The employment agreement had a term of three years, and could be terminated by Atrinsic or Mr. Schwartz at any time and without any reason. A summary of the material terms of Mr. Schwartz’s employment agreement follows:

Title and Salary.  Mr. Schwartz’s employment agreement provided that he would serve as our Chief Executive Officer and receive a base salary of $275,000 per annum during the term of his agreement.

Annual Bonus.  Mr. Schwartz was eligible to receive a target annual bonus equal to his base salary for each calendar year during the term of his employment, if the Company’s business operations met or exceeded financial performance standards to be determined by the Board. No annual bonus was paid to Mr. Schwartz during the term of his agreement.

Benefits.  Mr. Schwartz and his family were provided with medical, hospitalization, dental, disability and life insurance during the term of his agreement, with Atrinsic paying all premiums and other costs associated with such policies. Mr. Schwartz was also eligible to participate in any other compensation plan or other perquisites generally made available to executive officers of the company from time to time.

Stock Options.  Mr. Schwartz was granted an option to acquire 125,000 shares of the Company’s common stock, par value $0.01 per share pursuant to the Company’s 2009 Stock Incentive Plan and an option to purchase 125,000 shares of the Company’s common stock pursuant to the Company’s 2007 Stock Incentive Plan. The first option was scheduled to vest in equal monthly installments over a period of 36 months commencing on January 31, 2010 and on the last day of each calendar month thereafter until fully vested. The second option was scheduled to vest over a period of four years, with 25% of the second option vesting on the first anniversary of the date of the agreement and the remaining 75% vesting thereafter in equal monthly installments over a period of 36 months commencing on January 31, 2011. Any portion of Mr. Schwartz’s option that remained unvested at the time of his termination was to be extinguished and cancelled, provided, however, that if a change of control (as defined in the agreement) occurred while Mr. Schwartz was employed with us, and Mr. Schwartz’s employment was terminated by us other than for disability, death or cause or by Mr. Schwartz for good reason within three (3) months before or six (6) months after the effective date of the change of control, all of the options granted to Mr. Schwartz were to automatically vest immediately prior to the termination of Mr. Schwartz’s employment and remain exercisable for a period of one (1) year after such termination. In connection with his resignation on August 13, 2010, all options held by Mr. Schwartz to acquire shares of the Company’s common stock were extinguished and cancelled.

Vacation.  Mr. Schwartz was entitled to 4 weeks paid vacation during each year of his employment pursuant to the terms of his agreement.

Payments upon termination.  Mr. Schwartz’s employment agreement provided that if Mr. Schwartz’s employment was terminated by Mr. Schwartz for good reason, or by us other than for cause, we would pay to Mr. Schwartz: (a) all base salary and benefits which accrued through the termination date and (b) an amount equal to his base salary. The agreement further provided that if Mr. Schwartz’s employment was terminated by Mr. Schwartz other than for good reason, or by us for cause, we would pay to Mr. Schwartz all base salary and benefits which accrued through the termination date and if Mr. Schwartz’s employment was terminated as a result of his death or disability, we would pay or provide to Mr. Schwartz (i) all base salary and benefits which accrued through the termination date and (ii) a sum equal to a prorated portion of the annual bonus to which Mr. Schwartz would have been entitled if his employment had continued until the end of the employment year in which his death or disability occurred. No severance payments were made to Mr. Schwartz in connection with his resignation from the Company.

Employment Agreements Entered into in 2011

On June 1, 2011, we appointed Stuart Goldfarb as our President and Chief Executive Officer and Sharon Siegel as our Chief Marketing Officer and on September 15, 2011, we appointed Nathan Fong as our Chief Financial Officer. The terms of their respective employment with us are described below.

Stuart Goldfarb

On June 1, 2011, we entered into an employment agreement with Stuart Goldfarb. Unless earlier terminated in accordance with the terms of the agreement, Mr. Goldfarb’s employment will continue until December 31, 2014. During the term of the agreement, Mr. Goldfarb will receive a base salary of $400,000 per annum, which is subject to increase at the end of each year of the term at the discretion of our board of directors, provided that Mr. Goldfarb’s salary will not be less than $420,000 beginning June 1, 2012 and less than $450,000 beginning June 1, 2013. The agreement provides that Mr. Goldfarb will be eligible to receive a target annual bonus equal to his base salary for each calendar year during the term if our business operations meet or exceed certain financial performance standards to be determined by our board of directors. For the fiscal year ending December 31, 2011, Mr. Goldfarb will receive a bonus of $200,000 in the event certain financing criteria are satisfied. Mr. Goldfarb will also be able to participate in any other compensation plan or other perquisites generally made available to our executive officers from time to time and will receive four weeks of vacation per year.

Mr. Goldfarb’s agreement further provides that, within 120 days of June 1, 2011, the company will grant to Mr. Goldfarb restricted stock units to acquire 625,000 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan. The grant of the RSUs to Mr. Goldfarb is contingent upon stockholder approval of proposal 5 in this proxy statement. Once granted, the RSUs will vest with respect to 218,750 shares on June 1, 2011, 156,250 RSUs will vest in the event certain financing criteria are satisfied, 125,002 RSUs will vest in equal monthly installments over the term of the agreement, and 41,666 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s Board of Directors. Except in the event Mr. Goldfarb’s employment is terminated by the company without cause (as defined in the agreement) and except in the event Mr. Goldfarb’s employment is terminated by Mr. Goldfarb for good reason (as defined in the agreement), any portion of Mr. Goldfarb’s RSUs that remain unvested at the time of his termination will be extinguished and cancelled. In the event a change of control (as defined in the agreement) or in the event of a termination of Mr. Goldfarb’s employment by the company without cause or by Mr. Goldfarb for good reason, all RSUs granted to Mr. Goldfarb will automatically vest immediately prior to the termination of Mr. Goldfarb’s employment.

If Mr. Goldfarb’s employment is terminated by Mr. Goldfarb for good reason, or by us other than for cause, we will pay to Mr. Goldfarb: (a) all base salary and benefits which have accrued through the termination date and (b) subject to certain conditions, a payment equal to the sum of his base salary and an amount equal to the average annual bonus amounts received by Mr. Goldfarb for the two years prior to such termination, which for 2011 and 2012 shall be deemed to not be less than $200,000. If Mr. Goldfarb’s employment is terminated by Mr. Goldfarb other than for good reason, or by us for cause, we will pay to Mr. Goldfarb all base salary and benefits which have accrued through the termination date and if Mr. Goldfarb’s employment is terminated as a result of his death or disability, we will pay or provide to Mr. Goldfarb (i) all base salary and benefits which have accrued through the termination date and (ii) a pro rata annual bonus for the year of termination.

Sharon Siegel

On June 1, 2011, we appointed Sharon Siegel as our Chief Marketing Officer. Unless earlier terminated in accordance with the terms of an employment agreement entered into by and between the company and Ms. Siegel, Ms. Siegel’s employment will continue until December 31, 2014. During the term of her employment, Ms. Siegel will receive a base salary of $300,000 per annum, which shall increase 5% each year and shall also be eligible to receive a target annual bonus of $200,000, which shall increase 5% each year. Annual bonus targets for Ms. Siegel are to be agreed upon by Ms. Siegel and the company’s Chief Executive Officer and approved by the company’s compensation committee. For the fiscal year ending December 31, 2011, Ms. Siegel will receive a bonus of $100,000 in the event certain financing criteria are satisfied. In the event Ms. Siegel’s employment is terminated by the company without cause or by Ms. Siegel for good reason, Ms. Siegel will be entitled to receive all base salary and benefits which have accrued through the termination date and a payment equal to six months of her base salary.

Ms. Siegel shall also be granted restricted stock units to acquire 187,500 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan. The grant of the RSUs to Ms. Siegel is contingent upon stockholder approval of proposal 5 in this proxy statement. Once granted, the RSUs will vest with respect to 37,500 shares on June 1, 2011, 9,375 RSUs will vest in the event certain financing criteria are satisfied, and 46,875 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s board of directors.

Nathan Fong

On September 15, 2011, we appointed Nathan Fong as our Chief Financial Officer. Unless earlier terminated in accordance with the terms of an employment agreement to be entered into by and between the company and Mr. Fong, Mr. Fong’s employment will continue until December 31, 2014. During the term of his employment, Mr. Fong will receive a base salary of $250,000 per annum, which shall increase 5% each year and shall also be eligible to receive a target annual bonus of 50% of his then effective base salary. Annual bonus targets for Mr. Fong are to be agreed upon by Mr. Fong and the company’s Chief Executive Officer and approved by the company’s compensation committee. For the fiscal year ending December 31, 2011, Mr. Fong will receive a bonus of $35,000 in the event certain financing criteria are satisfied. In the event Mr. Fong’s employment is terminated by the company without cause or by Mr. Fong for good reason, Mr. Fong will be entitled to receive all base salary and benefits which have accrued through the termination date and, provided Mr. Fong has been employed by the company for at least three months, a payment equal to six months of his base salary.

Mr. Fong shall also be granted restricted stock units to acquire 117,500 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan. The RSUs will vest with respect to 10,000 shares on September 15, 2011, 10,000 RSUs will vest in the event certain financing criteria are satisfied, and 32,500 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s board of directors.

Change in Control Provisions

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Committee believes that appropriate change in control provisions in the employment agreements and/or equity awards of our named executive officers are important tools for aligning executives’ interests in change in control scenarios with those of stockholders. Please see the above summaries of each executive’s employment agreement with us for a discussion of change of control provisions included within their respective agreements.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and any of the four highest paid other executive officers. However, compensation that qualifies as performance-based compensation is deductible even in excess of $1 million. The Board considers these requirements when designing the compensation program for the named executive officers. The Company believes that the compensation paid to the named executive officers generally is fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers or for other reasons.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding section 409A to the Internal Revenue Code, which changed the tax rules applicable to nonqualified deferred compensation arrangements. A violation of these new rules could result in the imposition of a 20% federal penalty tax on the affected executives (in addition to possible state penalties as well). The Company believes it is operating in compliance with the statutory provisions and, through its legal counsel, monitors compliance with section 409A.

Director Compensation for the Fiscal Year Ended December 31, 2010

During our fiscal year ended December 31, 2010, our non-employee directors received cash compensation for their services on our board during 2010 and in September 2010, board members that served for the twelve months following our 2009 annual meeting, were issued restricted stock units valued at $42,500 for this service. These restricted stock units will vest in September, 2011. In 2010, we paid each of our non-employee directors a cash retainer of $50,000 for their service as board members. The Chairman of our Board of Directors received an additional cash retainer of $50,000, and the chairs of each of our audit, compensation and nominating and governance committees received a cash retainer of $10,000, $5,000 and $2,500, respectively.

In addition, we reimburse directors for travel expenses associated with attendance at Board meetings; during our fiscal year ended December 31, 2010 such expenses were immaterial.

In light of our cash flow from operations, our Board elected to defer fourth quarter 2010 cash compensation and has not taken any cash compensation in 2011.

The following table sets forth information concerning director compensation earned by non-employee directors for the 2010 fiscal year:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards(1)	Option Awards	All Other Compensation	Total
Jerome Chazen(2)	$100,625	$26,306	$—	$—	$126,931
Lawrence Burstein(3)	$65,000	$15,421	$—	$—	$80,421
Robert Ellin(4)	$50,000	$15,421	$—	$—	$65,421
Mark Dyne(5)	$50,000	$15,421	$—	$—	$65,421
Stuart Goldfarb	$51,875	$—	$—	$—	$51,875

(1)	On September 28, 2010, we issued 9,403 restricted stock units to each of our non-employee directors as compensation for their service on our Board, with the exceptions of Mr. Chazen, who received an additional 6,637 restricted stock units for his service as our Chairman, and Mr. Goldfarb who did not receive any restricted stock units. These restricted stock units vest on September 28, 2011. The compensation in the table reflects the grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Mr. Chazen held an aggregate of 16,040 restricted stock units and 12,500 option awards to purchase shares of our common stock as of December 31, 2010.
(3)	Mr. Burstein held an aggregate of 9,403 restricted stock units and 19,026 option awards to purchase shares of our common stock as of December 31, 2010.
(4)	Mr. Ellin held an aggregate of 9,403 restricted stock units and no option awards to purchase shares of our common stock as of December 31, 2010. Mr. Ellin resigned as a member of our board of directors on April 20, 2011.
(5)	Mr. Dyne held an aggregate of 9,403 restricted stock units and no option awards to purchase shares of our common stock as of December 31, 2010. Mr. Dyne currently serves as the Chief Executive Officer and Chairman of Europlay Capital Advisors, LLC, a merchant banking and advisory firm.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	546,200	$23.66	746,288
Equity compensation plans not approved by security holders	—	—	—
Total	546,200		746,288

(1)	Includes 212,066 options transferred from the acquisition of Traffix, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee, which currently consists of Lawrence Burstein (Chairman) and Jerome Chazen (and which previously included Stuart Goldfarb prior to his appointment as our Chief Executive Officer on June 1, 2011), reviews Atrinsic’s financial reporting process on behalf of the Board of Directors, and administers our engagement of KPMG, LLP as our independent registered public accounting firm. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Audit Committee also discussed with the independent auditors other matters required under Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, and the overall scope and plans for their audit.

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG, LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage our independent auditor to perform the services.

The Audit Committee has determined that the provision of non-audit services by KPMG, LLP is compatible with maintaining KPMG’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Generally, the Audit Committee approves in advance audit and non-audit services to be provided by KPMG. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman reports such approvals to the Committee at its next regularly scheduled meeting.

The Audit Committee has discussed with the independent auditors their independence from Atrinsic and its management, including the matters in the written disclosures required by PCAOB Rule 3526. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to Atrinsic is compatible with the auditors’ independence.

In reliance on the reviews and discussions to which reference is made above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our 2010 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Audit Committee and our Board of Directors also have recommended the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Audit Committee
Lawrence Burstein, Chairman
Jerome Chazen

The information in this Report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF 1,781,416 SHARES OF ATRINSIC’S COMMON STOCK TO BRILLIANT DIGITAL ENTERTAINMENT, INC. IN CONNECTION WITH ATRINSIC, INC.’S ACQUISITION FROM BRILLIANT DIGITAL ENTERTAINMENT, INC. OF CERTAIN ASSETS RELATING TO ITS KAZAA MUSIC SERVICE

Overview

At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of an additional 1,781,416 shares of our common stock to Brilliant Digital Entertainment, Inc. in connection with our planned acquisition from Brilliant Digital Entertainment, Inc. of assets relating to its Kazaa digital music service. Kazaa is a subscription-based service that gives users unlimited access to millions of CD-quality tracks and albums. For a monthly fee users can stream this music on demand, or download unlimited music files and play those files, on up to three separate computers, as well as download unlimited ringtones to a mobile phone. Unlike other music services that charge you every time a song is downloaded, Kazaa allows users to listen to and explore as much music as they want for one monthly fee, without having to pay for every track or album. For a description of the Kazaa business, please see page 60.

Set forth below in this section, and in the section entitled “Asset Purchase Agreement” beginning on page 64, is a discussion of the proposed transaction, including a description of the terms and conditions of the Asset Purchase Agreement. You should review these sections carefully in connection with your consideration of the proposal.

General Description

On October 13, 2010, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Brilliant Digital Entertainment, Inc. and its wholly-owned subsidiary, Altnet, Inc. (collectively, “Brilliant Digital”), a copy of which is attached hereto as Appendix A. At the closing of the transaction contemplated by the Asset Purchase Agreement, we will acquire certain assets of Brilliant Digital that relate to its Kazaa digital music service business, including the “Kazaa” trademark. The purchase price for the acquired assets includes the issuance by us of an additional 1,781,416 shares of our Common Stock at the closing of the transaction contemplated by the Asset Purchase Agreement as well as the assumption of certain liabilities related to the Kazaa assets. The 1,781,416 shares are in addition to those 1,040,357 shares of Common Stock issued by us to Brilliant Digital in connection with the amendments to our existing Master Services Agreement and the Marketing Services Agreement with Brilliant Digital, which are described below. The closing of the transaction contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the approval by our stockholders of the issuance of the additional 1,781,416 shares, in accordance with the NASDAQ Stock Market’s Listing Rules.

Reasons for Seeking Stockholder Approval

Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of a listed company’s common stock when the aggregate number of shares to be issued in connection with the acquisition of stock or assets of another company exceeds 20% of the total outstanding shares of the listed company’s common stock before the issuance. In addition, NASDAQ Listing Rule 5635(b) requires that we obtain shareholder approval prior to issuing securities when the issuance or potential issuance will result in a change of control of the company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

Pursuant to the Asset Purchase Agreement, the purchase price for the assets to be acquired from Brilliant Digital consists of the assumption by the Company of certain liabilities as well as the issuance of an additional 1,781,416 shares of Common Stock of the Company to Brilliant Digital upon the closing of the transactions contemplated by the Asset Purchase Agreement. The total share consideration to be received by Brilliant Digital pursuant to the terms of the Asset Purchase Agreement represents approximately 35% of our Common Stock issued and outstanding on October 13, 2010, the date of the Asset Purchase Agreement. In addition, following the transaction, Brilliant Digital Entertainment will have the largest ownership position in the company. For the above reasons, stockholder approval is required prior to the issuance of the additional 1,781,416 shares of Common Stock to Brilliant Digital.

Agreements with Brilliant Digital Prior to the Entry into the Asset Purchase Agreement

Marketing Services Agreement and Master Services Agreement

On March 26, 2010, we entered into a Marketing Services Agreement (the “Marketing Services Agreement”) and a Master Services Agreement (the “Master Services Agreement” and collectively with the Marketing Services Agreement, the “Agreements”) with Brilliant Digital, each effective as of July 1, 2009. The Marketing Services Agreement and Master Services Agreement govern the operation of Brilliant Digital’s Kazaa digital music service which is currently jointly operated by Atrinsic and Brilliant Digital. As described below, the Agreements were amended on October 13, 2010 in connection with our entry into the Asset Purchase Agreement. At the closing of the transaction contemplated by the Asset Purchase Agreement, each of the Agreements, as amended, will terminate. In the event that the transactions contemplated by the Asset Purchase Agreement do not close, the Marketing Services Agreement and the Master Services Agreement, each as amended, will remain in full force and effect.

Under the Marketing Services Agreement, we are responsible for marketing, promotional, and advertising services in respect of the Kazaa music service. In exchange for these marketing services, we are reimbursed for pre-approved costs and expenses incurred in connection with the provision of the services plus all other agreed budgeted amounts. Pursuant to the Master Services Agreement, we provide services related to the operation of the Kazaa website and service, including billing and collection services and the operation of the Kazaa online storefront. Brilliant Digital is obligated to provide certain other services with respect to the service, including licensing the intellectual property underlying the Kazaa service to us, obtaining all licenses to the content offered as part of the service and delivering that content to our subscribers via the service interface.

As part of the Agreements, we are required to make advance payments and expenditures in respect of certain expenses incurred in order to provide the required services and operate the Kazaa music service. These advances and expenditures are recoverable on a dollar for dollar basis against future revenues of the Kazaa music service. Prior to the amendments to the Agreements, Brilliant Digital was required to repay up to $2,500,000 of these advances and expenditures which were not otherwise recovered from Kazaa generated revenues. In addition, prior to the amendments to the Agreements, we were not obligated to make additional expenditures if more than $5,000,000 remained unrecovered or unrecouped by us from revenues generated from the Kazaa music service.

Prior to being amended, the Agreements had a term of three years from the effective date and contained provisions for automatic one year renewals, subject to notice of non-renewal by either party. The Agreements also only could be terminated generally upon a bankruptcy or liquidation event or in the event of an uncured material breach by either party. Prior to the amendments, Atrinsic and Brilliant Digital equally shared in the net profit generated by the Kazaa music subscription service after all of our costs and expenses were recovered.

Amendments to the Marketing Services Agreement and Master Services Agreement

On October 13, 2010, Atrinsic and Brilliant Digital amended each of the Agreements. Copies of the amendments are attached hereto as Appendices B and C respectively. Among other things, the amendments extend the term of each of the Marketing Services Agreement and Master Services Agreement from three years to thirty years, provide Atrinsic with an exclusive license to the Kazaa trademark in connection with Atrinsic’s services under the Agreements, and modify the Kazaa digital music service profit share payable to Atrinsic under the Agreements from 50% to 80%. In addition, the amendments remove Brilliant Digital’s obligation to repay up to $2,500,000 of advances and expenditures which are not otherwise recovered from Kazaa generated revenues and remove the cap on expenditures that Atrinsic is required to advance in relation to the operation of the Kazaa business. As consideration for Brilliant Digital entering into the amendments, we issued 1,040,357 shares of our common stock to Brilliant Digital on October 13, 2010.

Background of the Transaction

The terms, conditions and other provisions of the Asset Purchase Agreement are the result of arm’s length negotiations conducted among representatives of Atrinsic and Brilliant Digital. The following is a summary of the meetings, negotiations and discussions between the parties that preceded the execution of the Asset Purchase Agreement.

General

From time to time, Atrinsic has analyzed a variety of potential strategic transactions, including acquiring the Kazaa assets and other potential business combinations and acquisitions, and has a history of acquiring other businesses and companies.

Atrinsic and Brilliant Digital commenced a commercial relationship in January 2009, when Atrinsic sold to Brilliant Digital subscriber leads on a cost-per-acquisition basis that Atrinsic generated through its portfolio of web properties. This commercial relationship continued during the first half of 2009. Over this period the parties became more familiar with one another’s business and prospects, both on an operational and on a strategic level.

In addition, Ray Musci, Atrinsic’s Executive Vice President, Corporate Development and a member of the company’s Board of Directors had a pre-existing business relationship with Brilliant Digital, and its Chief Executive Officer, Kevin Bermeister. Mr. Musci served as a member of the Board of Directors of Brilliant Digital Entertainment, Inc. from October 1996 until April 2009. This relationship and familiarity with Brilliant Digital’s business added to the companies’ knowledge of one another and their respective management teams.

Beginning July, 2009 and extending through the end of 2009, Brilliant Digital and Atrinsic expanded and deepened their commercial relationship to jointly market and operate the Kazaa digital music service, as well as further develop the features and functionality of the service. Each party’s responsibilities were originally based on oral and draft agreements relating to the distribution of the Kazaa music subscription service through Atrinsic’s messaging, billing and collection platforms and also provided for Brilliant Digital to reimburse Atrinsic for certain advances and expenditures made by Atrinsic in relation to the Kazaa service which were not otherwise recovered from Kazaa generated revenues.

From January 25, 2010 through January 29, 2010, key executives from Brilliant Digital, including Mr. Bermeister and members of Brilliant Digital’s finance and operational team met with Atrinsic’s management, including Mr. Musci, Jeffrey Schwartz (then Atrinsic’s Chief Executive Officer), Andrew Stollman (then Atrinsic’s President) and other Atrinsic finance, marketing and technology executives. During their meetings, the parties discussed the joint operation of the Kazaa digital music service, and also discussed the potential of establishing a closer commercial relationship between the two parties. On March 17, 2010, at a regularly scheduled Board meeting, members of Atrinsic’s Board were provided with information concerning the Kazaa digital music service, including historical operating metrics and a development road map. At this meeting, the Board discussed the opportunities and challenges facing the Kazaa digital music service jointly operated by Atrinsic and Brilliant Digital. The understanding of each party’s responsibilities concerning the operation of the Kazaa music service was formalized on March 26, 2010, when Atrinsic and Brilliant Digital entered into the Marketing Services Agreement and the Master Services Agreement, which are described above.

After execution of the Marketing Services Agreement and the Master Services Agreement and the continued joint operation of the Kazaa music service, management teams from Atrinsic and Brilliant Digital began to discuss an extension of their relationship. From April, 12, 2010 through April 16, 2010, Mr. Musci, Mr. Stollman and Mr. Schwartz met with Mr. Bermeister and other key executives and technology and marketing personnel at Brilliant Digital’s operations in Sydney, Australia. During this period, both parties discussed the operations of the Kazaa digital music service, as well as product development plans, personnel discussions and various marketing approaches for the service. In addition, Messrs.’ Musci, Stollman and Schwartz discussed the potential to expand the existing relationship between the two companies, governed by the Marketing Services Agreement and Master Services Agreement and work towards some kind of formal acquisition. A general understanding was reached concerning the assets that could potentially be included in a more comprehensive transaction, including a range of values for such assets.

After these more detailed discussions, and beginning on May 11, 2010, Mr. Bermeister met with senior management at Atrinsic’s offices in New York, NY to review and discuss the terms of an acquisition of Brilliant Digital’s Kazaa assets by Atrinsic. The following day, at a regularly scheduled Board meeting, senior management of Atrinsic and members of its Board discussed the potential structure and terms of a transaction with Brilliant Digital, as well as the ongoing operation of the Kazaa digital music service. Members of the Board posed questions to management relating to the Kazaa business and substantial discussion ensued relating to the ongoing business and the prospects of the Kazaa music service.

While continuing the operations of the Kazaa music service, both companies began to exchange more detailed information and representatives from both sides met one another more frequently. From May 17, 2010 through May 21, 2010, Thomas Plotts, Atrinsic’s Chief Financial Officer, visited Brilliant Digital’s operations in Sydney, Australia to meet with Brilliant Digital’s financial and operational staff and to conduct preliminary financial due diligence on the Kazaa business. In addition, on May 19, 2010, to assist the Company in evaluating some of the Kazaa assets, including the intellectual property owned by Brilliant Digital, Atrinsic retained the law firm of Carroll, Guido & Groffman, LLP to provide legal services in connection with the evaluation of content licensing agreements.

During the summer of 2010, the companies’ focus continued to be on the joint operations of the Kazaa music service. In furtherance of more closely integrating operations at Brilliant Digital and Atrinsic, from August 2, 2010 to August 18, 2010, Kevin Vye, then Atrinsic’s Vice President, Technology, visited Brilliant Digital’s operations in Sydney, Australia to meet with Brilliant Digital’s technology and development personnel and to assess, review and evaluate the technological capabilities of Brilliant Digital and its contractors and developers and to conduct general technology due diligence of Kazaa.

On September 10, 2010, Atrinsic’s Board discussed the potential purchase by the Company of the Kazaa digital music subscription service assets from Brilliant Digital. Members of the Board posed various questions to management during the meeting and, at the conclusion of the meeting the Board authorized and directed management to continue to negotiate a transaction with Brilliant Digital and also authorized and directed management to engage an independent valuation firm to prepare a fairness opinion in relation to the proposed transaction. On September 17, 2010, Atrinsic entered into an engagement letter with The Mentor Group to render an opinion to the Board as to the fairness of the consideration to be paid to Brilliant Digital in connection with the transaction.

On September 28, 2010, Brad Cashion, from The Mentor Group, presented a fairness opinion at a meeting of the Board. The fairness opinion concluded that the proposed consideration to be paid to Brilliant Digital was fair, from a financial point of view. Mr. Cashion discussed with members of the Board the methodology used to conduct the fairness opinion and members of the Board posed various questions to Mr. Cashion, and discussion ensued. At this same meeting, the Board discussed the Asset Purchase Agreement with Brilliant Digital, along with the amendments to the Marketing Services Agreement and the Master Services Agreement. After substantial discussion, the Board approved the terms of the Asset Purchase Agreement and amendments to the Marketing Services Agreement and Master Services Agreement, and authorized management to execute the transaction documents, substantially as approved. Each of these documents were executed by Atrinsic and Brilliant Digital on October 13, 2010.

In connection with our announcement on October 14, 2010 to purchase the Kazaa assets, we also announced the implementation of a restructuring of our existing operations and of the operations of the Kazaa digital music subscription business. The restructuring is designed to rapidly reduce certain expenditures, improve product development and sales and to improve customer acquisition outcomes for the company in general as well as for the Kazaa digital music service. The restructuring involves the consolidation of activities in New York, the reduction in our Canadian workforce, and migration of our Canadian technology assets to pre-existing infrastructure in the U.S. In addition, certain functions and activities involving the development of the Kazaa service and application development, as well as marketing are also consolidating.

Subsequent to the signing of the Asset Purchase Agreement, numerous representatives from Brilliant Digital and Atrinsic have discussed telephonically and in-person, the integration of the Kazaa Assets into Atrinsic’s business. These discussions are in addition to the day-to-day interactions and information interchange occurring between the two parties as the Kazaa music service continues to be operated.

Integration discussions have involved product and merchandizing issues, as well as marketing and operating discussions, including conversations concerning personnel and use of resources.

Atrinsic’s Board of Directors’ Reasons for the Transaction

Build Long Term Stockholder Value

The Board and the Company’s management believe that the acquisition of the assets related to the Kazaa music service from Brilliant Digital pursuant to the terms of the Asset Purchase Agreement is compelling, as it offers a strong opportunity to build a sustainable business, improve the company’s return on stockholders’ equity and increase stockholder value.

Atrinsic’s historical strengths reside in the Company’s ability to acquire subscribers for its direct to consumer services at cost effective rates and to offer subscribers billing alternatives — mobile phone, land-line phone, and credit card. These strengths, when combined with the content-rich Kazaa assets, should allow Atrinsic to competitively acquire customers for the Kazaa digital music service and as a result of the rich and deep digital music content offered by Kazaa, to retain these customers longer, thereby improving profitability and enhancing stockholder value.

The Kazaa digital music service represents a business that the Company has grown significantly since entering into the Marketing Services Agreement and Master Services Agreement with Brilliant Digital. Since inception on July 1, 2009 and through June 30, 2011, the Kazaa music service has generated $16.6 million in revenue for us. As of June 30, 2011, we had approximately 71,000 paying subscribers to the Kazaa music service. With the Kazaa brand, licenses with music labels and rights’ holders, and an experienced customer acquisition team, we believe the Kazaa music service is well positioned to take advantage of the rapidly evolving and shifting digital music competitive landscape. By focusing our resources on a business which we believe has competitive advantages in the marketplace, the Company’s management and its Board believe that it can increase stockholder value. In contrast, some of our historical business operations are facing increased commoditization and management believes that these legacy businesses no longer provide us with attractive growth opportunities.

Reduced Integration Risk

Atrinsic and Brilliant Digital have jointly operated the Kazaa digital music service since July 2009. Over this period, the parties have worked to develop the Kazaa service and market it to subscribers. As a result of this pre-existing commercial relationship, the Company believes that some of the integration risk inherent in the asset acquisition will be mitigated and that Atrinsic will be better positioned to effectively operate the Kazaa music subscription business after the transaction is completed.

Acquisition of Established Relationships with Content Owners

Brilliant Digital has established relationships and agreements with content owners and distributors of content. These agreements are to be assigned to the Company at the closing of the transactions contemplated by the Asset Purchase Agreement. The asset acquisition will save the Company the time and expense that would otherwise be required to establish these relationships.

Recognized Brand

Kazaa is an instantly recognizable brand to consumers, and is associated with being at the vanguard of digital music and entertainment. In a relatively nascent industry such as digital music, the Kazaa brand is expected to be an important component in the Company’s strategy to become a leading digital music and entertainment service provider.

Rapidly Growing Market

By completing the acquisition, the Company will be able to participate in the rapidly growing digital music market. According to the International Federation of the Phonographic Industry (IFPI), digital music generated $4.6 billion in worldwide revenue in 2010, growing at an annual rate of 6%. Digital music sales represent an expanding portion of total music sales and this, combined with the convergence of Internet usage and mobile devices, is expected to rapidly expand the market for on demand streaming music.

Fairness of Transaction to Atrinsic’s Stockholders

Atrinsic’s board of directors considered The Mentor Group’s opinion, dated September 28, 2010, to Atrinsic’s board of directors as to the fairness to Atrinsic, from a financial point of view and as of the date of the opinion, of the consideration to be paid by Atrinsic pursuant to the Asset Purchase Agreement, as more fully described in “Opinion of Financial Advisor to the Board of Directors,” below.

Regulatory Approvals to be Obtained in Connection with the Transaction

We do not believe that the Company or Brilliant Digital is required to obtain any U.S. federal or state regulatory approvals to complete the transaction contemplated by the Asset Purchase Agreement. In the United States, we must comply with applicable federal and state securities laws and the NASDAQ Stock Market’s Listing Rules in connection with the issuance of shares to Brilliant Digital as contemplated by the Asset Purchase Agreement.

Impact of the Issuance of Shares to Brilliant Digital on Existing Stockholders of the Company

The issuance of 1,781,416 shares of common stock to Brilliant Digital at the closing of the transaction contemplated by the Asset Purchase Agreement will dilute the beneficial ownership of our existing stockholders. Assuming the issuance of such shares, when combined with the 1,040,357 shares of common stock issued to Brilliant Digital in consideration for its entry into the amendments to the Marketing Services Agreement and the Master Services Agreement, and assuming no other issuances of shares prior to the closing of the transactions contemplated by the Asset Purchase Agreement (including shares issuable upon the conversion of the promissory notes and exercise of the warrants issued in connection with our May 2011 financing transaction), Brilliant Digital will own approximately 35% of our common stock issued and outstanding as of the closing on a fully diluted basis.

Dissenters’ or Appraisal Rights of Existing Stockholders

Under applicable Delaware law, the Company’s stockholders do not have dissenters’ or appraisal rights in connection with the issuance of the 1,781,416 shares of common stock to Brilliant Digital at the closing of the transactions contemplated by the Asset Purchase Agreement, and we do not plan to independently provide stockholders with any such rights.

Federal Securities Law Consequences

The 1,781,416 shares to be issued to Brilliant Digital upon the closing of the transaction contemplated by the Asset Purchase Agreement are being issued pursuant to exemptions from the Securities Act of 1933 and state securities laws and will therefore, at the time of issuance, not be registered under the Securities Act of 1933, as amended, or any state securities act. Such shares may not be sold or transferred in the absence of such registration or qualification or an exemption from the provisions of the Securities Act of 1933 or any such state securities laws that may be applicable.

In connection with the closing of the transaction contemplated by the Asset Purchase Agreement, Atrinsic will grant to Brilliant Digital and its permitted successors and assigns piggyback registration rights in connection with the shares issued to Brilliant Digital pursuant to the Asset Purchase Agreement. This means that, with some exceptions, if Atrinsic determines to register for sale for cash any of its common stock for its own account or for the account of others, the company will give Brilliant Digital the opportunity to include its shares in such registration statement.

Interest of Atrinsic’s Officers and Directors in the Transaction

None of our officers and directors or their associates received any direct or indirect benefit as a result of the acquisition of the Kazaa assets that would not be realized by holders of our common stock generally.

Accounting Treatment

The Transaction is expected to be accounted for as a purchase under Accounting Standards Codification Topic 805, Business Combinations. Accordingly, the results of Kazaa business will be included in the consolidated financial statements of the Company from the date of acquisition.

Tax Effects

The Acquisition is expected to be treated as a tax-free reorganization for U.S. federal income tax purposes. It is expected that there will be no U.S. federal income tax consequences to a holder of our stock as a result of the acquisition.

OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS

General

Atrinsic retained The Mentor Group, Inc. (“Mentor”) to render an opinion to the Board that the Transaction (defined below) pursuant to the terms and conditions of the Asset Purchase Agreement (defined below) dated September 28, 2010 relating to the Transaction, is fair, from a financial point of view, to the pre-Transaction common shareholders of Atrinsic, Inc. The Consideration was determined through negotiations between Atrinsic, Inc. and Brilliant Digital Entertainment, Inc. (“Brilliant Digital”).

The Board retained Mentor based upon Mentor’s qualifications, expertise and reputation. Mentor is a nationally recognized valuation firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. As compensation to Mentor for its services in connection with the Transaction, Atrinsic agreed to pay Mentor an aggregate fee of $45,000 plus Mentor’s related expenses, which fee was proposed by Mentor. No portion of Mentor’s fee is contingent upon the successful completion of the Transaction, any other related transaction, or the conclusions reached in the Mentor opinion. No limitations were imposed by the Board on Mentor with respect to the investigations made or procedures followed by them in rendering its opinion. Atrinsic also agreed to indemnify Mentor and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Mentor. Other than as described herein, during the past two years, neither Atrinsic nor any of its affiliates has had any material relationship with Mentor or its affiliates, and there is no further relationship contemplated by the parties.

Mentor reviewed the Asset Purchase Agreement as presented to Mentor on September 21, 2010. The following is a brief description of the Transaction and the consideration paid, as we (Mentor) understand it:

•	Atrinsic will purchase the Acquired Assets from Brilliant Digital. The Acquired Assets have been defined in Section 1 of the Agreement to mean “all right, title, and interest in and to the assets of Brilliant Digital that relate to the Business, including but not limited to its (a) Webpages, (b) tangible personal property, (c) Intellectual Property (including the Kazaa Trademark), all goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto, and all rights thereunder, all remedies against infringements thereof, and all rights to protection of interests therein under the laws of all jurisdictions, (d) Acquired Contracts, (e) accounts receivable from third parties other than Atrinsic, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) copies of necessary books, records, ledgers, files, documents, and correspondence, (h) customer lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (i) short code, (j) Subscriber Database and (k) the Vozzi Browser, provided, however, that the Acquired Assets shall not include (i) its certificate of formation, qualifications to conduct business as a foreign company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Brilliant Digital and its Subsidiaries as corporations, (ii) any of the rights of Brilliant Digital under this Agreement (or under any side agreement between Brilliant Digital on the one hand and Atrinsic on the other hand entered into on or after the date of this Agreement), (iii) Cash or (iv) any contract or agreement that is not an Acquired Contract.” An Acquired Contract are those contracts and agreements set forth on Schedule 3(o)(i) in the Agreement;
•	The purchase price for the Acquired Assets shall consist of (i) the assumption of certain liabilities of Brilliant Digital, and (ii) that number of shares of Atrinsic common stock equal to thirty-three percent (33%) of the common stock of Atrinsic on a fully diluted basis as of the closing date.

All existing common stockholders of the Company prior to the Merger are referred to herein as the “Public Stockholders.” The transaction described above is referred to herein as the “Transaction.”

Mentor delivered its written opinion, dated as of September 28, 2010, to the Board to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the Transaction pursuant to the Asset Purchase Agreement was fair to the Public Shareholders and to the Company, from a financial point of view.

THE FULL TEXT OF MENTOR’S WRITTEN OPINION DATED SEPTEMBER 28, 2010, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX D AND IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ MENTOR’S OPINION IN ITS ENTIRETY.

MENTOR’S OPINION IS DIRECTED TO THE BOARD AND ADDRESSES THE FAIRNESS OF THE TRANSACTION TO THE PUBLIC SHAREHOLDERS OF ATRINSIC AND TO THE COMPANY FROM A FINANCIAL POINT OF VIEW. MENTOR’S OPINION DOES NOT ADDRESS THE UNDERLYING DECISION OF ATRINSIC TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO THE BOARD OF DIRECTORS, OR TO ANY SHAREHOLDER OF ATRINSIC AS TO HOW SUCH SHAREHOLDER SHOULD VOTE OR AS TO ANY OTHER ACTON SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE TRANSACTION. THE SUMMARY OF THE WRITTEN OPINION OF MENTOR SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

Mentor’s opinion is for the sole use and benefit of the Board in its evaluation of the Transaction and should not be used, quoted or distributed by any other person without the prior written consent of Mentor in each instance.

The opinion of Mentor and its presentation to the Board constituted only one of a number of factors taken into consideration by the Board in making their respective determinations to approve the Transaction.

Summary of Financial Analyses Performed by Mentor with Respect to the Transaction

Generally, the presentation of a fairness opinion is a complex analytic process. This process involves various determinations and judgments concerning the financial and operating characteristics of a business and other factors, including, but not limited to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances that could affect the acquisition, public trading or other values of the companies or transactions being analyzed. Therefore, such opinions are not readily susceptible to partial or summary description. No company or transaction used in the analyses as a comparison is identical to Atrinsic, or the Transaction, nor is an evaluation of the results of analyses entirely mathematical. The estimates contained in analyses resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In arriving at its opinion, Mentor made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Mentor believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses and its opinion.

In arriving at its opinion with respect to the Transaction, Mentor made its determination as to the fairness, from a financial point of view, of the Transaction to the Public Stockholders of Atrinsic on the basis of a variety of financial and comparative analyses, including those described below. Mentor’s opinion does not address the fairness of the Transaction to creditors or any security holders of Atrinsic, either debt or equity, other than to the Public Stockholders of Atrinsic in the Transaction. The summary of analyses performed by Mentor, as set forth below, does not purport to be a complete description of the analyses and procedures underlying Mentor’s opinion, the judgments made or the conclusions reached by Mentor or a complete description of its presentation. Mentor believes, and has so advised the Board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could result in an incomplete and inaccurate view of the process underlying its analyses and opinion.

In connection with the preparation of its opinion dated as of September 28, 2010, among other things, Mentor did the following:

•	A review of the Asset Purchase Agreement provided to Mentor on September 21, 2010;
•	A review of the financial projections of Atrinsic with and without the Acquired Assets of Brilliant Digital presented to Mentor by management of Atrinsic;
•	A review of the internally prepared financial statements of Brilliant Digital dated December 31, 2007 through December 31, 2009;
•	A review of the financial statements of Atrinsic dated December 31, 2006 through December 31, 2009, and the interim period ending June 30, 2010.
•	Discussions with Thomas Plotts of Atrinsic to discuss operations, financial conditions, future prospects and projected operations and performance of Atrinsic, and the Company’s relationship with Brilliant Digital;
•	A review of certain other publicly available financial data for certain companies that Mentor deems reasonably comparable to Atrinsic;
•	A review of the Atrinsic Marketing Services Agreement between Atrinsic and Brilliant Digital;
•	A review of the Atrinsic Master Services Agreement between Atrinsic and Brilliant Digital;
•	A review of the capitalization table of Atrinsic; and,
•	Conducted such other financial studies, analyses, inquires, and considered other information as Mentor deemed appropriate.

The Mentor opinion does not address the underlying business decision of Atrinsic to engage in the Transaction and does not constitute a recommendation to the Board of Directors, or to any shareholder of Atrinsic as to how such shareholder should vote or as to any other action such shareholder should take in connection with the Transaction. Mentor did not, and was not requested by Atrinsic or any other person to, solicit third party proposals or evaluate any specific third party proposals in acquiring all or any part of Atrinsic or to make any recommendations as to the form or amount of consideration in connection with the Transaction. Further, Mentor did not participate in the negotiations with respect to the Transaction or advise Atrinsic with respect to alternatives to it.

Mentor was not asked to opine and does not express any opinion as to: (i) the tax consequences of the Transaction, including, but not limited to, tax or legal consequences to Atrinsic or the shareholders of Atrinsic in the United States or in any other jurisdiction; (ii) the realizable value of Atrinsic’s common stock price or the prices at which Atrinsic’s common stock may trade in the future following the Transaction; or (iii) the fairness of any aspect of the Transaction not expressly addressed in its fairness opinion. This opinion does not give consideration to the tax effect of the proposed Transaction on Atrinsic or the shareholders of Atrinsic in the United States or in any other jurisdiction.

In preparing this opinion, Mentor assumed and relied on the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to Mentor, discussed with or reviewed by or for Mentor, or publicly available. In addition, where appropriate, Mentor relied upon publicly available information that Mentor believed to be reliable, accurate, and complete; however, Mentor cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. Mentor did not independently verify the accuracy and completeness of the information provided to it and has not assumed and expressly disclaims any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of Atrinsic and Brilliant Digital or was furnished with any such evaluation or appraisal. In addition, Mentor did not conduct, and has not assumed any obligation to conduct, any physical inspection of the properties or facilities of Atrinsic and Brilliant Digital. Mentor expresses no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, Mentor has undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Atrinsic and Brilliant Digital or any of their respective affiliates is a party or may be subject and, at Atrinsic’s direction and with Atrinsic’s consent, Mentor’s opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

Mentor assumed that the financial forecast information furnished to or discussed with Mentor, by Atrinsic, was prepared in a reasonable manner and reflected the best currently available estimates and judgment of the Atrinsic’s management as to the expected future financial performance of Atrinsic and Brilliant Digital, and that there had been no material change in the assets, financial condition, business or prospects of Atrinsic and Brilliant Digital since the date of the most recent financial statements made available to Mentor. This opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, Mentor has relied upon the representations of management of Atrinsic that management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. Mentor’s opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to it, as of the date of this opinion. Any subsequent change in such conditions could materially affect the assumptions used in the opinion and would require a reevaluation of such opinion. Although subsequent developments may affect this opinion, Mentor has assumed no obligation to update, revise or reaffirm such opinion, and Mentor expressly disclaims any obligation to do so.

Analyses

Mentor used several methodologies to assess the fairness, from a financial point of view, of the Transaction to the Public Stockholders. These methodologies provided an estimate as to the aggregate enterprise value of Atrinsic. The following is a summary of the material financial analyses used by Mentor in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Appendix D to this Proxy Statement. You are urged to read the full text of the Mentor opinion carefully and in its entirety.

Mentor used the following valuation methodologies in order to determine the estimated market value of Atrinsic: (i) an income approach; and (ii) a comparable transaction approach. The analyses required studies of the overall market, economic and industry conditions in which Atrinsic operates and the historical operating results of Atrinsic.

Income Approach

Mentor utilized certain financial projections prepared by the management of Atrinsic for the fiscal years ending December 31, 2010, 2011, 2012, 2013, 2014 and 2015 to perform a discount cash flow analysis of Atrinsic. To determine Atrinsic’s Enterprise Value, Mentor used the projected unlevered cash flows of Atrinsic from December 31, 2010, 2011, 2012, 2013, 2014 and 2015, and applied assumed risk-adjusted discount rates ranging from 23.7 percent to 27.5 percent and a long-term growth rate 3.0 percent.

Comparable Transaction Approach

This analysis involves a review of the valuations reflected in acquisition transactions when there is a change of control, whether through merger, stock purchase or asset purchase, involving companies operating in industries and with a business strategy similar to Atrinsic’s operations and strategies. The comparable transaction approach may yield the widest value range, due to the varying importance of an acquisition to a buyer, differences in the transaction process and the qualitative differences among target or acquired companies. Furthermore, information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be significant to the acquirer.

Mentor identified and selected several transactions (collectively, the “Transaction Comparables”) involving target companies in the industry that provide instruments, reagents and software to companies engaged in the internet marketing and advertising, direct to consumer internet content and subscription based internet content industries over the last five years. These transactions included, but were not limited to:

•	Ringtone.com acquired by Atrinsic, Inc. (f/k/a New Motion, Inc.)
•	Vyvx Ads Business (Level 3 Comm.) acquired by DG Fast Channel
•	Mobix Interactive Ltd. Acquired by SeaChange International
•	AMV Holdings Ltd. Acquired by Mandalay Media, Inc.
•	Trusonic Inc. acquired by Fluid Media Networks, Inc.
•	Listen.com acquired by RealNetworks, Inc.
•	1ShoppingCart.com acquired by Website Pros, Inc.
•	D Mobile, Inc. acquired by Geos Communications, Inc.

While some attributes of the acquired companies were similar to Atrinsic, none of the transactions identified were identical to the proposed Transaction and many may have occurred at times when the economic conditions were different than at the time of Mentor’s analysis.

Based on the publicly available information with respect to these transactions, Mentor calculated and compared multiples for each transaction based on the projected 2012 Atrinsic financial results and discounted to present value. The analysis yielded the multiples used by Mentor:

• MVIC / Sales	0.5x to 2.0x
• MVIC / EBITDA	6.5x to 8.5x
• MVIC / EBIT	7.0x to 9.0x
• Equity Price to Book Value	0.9x to 1.1X

Mentor derived an indication of the Enterprise Value of Atrinsic by applying selected multiples to Atrinsic’s representative financial measures.

Conclusion

In rendering this opinion, Mentor assumed that the proposed Transaction would be consummated substantially on the terms discussed in the Asset Purchase Agreement, without any waiver of any material terms or conditions by any party thereto. Without limiting the generality of the foregoing, for the purpose of this opinion, Mentor has assumed that Atrinsic and Brilliant Digital are not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. Mentor has also assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the consideration to be received by the Company.

In connection with its review, Mentor considered financial projections for Atrinsic for the fiscal years ending December 31, 2010, 2011, 2012, 2013, 2014 and 2015. These financial projections were prepared by the management of Atrinsic under market conditions as they existed as of approximately September 28, 2010 and the management of Atrinsic does not intend to provide Mentor with any updated or revised projections in connection with the Transaction. The projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Atrinsic, may cause the projections or the underlying assumptions to be inaccurate.

In its analysis, Mentor made numerous assumptions with respect to Atrinsic and Brilliant Digital, the Transaction, industry performance, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses.

In arriving at its fairness opinion, Mentor reviewed key economic and market indicators, including, but not limited to, growth in gross domestic product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Mentor’s opinion is based on the market, economic and other conditions as they existed as of September 28, 2010 and on the projected financial information provided to Mentor as of such date.

The summary set forth above describes the material points of more detailed analyses performed by Mentor in arriving at its fairness opinion.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

At a meeting on September 28, 2010, the Atrinsic board of directors approved the Asset Purchase Agreement and the transactions contemplated by the agreement, including the issuance of the share consideration to Brilliant Digital that is contemplated by the agreement.

In connection with the foregoing action, the Atrinsic board of directors consulted with Atrinsic’s management, as well as Atrinsic’s financial advisor and outside legal counsel and considered the following factors and risks in addition to the specific reasons described above under “Atrinsic’s Board of Directors’ Reasons for the Transaction,” beginning on page 49.

•	The opportunity for Atrinsic’s stockholders to participate in the potential future value of the Company, which includes Kazaa, and as a result of such inclusion the belief of the Board that the Company would be better positioned than without the acquisition;
•	The information concerning Atrinsic’s and Brilliant Digital’s respective historic businesses, financial results and prospects, including the result of Atrinsic’s due diligence review of Brilliant Digital’s digital subscription music service;
•	Atrinsic’s prospects if the transaction is not completed;
•	Atrinsic’s assessment that the two companies’ operations can effectively and efficiently be integrated;
•	Information regarding comparable companies, including market prices of the companies’ stock, market capitalizations, revenues, ratios of revenues to market price and other results of operations, based on reported historical information and analysts’ reports, as well as information regarding reported acquisitions of other companies in the digital entertainment and Internet marketing arena and other comparable acquisitions;
•	The strong commitment of both parties to complete the transaction pursuant to their respective obligations under the terms of the Asset Purchase Agreement.

The Atrinsic board of directors also considered the following risks and uncertainties in connection with the proposed transaction:

•	The fact that Brilliant Digital would be issued over 30% of the issued and outstanding shares of Atrinsic’s Common Stock as of the closing on a fully diluted basis and, accordingly, the substantial influence beneficial owners of the common stock issued to Brilliant Digital might have over the Company;
•	The substantial dilution to the Company’s stockholders as a result of the issuance of the share consideration;
•	The risk that the transaction contemplated by the Asset Purchase Agreement might not be completed in a timely manner or at all due to failure to satisfy the closing conditions, a number of which are outside of the Company’s control;
•	If the transaction is not completed, the potential adverse effect of the public announcement of the termination of the transaction on Atrinsic’s business;
•	The risk that the Company will need additional financing, and be unable to raise such additional capital and that such additional capital, even if available, will be further dilutive to our stockholders and may be at a lower valuation than reflected in the issuance of the share consideration to Brilliant Digital;
•	The possible volatility, at least in the short term, of the trading price of Atrinsic’s Common Stock resulting from the announcement and pendency of the transaction and the planned share issuance to Brilliant Digital;
•	The fact that under the Asset Purchase Agreement, Brilliant Digital is granted the right to appoint up to two directors;

•	The fact that Brilliant Digital’s large ownership stake may make it more difficult and expensive, or impossible, for a third party to pursue a strategic transaction with the Company in the future, including a change of control of the Company, even if such a transaction would generally benefit the Company’s stockholders;
•	The possibility that the financial and strategic benefits expected to be achieved by the transaction contemplated by the Asset Purchase Agreement might not be obtained on a timely basis or at all, which would have a detrimental impact on Atrinsic’s ability to become profitable;
•	The risks and costs that could be borne by Atrinsic if the transaction is not completed, including the diversion of management and employee attention prior to completion of the transaction, and the potential adverse effect on our business.
•	The possibility that the benefits anticipated from the acquisition, including without limitation, the opportunities identified in the digital music business or the potential synergies from the acquisition, might not be achieved or might not occur as rapidly or to the extent currently anticipated;
•	The risk that integration of the technologies, or other activities might not be accomplished smoothly and might require more time, expense and management attention than anticipated;
•	The risk that, despite the efforts of management, key personnel of Brilliant Digital might not be retained by Atrinsic;
•	The potential impact of the restrictions under the Asset Purchase Agreement on Atrinsic’s ability to take certain actions during the period before the closing of the transaction (which may delay or prevent Atrinsic from undertaking business opportunities, including opportunities to execute other strategic transactions, that may arise, pending completion of the transaction);
•	The potential for diversion of management and employee attention and for increased employee attrition during the period before the closing of the transaction, and the potential effect of these on Atrinsic’s business and relations with customers and vendors;
•	The fees and expenses associated with completing the transaction; and
•	The risk that anticipated cost savings will not be achieved.

The foregoing discussion of the information considered by the Board is not exhaustive, but includes the material factors that the Board considered in approving the Asset Purchase Agreement and recommending approval by the Company’s stockholders of the issuance of the share consideration to Brilliant Digital.

In view of the wide variety of factors considered by the Board in connection with their evaluation of the transaction contemplated by the Asset Purchase Agreement and the complexity of these factors, the Board did not consider it practical to, nor did they attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision.

In considering the factors described above, individual directors may have assigned different weights to different factors. The Board did not reach any specific conclusion on each factor considered, but instead conducted an overall analysis of the totality of the benefits and risks relating to the transaction. The Board discussed the factors described above, including asking questions of senior management and legal and financial advisors, and determined that the transaction was advisable and in the best interests of the Company and its stockholders.

Atrinsic’s Board recommends a vote in favor of Proposal No. 2, which relates to the approval of the issuance of the 1,781,416 shares to be issued to Brilliant Digital in connection with the closing of the transactions contemplated by the Asset Purchase Agreement. An affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal is required to approve the issuance of the shares to Brilliant Digital.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF 1,781,416 SHARES OF ATRINSIC COMMON STOCK TO BRILLIANT DIGITAL IN CONNECTION WITH ATRINSIC’S ACQUISITION FROM BRILLIANT DIGITAL OF ASSETS RELATING TO ITS KAZAA MUSIC SERVICE.

DESCRIPTION OF THE KAZAA BUSINESS

Kazaa is a subscription-based digital music service that gives users unlimited access to millions of CD-quality tracks and albums. For a monthly fee users can stream this music on demand, or download unlimited music files and play those files, on multiple computers, as well as download unlimited ringtones to a mobile phone. Unlike other music services that charge you every time a song is downloaded, the Kazaa music service allows users to listen to and explore as much music as they want for one monthly fee, without having to pay for every track or album. Consumers are billed for this service on a monthly recurring basis through a credit card, landline, or mobile device. Royalties are paid to the rights holders’ for licenses to the music utilized by this digital service. The Kazaa digital music subscription business is currently jointly operated by Atrinsic and Brilliant Digital.

Our strategy is to offer consumers a valuable product to access music or licensed content and to combine Atrinsic’s direct response capability with an Internet-based customer acquisition model, which allows us to generate Internet traffic at what we believe a lower effective cost of acquisition. The success of our strategy is dependent on acquiring qualified subscribers at a low effective cost, and improving the features and benefits of the Kazaa music service to increase our retention of subscribers and the long term value they provide to us.

We are focused on cost effectively growing our subscriber base and revenues and utilizing our proprietary preference engine and substantial catalog of digital music tracks to provide a valuable and compelling user experience. Central to our subscriber acquisition strategy is to acquire subscribers profitably, through a disciplined marketing approach focused around online and mobile marketing channels and by offering subscribers multiple billing platform alternatives.

The Kazaa digital music subscription service is promoted to consumers through a variety of marketing programs, but principally through online promotions and mobile marketing channels. Some of our promotions include a free trial period, at the end of which users are automatically enrolled as paying subscribers, unless they cancel their subscription. All paying subscribers are billed monthly in advance. We offer subscribers a variety of billing methods, which may also be dependent on the marketing channel in which the subscriber originates. These billing methods include monthly billing on a credit card, on their landline phone account or through their mobile phone.

We use our proprietary preference engine and other merchandizing technology to determine which music tracks and albums are presented to subscribers, and combine this with quick and responsive search functionality. We are continually enhancing and improving our merchandizing, search and preference activities to improve the user experience of our customers, including cataloging and making accessible millions of licensed tracks to subscribers.

Content for the digital music subscription business is provided by Brilliant Digital through its content license agreements with music rights’ holders. In addition to digital tracks and albums, Brilliant Digital’s licenses also enable us to offer ringtones and other digital content to our customers.

The digital music industry is highly competitive and as a result of the industry’s characteristics, subjects market participants to significant working capital requirements, as is evidenced by the numerous companies in the industry that have experienced significant losses. If we are to attract and retain talented employees, acquire subscribers and enhance and improve the Kazaa digital music service, which we will need to do if we are to be successful, we will have significant capital requirements.

Digital Music Marketplace

Although consumers are fundamentally changing the way that they interact with and utilize music content, overall U.S. music sales remain significant, at 1.5 billion units in 2010, according to Nielson SoundScan. As the format used for digital music distribution is evolving to become more user friendly and increasingly device compatible, digital music penetration is rapidly increasing. In 2010 there were 1.2 billion digital track downloads in the U.S. according to Nielsen SoundScan and worldwide, digital music represents approximately 29% of the total market for music, and grew 6% from 2009 to 2010, according to IFPI. In the U.S., digital music adoption is even greater, accounting for more than 40% of music sales, also according to IFPI. With the increased availability of compatible music, consumers are embracing technologies and services that allow them to conveniently obtain, manage and move digital content in an easy and affordable manner.

The growth of consumer Internet connectivity, particularly broadband, WiFi, and the deployment of 3G and 4G+ mobile networks, has increased consumer access to digital media and enabled consumers to transfer data more quickly than ever before. According to Morgan Stanley Research, mobile Internet usage is expected to eclipse desktop Internet usage within the next three years. And according to Nokia, there will be 1.0 billion mobile broadband subscriptions by the end of 2011, and 3.8 billion by 2015. We believe these trends, along with other new technologies, will improve consumers’ access to digital media.

As transfer speed for digital media to consumers’ PCs via the Internet, to other non-PC Internet connected devices and to consumers’ mobile phones via WiFi and 3G and 4G+ networks continues to improve, we believe that consumers will continue to seek products and services that help them quickly and easily find and access content, manage their own collection of digital assets, and help them enjoy, access and move their music collection from their PCs to other media such as CDs, DVDs and digital entertainment devices, including portable MP3 players, mobile phones, smart phones, tablets and pads. Portable devices, including smart phones, have proliferated and their uses have increased. Portable digital music devices have revolutionized the way consumers listen to music. Many users are playing back digital music, spoken word and video content via consumer electronics devices such as smart phones, tablets and pads.

The wireless market has emerged as a result of the rapid growth and significant technological advancement in the wireless communications industry. Wireless carriers are delivering new handsets to new and existing subscribers which have the capability to download rich media content. Due to the increase in advanced mobile phones and smart phones with the capabilities to handle rich media downloads, the potential market for mobile services will increase significantly in the coming years. We expect that as a result of our mobile billing expertise, Internet marketing experience and unique content offerings that we will be able to capitalize on this rapidly growing market.

Digital music distribution models fall into four categories: (1) Application downloads and per download purchases, dominated by Apple’s iTunes, (2) Freemium and advertising “free” services, which include such companies as Pandora, last.fm and FlyCast, (3) Subscription services which includes the Kazaa offering and other companies, including Rhapsody, Mog, Napster and Rdio, and (4) Cloud based services such as Apple’s iCloud and lockers offered by Google and Amazon.com.

Downloads

Dominated by Apple’s iTunes, the music download market is well established. For Apple, its iOS operating system provides an important platform for users of the iPhone, iPad and iPod, providing Apple with a subscriber base within its existing infrastructure. iTunes easily delivers content to less ‘technologically literate’ consumers via integration into iOS devices. The download market has weak exposure of new artists/content to the consumer, with limited to no free music content. Downloads operate as a largely stand-alone product as little integration into social networking sites is available, unless Apple infrastructure is used. Apple has begun to antagonize publishers/providers/labels or owners of content by taking a 30% share of subscription revenue signed-up via the App Store.

Freemium Services

Companies such as Pandora and Last.fm provide consumers with strong consumer value via significant amounts of online free content. These types of freemium services provide a high level of media discovery value as users can be introduced to new content via the service. This model does not support incremental revenues though, as users who like a particular track, do not download and pay the site for music, but instead are directed to an online retailer to purchase the content. Moreover, Pandora is built on 800,000 tracks — demonstrating that a subscriber base can be built around sophisticated preference management driving optimized content selection from a smaller content library.

Digital Music Subscriptions

The channel-based subscription services, like Rhapsody and Napster are two of the leading digital music subscription offerings. Supported by, but also reliant on marketing via channels (majority owners Real Networks & MTV for Rhapsody, Best Buy for Napster), channel based subscriptions require a longer lead time and may require significant investment with less flexibility in driving customer acquisitions. We believe that much of Rhapsody’s recent growth has resulted from its free app on the Apple App Store.

Direct channel-based services include Kazaa, as well as Mog and Rdio. The delivery of new music to subscribers significantly increases the overall value delivered to a subscriber. In addition, users have the ability to view the music being listened to by friends and/or users with similar music preferences via real-time updates, which can increase the speed in which a new artist becomes popular within the consumer market. Integration into preferred and widely used social networks also improves user experience and the perceived value proposition. There is growing acceptance of the consumer to pay a premium price for a subscription to a service or access to content instead of ‘owning it.’ This provides benefits to both the end consumer and providers of content.

Growth Strategy

Our strategy is to build and sustain a large and profitable subscriber base and engaged audience and to deliver entertainment content to our customers anywhere, anytime and on any device, in a manner our customers choose. In order to do this, we are building our direct to consumer digital music service around the recognizable Kazaa brand. To achieve our growth strategy:

•	we are focused on digital music in the rapidly growing mobile space,
•	we are leveraging the Kazaa brand and our competitive strengths in direct marketing, billing and access to content to deliver superior performance, and
•	we are focused on a recurring revenue business model to generate value from a growing subscriber base.

Competitive Strengths

We believe that we have a number of competitive advantages in our operation of the Kazaa music service, including:

•	a well-established, recognizable and relevant brand,
•	proven and disciplined direct marketing capability to cost effectively acquire subscribers,
•	alternative billing capability
•	rights and licenses to premium digital music content, consisting of millions of tracks and albums
•	experienced management and board, and
•	scalable recurring revenue business.

The Kazaa Brand

In its original incarnation as a peer-to-peer file sharing service, Kazaa was downloaded more than 800 million times and was accessed by 50 million users per day. Built on more than a decade of experience, we have developed an intuitive interface for the Kazaa music service with creative features which allow subscribers to stream or download from Kazaa.com, use the Kazaa artist radio feature, create and save playlists, all in a social networking context.

Marketing

We have a multi-channel approach to marketing our Kazaa music serivce, focused on the return to the company of ad spend dollars. The multiple online channels we use to acquire customers include affiliate marketing, search, social media, display, email/SMS and organic/SEO. The marketing personnel responsible for marketing the Kazaa music service constantly test, observe, and recalibrate marketing and media effectiveness to optimize marketing spend with respect to number of subscribers, revenue and costs. We also use a comprehensive data valuation platform which improves our ability to target users who are more likely to provide greater long term value to us.

Billing Alternatives

We are able to bill consumers for their use of the Kazaa music service on different platforms. Currently, 45% of billing activity for the Kazaa music service is from credit card alternatives. The ability to charge directly to a customer’s phone bill results in higher rates of conversion, allowing us to create customer acquisition efficiencies relative to traditional direct marketers as we expand our potential customer base and attract consumers who prefer not to use a credit card. In addition to agreements with multiple aggregators who have access to U.S. carriers — both wireless and landline — for billing, we also have an agreement in place with AT&T Wireless to distribute and bill for our services directly to subscribers on its network.

Product Development

Our product strategy is focused on improving customer retention and the long term value derived from each of our subscribers, while delivering new products that provide better value with greater market reach. Building on the Kazaa music service’s existing recommendation engine, our team will continue to develop innovative ways for consumers to discover music. This includes improvements to our popular Kazaa Artist Radio feature with personalized music based on listener preferences and social profiles. In addition to an iPhone app (which is iPod and iPad compatible), we are also developing apps for Android handsets and tablets. iPhones, other handsets and tablets without apps can still stream directly from Kazaa.com or from our custom built mobile Kazaa sites.

In the future, we expect to expand the Kazaa library through the licensing of millions of new tracks from independent labels, allowing customers to explore an even wider range of music. We are also in the process of creating a variety of subscriber packages with differing price points; each package allowing different levels of access to our Kazaa music services.

THE ASSET PURCHASE AGREEMENT

The following describes the material terms of the Asset Purchase Agreement. This description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, as amended, which is attached as Appendix A to this proxy statement and is incorporated herein by reference. The Asset Purchase Agreement has been included to provide you with information regarding its terms. We encourage you to read the entire Asset Purchase Agreement. The Asset Purchase Agreement is not intended to provide any other factual information about Atrinsic, Inc. or Brilliant Digital, Inc. Such information can be found elsewhere in this proxy statement and in the other public filings that Atrinsic, Inc. makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Basic Transaction

At the closing of the transaction contemplated by the Asset Purchase Agreement, Atrinsic will purchase, and Brilliant Digital will transfer and deliver to Atrinsic, all of the Acquired Assets (as defined below) in exchange for the assumption by Atrinsic of certain liabilities and the issuance by Atrinsic to Brilliant Digital of 1,781,416 shares of Atrinsic’s Common Stock, after giving effect to the company’s 1-for-4 reverse stock split which became effective on December 2, 2010. The 1,781,416 shares are in addition to those 1,040,357 shares of Common Stock issued to Brilliant Digital in connection with the amendments to our existing Master Services Agreement and the Marketing Services Agreement with Brilliant Digital, which are described above. The closing of the transaction contemplated by the Asset Purchase Agreement is scheduled to occur on March 31, 2012, or such earlier date as the parties may mutually determine.

Acquired Assets

At the closing of the transaction, Atrinsic will acquire the Acquired Assets. The Acquired Assets include all right, title, and interest in and to the assets of Brilliant Digital that relate to its subscription-based music service business, including but not limited to any such (a) webpages, (b) tangible personal property, (c) intellectual property (including the Kazaa Trademark), all goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto, and all rights thereunder, all remedies against infringements thereof, and all rights to protection of interests therein under the laws of all jurisdictions, (d) certain acquired contracts, (e) accounts receivable from third parties other than Atrinsic, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of taxes), (g) copies of necessary books, records, ledgers, files, documents, and correspondence, (h) customer lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (i) short code, (j) a list of all active subscribers of the Kazaa digital music service and (k) the “Vozzi Browser”.

Assumed Liabilities

At the closing of the transaction, Atrinsic will assume (a) all obligations of Brilliant Digital under certain acquired contracts that arise after the closing but only to the extent that such obligations do not arise from or relate to any breach by Brilliant Digital of any such acquired contracts on or prior to the closing and do not arise from or relate to any event, circumstance, or condition occurring or existing on or prior to the closing, (b) all other liabilities and obligations arising from Atrinsic’s use of the Acquired Assets after the closing and (c) the obligation to pay underpaid royalties, if any, owed by Brilliant Digital to third party content providers as a result of Brilliant Digital’s services under the Master Services Agreement. Atrinsic will not assume or have any responsibility, however, with respect to any other liability of Brilliant Digital not included within the definition of “Assumed Liabilities.”

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties that Atrinsic and Brilliant Digital made to, and solely for the benefit of each other. The representations and warranties contained in the agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts and only the parties to the agreement and their respective successors and permitted assigns have a right to enforce the agreement. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that Atrinsic and Brilliant Digital have exchanged in connection with the signing of the Asset Purchase Agreement. While Atrinsic and Brilliant Digital do not believe that these disclosure schedules contain information securities laws require the parties to publicly disclose, other than the information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Asset Purchase Agreement, information concerning the subject matter of the representations and warranties may have changed since such date, and such representation and warranties are modified in important part by the underlying disclosure schedules.

Pre-Closing Covenants

Commercially Reasonable Efforts

Between the date of the execution of the Asset Purchase Agreement and the closing of the transaction contemplated by the Asset Purchase Agreement, each of the parties have agreed to use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Asset Purchase Agreement.

Notices and Consents

Under the Asset Purchase Agreement, each of the parties have agreed to give any notices to, make any filings with and use their commercially reasonable efforts to obtain any authorizations, consents, and approvals of all third parties, including without limitation, governments and governmental agencies in connection with the transaction contemplated by the Asset Purchase Agreement. Brilliant Digital has also agreed to give any notices to, and use its best efforts to obtain any authorizations, consents, approvals and assignments from certain third parties listed in the disclosure schedules in order to effectuate the transactions contemplated by the Asset Purchase Agreement.

Other Agreements

Brilliant Digital agreed in the Asset Purchase Agreement to use its best efforts to obtain any waivers necessary so as to ensure that Atrinsic is not subject to the terms of certain agreements listed in the disclosure schedules (or any court ordered judgments or consent judgments contemplated in such agreements) at and following the closing.

Operation of Business and Preservation of Business

During the period between the date of the Agreement and the closing, each of the parties agreed not take any action, or enter into any transaction outside the ordinary course of their respective businesses. In addition, during such period, each of the parties agreed to keep their business and properties substantially intact, including their present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees and not to decrease the coverage provided by their E&O insurance policies. Each of the parties also agreed to use all reasonable efforts to maintain its rights, franchises, licenses and other authorizations issued by governmental authorities.

Notice of Developments

Prior to the closing of the transaction contemplated by the Asset Purchase Agreement, each of the parties agreed to give prompt written notice to the other party of any material adverse development occurring after the date of the Asset Purchase Agreement which causes or reasonably could be expected to cause a breach of any of its own representations and warranties under the agreement.

Exclusivity

Pursuant to the Asset Purchase Agreement, Brilliant Digital also agreed, prior to the closing, not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any securities, or any substantial portion of the assets, of Brilliant Digital or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the aforementioned activities.

Additional Agreements

Preparation of Proxy Statement and Stockholder Meetings

In addition to pre-closing covenants, the parties also agreed in the Asset Purchase Agreement to take various other actions. These include cooperating in preparing proxy materials to be filed with the Securities and Exchange Commission relating to matters to be taken at Atrinsic’s stockholder meeting and Atrinsic using its commercially reasonable best efforts to have the proxy statement cleared by the Securities and Exchange Commission and mailed to Atrinsic’s stockholders as promptly as practicable thereafter. Each party also agreed to hold a meeting of its respective stockholders no later than 45 days following the date upon which the proxy statement is mailed to Atrinsic’s stockholders for the purpose of obtaining the required stockholder approvals to complete the transactions contemplated by the Asset Purchase Agreement. Each party further agreed to provide the other party with customary access to its properties, books, records, contracts and officers during the period between the execution of the Asset Purchase Agreement and the closing.

Entry into Amendments to Marketing Services Agreement and Master Services Agreement and Issuance of Share Consideration in Connection with Same

As discussed above, in exchange for entering the into that certain Amendment No. 1 to Marketing Services Agreement and that certain Amendment No. 1 to Master Services Agreement concurrently with the execution of the Asset Purchase Agreement, Atrinsic agreed to deliver to Brilliant Digital 1,040,357 shares of its Common Stock after taking into account Atrinsic’s 1 – 4 reverse stock split which became effective on December 2, 2010. These shares were issued to Brilliant Digital on October 13, 2010.

Governance

Pursuant to the Asset Purchase Agreement, Atrinsic also agreed to have its Board of Directors take such actions as are necessary to cause the number of directors that will comprise the Board of Directors of Atrinsic at the closing of the transactions contemplated by the Asset Purchase Agreement to be seven (7) persons. Immediately following the closing, the parties have agreed that the Board of Directors of Atrinsic shall consist of: (i) five (5) members selected by Atrinsic and (ii) two (2) members selected by Brilliant Digital, which Brilliant Digital members shall be reasonably acceptable to the Board of Directors of Atrinsic. As of the date of this proxy, Brilliant Digital has not yet identified its two members.

Conditions to Close

Conditions to Atrinsic’s Obligation

Atrinsic’s obligation to consummate the transactions to be performed by it in connection with the closing is subject to satisfaction of the following conditions:

•	the representations and warranties of Brilliant Digital in the Asset Purchase Agreement will be true and correct in all material respects on the date of the Asset Purchase Agreement, and will also be true and correct in all material respects as of the closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) will be true and correct in all respects at and as of the applicable date;
•	Brilliant Digital will have performed and complied with all of its covenants in the Asset Purchase Agreement in all material respects through the closing date, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Brilliant Digital shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the closing date;
•	Brilliant Digital will have received all authorizations, consents, and approvals of governments, governmental agencies and third parties specified in the Asset Purchase Agreement in forms reasonably acceptable to Atrinsic;
•	Brilliant Digital will have received the waivers specified in the Asset Purchase Agreement in forms reasonably acceptable to Atrinsic;

•	no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Asset Purchase Agreement, (B) cause any of the transactions contemplated by the Asset Purchase Agreement to be rescinded following consummation, or (C) materially adversely affect the right of Atrinsic to own the Acquired Assets and to operate the Kazaa digital music subscription business (and no such injunction, judgment, order, decree, ruling, or charge will be in effect);
•	Brilliant Digital will have delivered to Atrinsic a certificate to the effect that each of the conditions specified above is satisfied in all respects;
•	Brilliant Digital will have delivered to Atrinsic documents evidencing the release of all liens on the Acquired Assets;
•	Brilliant Digital will have delivered to Atrinsic a certificate of the secretary of Brilliant Digital, dated as of the closing date, in form and substance reasonably satisfactory to Atrinsic, as to: (i) the current charter and bylaws of Brilliant Digital; (ii) good standing certificates dated within ten (10) days of the closing date from the state of Delaware; (iii) the resolutions of the board of directors authorizing the execution, delivery, and performance of the Asset Purchase Agreement and the transactions contemplated thereby; and (iv) incumbency and signatures of the officers of Brilliant Digital executing the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement;
•	Brilliant Digital will have executed, acknowledged (if appropriate), and delivered to Atrinsic (A) assignments (including intellectual property transfer documents) in forms to be agreed upon by the Parties, including for the Kazaa trademark and all third party licenses required to operate the Kazaa digital music subscription business, (B) a certain patent license to be entered into between Atrinsic, Brilliant Digital and Kinetech, Inc.; (C) a Transition Services Agreement (if deemed necessary by the parties); (D) a certain Registration Rights Agreement and (E) such other instruments of sale, transfer, conveyance, and assignment as Atrinsic and its counsel may reasonably request, in forms reasonably acceptable to Atrinsic;
•	Atrinsic will have obtained the requisite vote of its stockholders and Brilliant Digital will have obtained the requisite vote of its stockholders;
•	Atrinsic will have received an opinion of The Mentor Group to the effect that the share consideration to be issued to Brilliant Digital under the Asset Purchase Agreement is fair, from a financial point of view, to Atrinsic;
•	Atrinsic will have completed its due diligence on the business of Brilliant Digital to its satisfaction; provided however, that this provision will lapse thirty (30) days following the date that Brilliant Digital provides written notice to Atrinsic that all material diligence materials reasonably requested by Atrinsic pursuant to its due diligence request list previously made available to Brilliant Digital have been provided to Atrinsic and its advisors;
•	Atrinsic will have received audited financial statements of the business for the fiscal year ended December 31, 2010;
•	Atrinsic and Brilliant Digital will have entered into a transitional services agreement on terms and conditions mutually approved by the parties;
•	the Marketing Services Agreement and the Master Services Agreement will each have been terminated in a manner reasonably satisfactory to each of the parties; and
•	all actions to be taken by Brilliant Digital in connection with consummation of the transactions contemplated by the Asset Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Asset Purchase Agreement will be reasonably satisfactory in form and substance to Atrinsic.

Atrinsic may waive any condition specified above if it executes a writing so stating at or prior to the closing.

Conditions to Brilliant Digital’s Obligation

Brilliant Digital’s obligation to consummate the transactions to be performed by it in connection with the closing is subject to satisfaction of the following conditions:

•	the representations and warranties of Atrinsic in the Asset Purchase Agreement will be true and correct in all material respects at and as of date of the Asset Purchase Agreement, and will also be true and correct as of the closing date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the applicable date;
•	Atrinsic will have performed and complied with all of its covenants in the Asset Purchase Agreement in all material respects through the closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Atrinsic shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the closing;
•	no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator where an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Asset Purchase Agreement or (B) cause any of the transactions contemplated by the Asset Purchase Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
•	Atrinsic will have delivered to Brilliant Digital a certificate to the effect that each of the conditions specified above is satisfied in all respects;
•	Atrinsic will have received all authorizations, consents, and approvals of governments and governmental agencies specified in the Asset Purchase Agreement;
•	Atrinsic will have delivered to Brilliant Digital a certificate of the secretary of Atrinsic, dated as of the closing, in form and substance reasonably satisfactory to Brilliant Digital, as to: (i) the resolutions of the Board of Directors authorizing the execution, delivery, and performance of the Asset Purchase Agreement and the transactions contemplated thereby; and (ii) incumbency and signatures of the officers of Atrinsic executing the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement;
•	Atrinsic will have executed, acknowledged (if appropriate), and delivered to Brilliant Digital (A) assumptions in a form to be agreed upon by the parties; (B) a certain patent license to be entered into between Atrinsic, Brilliant Digital and Kinetech, Inc.; (C) the Transition Services Agreement (if deemed necessary by the parties); (D) a certain Registration Rights Agreement and (E) such other instruments of assumption as Brilliant Digital and its counsel may reasonably request;
•	Atrinsic will have delivered to Brilliant Digital 1,781,416 shares of Atrinsic’s Common Stock;
•	Atrinsic will have obtained the requisite vote of its stockholders and Brilliant Digital will have obtained the requisite vote of its stockholders to consummate the transactions contemplated by the Asset Purchase Agreement;

•	Atrinsic will have set the number of directors constituting its entire Board of Directors at seven (7), and two (2) nominees designated by Brilliant Digital will have been appointed as a members of the Board of Directors of Atrinsic with such appointments to be effective upon the closing and Atrinsic shall have entered into its standard form indemnification agreement with each such director appointee;
•	Atrinsic and Brilliant Digital shall have entered into a transitional services agreement on terms and conditions mutually approved by the parties;
•	the Marketing Services Agreement and the Master Services Agreement will each have been terminated in a manner reasonably satisfactory to each of the parties; and
•	all actions to be taken by Atrinsic in connection with consummation of the transactions contemplated by the Asset Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Asset Purchase Agreement will be reasonably satisfactory in form and substance to Brilliant Digital.

Brilliant Digital may waive any condition specified above if it executes a writing so stating at or prior to the closing.

Termination

The parties may terminate the Asset Purchase Agreement as provided below:

•	Atrinsic and Brilliant Digital may terminate the Asset Purchase Agreement by mutual written consent at any time prior to the closing;
•	Atrinsic may terminate the Asset Purchase Agreement by giving written notice to Brilliant Digital at any time prior to the closing (A) in the event Brilliant Digital has materially breached any representation, warranty, or covenant contained in the Asset Purchase Agreement, Atrinsic has notified Brilliant Digital of the breach, and the breach has continued without cure, if capable of being cured, for a period of 15 days after the notice of breach; provided, however, that if the breach is not capable of being cured, Atrinsic has the right to immediately terminate the Asset Purchase Agreement by notice to Brilliant Digital or (B) if the closing shall not have occurred on or before March 31, 2012, by reason of the failure of any condition precedent of Brilliant Digital in the Asset Purchase Agreement (unless the failure results primarily from Atrinsic itself breaching any representation, warranty, or covenant contained in this Agreement); and
•	Brilliant Digital may terminate the Asset Purchase Agreement by giving written notice to Atrinsic at any time prior to the closing (A) in the event Atrinsic has materially breached any representation, warranty, or covenant contained in the Asset Purchase Agreement, Brilliant Digital has notified Atrinsic of the breach, and the breach has continued without cure, if capable of being cured, for a period of 15 days after the notice of breach; provided, however, that if the breach is not capable of being cured, Brilliant Digital shall have the right to immediately terminate the Asset Purchase Agreement by notice to Atrinsic or (B) if the closing shall not have occurred on or before March 31, 2012, by reason of the failure of any condition precedent of Atrinsic in the Asset Purchase Agreement (unless the failure results primarily from Brilliant Digital itself breaching any representation, warranty, or covenant contained in this Agreement).

If any party terminates the Asset Purchase Agreement pursuant to the above described termination provisions, all rights and obligations of the parties under the Asset Purchase Agreement (except the confidentiality obligations of the parties) will terminate without any liability of any party to any other party for such termination (except for any liability that accrues from a breach of the Asset Purchase Agreement).

Post-Closing Actions

Brilliant Digital and Atrinsic agree as follows with respect to the period following the closing:

•	to take such further actions as are necessary or desirable to carry out the purposes of the Asset Purchase Agreement;

•	that the Asset Purchase Agreement will not constitute an agreement to assign any interest in any acquired contract or any claim, right or benefit arising pursuant to such contract if an attempted assignment of such contract without the consent required or necessary of a third party would constitute a breach or violation of such contract or affect adversely the rights of Atrinsic or Brilliant Digital under such contract;
•	in the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the date of the Asset Purchase Agreement involving a party, the other party will cooperate with it and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification pursuant to the terms of the Asset Purchase Agreement).
•	for a period of two years from and after the closing date, Brilliant Digital will not engage in a subscription-based music service or a substantially similar business that competes with the Kazaa digital music subscription business as conducted as of the closing date, worldwide.
•	during the period beginning upon the closing and ending on the first anniversary of the closing, Atrinsic (i) agrees to utilize its commercially reasonable efforts to remain a Section 12(g) reporting company in compliance with the Securities Exchange Act of 1934, as amended, and (ii) covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed pursuant to the Exchange Act.
•	after the closing date, for a period of two (2) years, Brilliant Digital shall maintain in full force and effect its current levels of E&O insurance as in existence on the closing date, which may be satisfied by obtaining a two year “tail” policy providing substantially the same coverage as is currently in effect.
•	after the closing date: (a) Altnet will promptly change its name from “Altnet, Inc.” to a name not including the words “Altnet” or any part or colorable imitation thereof; and (b) Altnet will cease and shall not at any time after the closing date use any prohibited names, or establish any business entity that has a name including, any of the prohibited names.

Indemnification

Survival of Representations and Warranties

Except as provided in the immediately following sentences, all of the representations and warranties of Atrinsic and Brilliant Digital contained in the Asset Purchase Agreement will survive the closing and continue in full force and effect for a period of 1 year thereafter. The representations and warranties of Brilliant Digital contained in the Asset Purchase Agreement relating to tax matters will survive the closing and continue in full force and effect until thirty (30) calendar days following the expiration of any applicable statute of limitations; the representations and warranties of Brilliant Digital relating to intellectual property in the Asset Purchase Agreement shall survive the closing and continue in full force and effect for a period of two (2) years after such date; and the representations and warranties of Brilliant Digital and Atrinsic contained in the Asset Purchase Agreement relating to their power and authority to enter into the Asset Purchase Agreement will survive the closing and continue in full force and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers).

Indemnification Provisions for Atrinsic’s Benefit

In the Asset Purchase Agreement, Brilliant Digital agrees to indemnify Atrinsic from and against the entirety of any adverse consequences Atrinsic may suffer caused by: (i) any breach (or in the event any third party alleges facts that, if true, would mean Brilliant Digital has breached) of Brilliant Digital’s representations, warranties, and covenants contained in the Asset Purchase Agreement; (ii) the operation of

Brilliant Digital’s business at anytime, whether before or after the closing date, or the ownership, use or possession of the acquired assets prior to the Closing Date, including, without limitation, any action or claim brought by any third party or governmental entity against Atrinsic as a successor in interest to Brilliant Digital that is based on facts that arose on or before the closing date or on acts or omissions occurring on or before the closing date (other than the assumed liabilities), and (iii) all liabilities not assumed by Atrinsic under the Asset Purchase Agreement. Other than for certain breaches relating to Brilliant Digital’s power and authority to enter into the agreement, Brilliant Digital shall not have any obligation to indemnify Atrinsic from and against any adverse consequences caused by the breach (or alleged breach) of any representation or warranty of Brilliant Digital until Atrinsic has suffered adverse consequences by reason of all such breaches (or alleged breaches) in excess of a $75,000 aggregate threshold (at which point Brilliant Digital will be obligated to indemnify Atrinsic from and against all such adverse consequences in excess of $75,000). The aggregate indemnification obligation for any adverse consequences caused by the breach (or alleged breach) of any representation or warranty of Brilliant Digital will not exceed ten (10) percent of the total share consideration received by Brilliant Digital pursuant to the terms of the Asset Purchase Agreement provided, however, that with respect breaches (or alleged breaches) relating to Brilliant Digital’s power and authority to enter into the Asset Purchase Agreement and breaches (or alleged breaches) relating to its intellectual property representations and warranties, the aggregate indemnification obligation of Brilliant Digital will be the aggregate value of the share consideration received by Brilliant Digital, in each case valued as of the closing date based on the average closing price of the Atrinsic’s Common Stock during the ten (10) consecutive trading days immediately preceding the closing date.

Indemnification Provisions for Brilliant Digital’s Benefit

In the Asset Purchase Agreement, Atrinsic agrees to indemnify Brilliant Digital from and against the entirety of any adverse consequences Brilliant Digital may suffer caused by: (i) any breach (or in the event any third party alleges facts that, if true, would mean Atrinsic has breached) of Atrinsic’s representations, warranties, and covenants contained in the Asset Purchase Agreement; and (ii) the operation of Atrinsic’s business at anytime, whether before or after the closing date, or the ownership, use or possession of the acquired assets after the closing date (other than liabilities which are excluded from the definition of assumed liabilities) and for the assumed liabilities. Other than for certain breaches relating to Atrinsic’s power and authority to enter into the agreement, Atrinsic will not have any obligation to indemnify Brilliant Digital from and against any adverse consequences caused by the breach (or alleged breach) of any representation or warranty of Atrinsic until Brilliant Digital has suffered adverse consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point Atrinsic will be obligated to indemnify Brilliant Digital from and against all such adverse consequences in excess of $25,000). The aggregate indemnification obligation of Atrinsic for any adverse consequences caused by the breach (or alleged breach) of any representation or warranty of Atrinsic shall not exceed ten (10) percent of the total share consideration received by Brilliant Digital pursuant to the terms of the Asset Purchase Agreement provided, however, that with respect breaches (or alleged breaches) relating to Atrinsic’s power and authority to enter into the Asset Purchase Agreement, the aggregate indemnification obligation of Atrinsic will be the aggregate value of the share consideration received by Brilliant Digital, in each case valued as of the closing date based on the average share price of the Atrinsic’s Common Stock during the ten (10) consecutive trading days immediately preceding the closing date.

Matters Involving Third Parties

If any third party notifies either party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other party (the “Indemnifying Party”) under the Asset Purchase Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party of such matter in writing. So long as certain procedures are followed, any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party. So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with the terms of the Asset Purchase Agreement, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld), unless there is a complete release of the Indemnified Party specifically included in any settlement agreement.

In the event the Indemnifying Party does not satisfy the procedural obligations described in the Asset Purchase Agreement, or if the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate, subject to the prior written consent of the Indemnifying Party (not to be unreasonably withheld), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (C) the Indemnifying Parties will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim.

Payment in Shares

Subject to applicable Law, Brilliant Digital may satisfy all or a portion of its indemnification obligations under the Asset Purchase Agreement by delivery to Atrinsic of that number of shares of the share consideration as is equal to (x) the amount of the indemnification payments Brilliant Digital chooses to satisfy by delivery of shares, divided by (y) the aggregate value of the share consideration received by Brilliant Digital, valued as of the closing date based on the average share price of the Atrinsic’s Common Stock during the ten (10) consecutive trading days immediately preceding the closing date.

Exclusive Remedy for Representations and Warranties

Other than with respect to breaches of a party’s representations and warranties under the Asset Purchase Agreement which are the result of fraud or intentional misrepresentation (for which all statutory, equitable, or common law remedies that a party may have in its favor shall be available), the rights and obligations of the parties under the indemnification section of the Asset Purchase Agreement are the exclusive rights and obligations of the parties with respect to any breach of any representation or warranty in the Asset Purchase Agreement and will be in lieu of any other rights or remedies to which the party entitled to indemnification under the Asset Purchase Agreement (other than equitable remedies, if applicable) would otherwise be entitled as a result of such breach.

Miscellaneous

The Asset Purchase Agreement does not confer any rights or remedies upon and person other than the parties to the agreement and their respective successors and permitted assigns. No party may assign either the Asset Purchase Agreement or any of its rights, interest, or obligations under the agreement without the prior written approval of the other party. No amendment of any provision of the Asset Purchase Agreement will be valid unless such amendment is in writing and signed by Atrinsic and Brilliant Digital. The Asset Purchase Agreement will be governed by and construed in accordance with the domestic laws of the State of New York and each party has agreed that any state or federal court sitting in New York, NY will have jurisdiction over any action or proceeding arising out of or relating to the Asset Purchase Agreement.

PROPOSAL NO. 3

APPROVAL OF THE ISSUANCE OF 20% OR MORE OF OUR COMMON STOCK
RELATED TO THE CONVERTIBLE NOTES AND WARRANTS ISSUED PURSUANT TO THE
SECURITIES PURCHASE AGREEMENT

Our shares are listed on The NASDAQ Capital Market. NASDAQ Listing Rule 5635(d) requires that we obtain shareholder approval of a transaction other than a public offering which involves the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock, if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “20% Share Limitation”).

On May 31, 2011, we and certain investors (the “Buyers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, we sold to the Buyers Notes (as defined below) and Warrants (as defined below).

The following is a summary of the terms of the Purchase Agreement, including certain provisions of the Purchase Agreement that would require us to exceed the 20% Share Limitation. Until we receive shareholder approval of this proposal, we are not permitted to exceed the 20% Share Limitation.

Description of Notes

Pursuant to the terms of the Purchase Agreement, we sold to the Buyers convertible notes in the aggregate original principal amount of $5,813,500 (the “Notes”), which Notes are convertible into shares of our common stock. The Notes were issued with an original issue discount of approximately 9.1%, and the aggregate purchase price of the Notes was $5,285,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are initially convertible into shares of common stock at a conversion price of $2.90 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price paid in the applicable dilutive issuance. We are required to repay the Notes in six equal monthly installments commencing on December 31, 2011 and ending on May 31, 2012, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for all or part of the payment, we must make an irrevocable decision to use shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of the conversion price then in effect or 85% of the arithmetic average of the closing bid prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the Note holders 21 trading days prior to the applicable installment date based on the value of our shares equal to the lower of the conversion price then in effect or 85% of the arithmetic average of the closing bid prices of our common stock during the 20 trading day period prior to payment of the pre-installment amount. On the installment date, to the extent we owe a Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue such Note holder additional shares, and to the extent we have issued excess Pre-Installment Shares, such shares will be applied to future payments.

If an event of default occurs under the Notes, each Buyer may require us to redeem its Note in cash at the greater of up to 110% of the unconverted principal amount or 110% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

The conversion price of the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% or 19.9% (as applicable) of our common stock.

Description of Warrants

Pursuant to the terms of the Purchase Agreement, we also agreed to issue to each Buyer warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants,” (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).

The Series B Warrants are exercisable immediately after issuance and expire nine months after the date we obtain shareholder approval of this proposal number 3. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 1,002,329 shares at an initial exercise price of $2.93 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price paid in the applicable dilutive issuance. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $2,936,824.

To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value (if a holder so elects to have its Series B Warrant so purchased).

If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after we obtain shareholder approval of this proposal 4, we may force the exercise of the Series B Warrants if we meet certain conditions.

The Series A and Series C Warrants are exercisable immediately after issuance and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,004,656 shares of our common stock at an initial exercise price of $2.90 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 952,212 shares of our common stock at an initial exercise price of $2.97 per share. If on the expiration date of the Series B Warrants, a holder of such warrant has not exercised such warrant for at least 80% of the shares underlying such warrant, we have the right to redeem from such holder its Series C Warrant for $1,000 under certain circumstances.

If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price paid in the applicable dilutive issuance. The number of shares underlying the Series A Warrants and the Series C Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series A Warrants and Series C Warrants will be $5,813,502 and $2,828,070, respectively.

To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at their Black-Scholes value (if a holder so elects to have its Series A Warrant or Series C Warrant so purchased).

The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% or 19.9% (as applicable) of our common stock. The Notes may not be converted and the Warrants may not be exercisable if the total number of shares that would be issued would exceed 19.99% of our common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval of this proposal pursuant to this proxy statement.

Description of Security Agreement

We and our subsidiaries, New Motion Mobile, Inc. and Traffix, Inc. entered into a security agreement (“Security Agreement”) with the Buyers pursuant to which we granted each of the Buyers a security interest in all of our assets securing our obligations under the Notes. In addition, New Motion Mobile, Inc. and Traffix, Inc. executed guaranties (each, a “Guaranty”) with each Buyer pursuant to which such subsidiaries guarantee our obligations under the Notes.

Issuance of 20% or More of our Outstanding Common Stock

On May 31, 2011 and immediately after the execution of the Purchase Agreement, there were 6,981,245 shares of common stock issued and outstanding, which under NASDAQ Listing Rule 5635(d) would prohibit us from issuing more than 1,396,249 shares of common stock without shareholder approval. Shareholder approval was not sought in advance of entering into the Purchase Agreement due to the fact that such approval was not required pursuant to NASDAQ rules and regulations and would have unnecessarily delayed the execution of the transaction documents and our receipt of the proceeds from the offering.

Consequences of Failure to Receive Shareholder Approval

Shareholder approval is required to enable us to issue more than 1,396,249 shares of our common stock pursuant to the Purchase Agreement. If shareholder approval is not obtained, then the Buyers will not be able to acquire 20% or more of the common stock or voting power outstanding before the offering and would continue to hold the balance of the Notes and Warrants in their unconverted form.

In connection with the Notes, to the extent we utilize our shares of common stock to pay the installments required under the Notes, our inability to issue greater than 1,396,249 shares may require us to utilize cash to repay the Notes. We currently do not have sufficient cash to repay the Notes, and if shareholder approval of this proposal 3 is not obtained, we may be in default under the Notes to the extent we are unable to meet our repayment obligations set forth in the Notes. In the event we default under the Notes, pursuant to the Security Agreement, the Note holders may obtain our assets, including all of our intellectual property. If we lose all or a substantial portion of our assets, our shares will significantly decline in value or become worthless.

To the extent that we are unable to receive shareholder approval of proposals 3 and 4 set forth in this proxy statement, we agreed in the Purchase Agreement to cause an additional shareholder meeting to be held every three months thereafter until such approval is obtained. As such, our failure to receive shareholder approval of proposals 3 and 4 set forth in this proxy statement will require us to incur the costs of holding one or more additional shareholder meetings until we receive such approvals.

Risks Associated with Approval of Proposals

If we receive shareholder approval of proposals 3 and 4 set forth in this proxy statement, and if we were to issue shares of our common stock upon conversion of the Notes or exercise of the Warrants, such issuances will affect the rights of existing holders of our common stock to the extent that future issuances of common stock reduce each existing shareholder’s proportionate ownership and voting rights. In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock.

Assuming we receive shareholder approval of the proposals set forth in this proxy statement and assuming we choose to repay the Notes solely in shares of our common stock (we may repay the Notes in cash), the following table shows the number of shares that would be issuable under the Notes and Warrants at various assumed Installment Conversion Prices:

Stock Price When Note is Converted or Warrants are Exercised(1)	Total Shares Required to Repay the Note Solely in Common Stock	Total Proceeds to us from Sale of the Note	Number of Series B Warrant Shares Issued	Total Proceeds to us Upon Exercise of the Series B Warrants	Number of Series A and C Warrant Shares Issued	Total Proceeds to us Upon Exercise of the Series A and C Warrants	Total Shares to be Issued in Financing(2)	Total Proceeds to us from Financing(2)
$1.00	6,839,412	$5,285,000	—	$—	—	$—	6,839,412	$5,285,000
$1.75	3,908,235	$5,285,000	—	$—	—	$—	3,908,235	$5,285,000
$2.50	2,735,765	$5,285,000	—	$—	—	$—	2,735,765	$5,285,000
$3.25	2,104,434	$5,285,000	1,002,329	$2,936,824	2,956,868	$8,641,572	6,063,631	$16,863,396
$4.00	2,004,655	$5,285,000	1,002,329	$2,936,824	2,956,868	$8,641,572	5,963,852	$16,863,396

(1)	Conversion Price is equal to the lower of the conversion price then in effect (initially $2.90) or 85% of the arithmetic average of the closing bid prices of our common stock during the 20 trading day period prior to payment of the installment amount.
(2)	Assuming all Warrants are exercised and the Notes are repaid solely in common stock.

Vote Required

The proposal to approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our recent financing must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF 20% OR MORE OF OUR COMMON STOCK RELATED TO THE NOTES AND WARRANTS ISSUED PURSUANT TO THE PURCHASE AGREEMENT.

PROPOSAL NO. 4

TO APPROVE THE ISSUANCE OF 20% OR MORE OF OUR COMMON STOCK TO BRILLIANT DIGITAL ENTERTAINMENT, INC. UPON THE CONVERSION OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN OUR RECENT FINANCING

Our shares are listed on The NASDAQ Capital Market. NASDAQ Listing Rule 5635(b) requires that we obtain shareholder approval prior to issuing securities when the issuance or potential issuance will result in a change of control of the company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

As described in Proposal 3, on May 31, 2011, we entered into a Purchase Agreement with certain Buyers, including Brilliant Digital. Brilliant Digital, which prior to the transaction held approximately 16.5% of our issued and outstanding common stock, purchased a Note in the aggregate principal amount of $2,200,000 and was issued Warrants in connection with its Note purchase. Subject to the limitations on conversion of the Note and Warrants issued to Brilliant Digital described below, Brilliant Digital would have the right to acquire more than 20% of our outstanding shares of common stock and voting power and such ownership and voting power would be the largest ownership position in our company. Therefore, we agreed to solicit shareholder approval of the full conversion of the Note held by Brilliant Digital into shares of our Common Stock and the exercise of the Warrants issued to Brilliant Digital for shares of our Common Stock.

Prior to receipt of shareholder approval, Brilliant Digital can convert its Note into that number of shares of our common stock that, when taken together with all other shares of our common stock then beneficially owned by Brilliant Digital and its affiliates, does not exceed 19.99% of the total number of issued and outstanding shares of our common stock. Similarly, Brilliant Digital can exercise its warrants for that number of shares of our common stock that, when taken together with all other shares of common stock then beneficially owned by Brilliant Digital and its affiliates, does not exceed 19.99% of the total number of issued and outstanding shares of our common stock. However, the Note may not be converted and the Warrants may not be exercised to the extent that the total number of shares that would be issued to Brilliant Digital upon such conversion or exercise would exceed 19.99% of our issued and outstanding common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval of this proposal pursuant to this proxy statement. Shareholder approval was not sought in advance of entering into the Purchase Agreement due to the fact that such approval was not required pursuant to NASDAQ rules and regulations and would have unnecessarily delayed the execution of the transaction documents and our receipt of the proceeds from the offering.

Consequences of Failure to Receive Shareholder Approval

Shareholder approval is required pursuant to NASDAQ Listing Rule 5635(b) to enable us to issue more than 19.99% of the total number of issued and outstanding shares of common stock to Brilliant Digital upon conversion of the Note and/or exercise of the Warrants issued to Brilliant Digital. If shareholder approval is not obtained, then Brilliant Digital will not be able to acquire 20% or more of the common stock or voting power outstanding before the offering and would continue to hold the balance of their Note and Warrants in their unconverted form.

In connection with the Note issued in the offering, to the extent we utilize our shares of common stock to pay the installments required under the Notes, our inability to issue greater than 1,396,249 shares may require us to utilize cash to repay the Notes. We currently do not have sufficient cash to repay the Notes, and if shareholder approval of this proposal 4 is not obtained, we may be in default under the Notes to the extent we are unable to meet our repayment obligations set forth in the Notes. In the event we default under the Notes, pursuant to the Security Agreement, the Note holders may obtain our assets, including all of our intellectual property. If we lose all or a substantial portion of our assets, our shares will significantly decline in value or become worthless.

To the extent that we are unable to receive shareholder approval of proposals 3 and 4 set forth in this proxy statement, we agreed in the Purchase Agreement to cause an additional shareholder meeting to be held every three months thereafter until such approval is obtained. As such, our failure to receive shareholder approval of proposals 3 and 4 set forth in this proxy statement will require us to incur the costs of holding one or more additional shareholder meetings until we receive such approvals.

Risks Associated with Approval of Proposals

If we receive shareholder approval of proposals 3 and 4 set forth in this proxy statement, and if we were to issue shares of our common stock upon conversion of the Notes or exercise of the Warrants (including those held by Brilliant Digital), such issuances will affect the rights of existing holders of our common stock to the extent that future issuances of common stock reduce each existing shareholder’s proportionate ownership and voting rights. In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock.

Assuming we receive shareholder approval of proposals 3 and 4 set forth in this proxy statement and assuming we choose to repay the Note issued to Brilliant Digital solely in shares of our common stock (we may repay the Note in cash), the following table shows the number of shares that would be issuable under the Note and Warrants issued to Brilliant Digital at various assumed Installment Conversion Prices:

Stock Price When Note is Converted or Warrants are Exercised(1)	Total Shares Required to Repay the Note Solely in Common Stock	Total Proceeds to us from Sale of the Note	Number of Series B Warrant Shares Issued	Total Proceeds to us Upon Exercise of the Series B Warrants	Number of Series A and C Warrant Shares Issued	Total Proceeds to us Upon Exercise of the Series A and C Warrants	Total Shares to be Issued in Financing(2)	Total Proceeds to us from Financing(2)
$1.00	2,588,235	$2,000,000	—	$—	—	$—	2,588,235	$2,000,000
$1.75	1,478,992	$2,000,000	—	$—	—	$—	1,478,992	$2,000,000
$2.50	1,035,294	$2,000,000	—	$—	—	$—	1,035,294	$2,000,000
$3.25	796,380	$2,000,000	379,311	$1,111,381	1,118,966	$3,270,226	2,294,657	$6,381,607
$4.00	758,621	$2,000,000	379,311	$1,111,381	1,118,966	$3,270,226	2,256,898	$6,381,607

(1)	Conversion Price is equal to the lower of the conversion price then in effect (initially $2.90) or 85% of the arithmetic average of the closing bid prices of our common stock during the 20 trading day period prior to payment of the installment amount.
(2)	Assuming all Warrants are exercised and the Note is repaid solely in common stock.

Prior Transactions with Brilliant Digital

Prior to the financing, the Company and Brilliant Digital entered into a Marketing Services Agreement and a Master Services Agreement, each effective as of July 1, 2009, pursuant to which the companies jointly offer the Kazaa digital music service. Each of the Marketing Services Agreement and the Master Services Agreement were amended on October 13, 2010. The amendments to the agreements are part of a broader transaction between the Company and Brilliant Digital pursuant to which the Company will acquire all of the assets of Brilliant Digital that relate to the Kazaa digital music service business in accordance with the terms of an Asset Purchase Agreement entered into between the parties on October 13, 2010. Please see proposal 2 for further information on Atrinsic’s prior transactions with Brilliant Digital.

Vote Required

The proposal to approve the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our recent financing must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF 20% OR MORE OF OUR OUTSTANDING SHARES OF COMMON STOCK OR VOTING POWER TO BRILLIANT DIGITAL PURSUANT TO THE PURCHASE AGREEMENT.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2009 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN FROM 687,500 SHARES TO 2,000,000 SHARES AND TO INCREASE THE NUMBER OF AWARDS THAT MAY BE GRANTED TO AN INDIVIDUAL PARTICIPANT IN ANY CALENDAR YEAR UNDER THE PLAN FROM 125,000 SHARES TO 650,000 SHARES

Proposal 5 is the adoption of an amendment to the Atrinsic, Inc. 2009 Stock Incentive Plan (the “2009 Plan”) to increase the number of shares of common stock available for issuance under the 2009 Plan from 687,500 shares to 2,000,000 shares and to increase the number of awards that may be granted to an individual participant in any calendar year under the 2009 Plan from 125,000 shares to 650,000 shares (the “Plan Amendment”). The 2009 Stock Incentive Plan, as proposed to be amended, is attached hereto as Appendix E. The Plan Amendment is being submitted to the company’s stockholders for approval to comply with the terms of the 2009 Plan, the tax code and NASDAQ Listing Rule 5635(c). The proposal to adopt the Plan Amendment requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

The Board of Directors approved the Plan Amendment to ensure that a sufficient number of shares of common stock are available for issuance under the 2009 Stock Incentive Plan and also to ensure that the company could appropriately incentivize key employees of the company, including its recently hired Chief Executive Officer, Stuart Goldfarb, and recently hired Chief Marketing Officer, Sharon Siegel. At June 30, 2011, 377,314 shares remained available for grants of awards under the 2009 Stock Incentive Plan. The Board of Directors believes that the ability to grant stock-based awards is important to our future success. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 2009 Stock Incentive Plan will enable us to continue to realize the benefits of granting stock-based compensation.

Previously, Atrinsic and its stockholders approved the 2007 Stock Incentive Plan (the “2007 Plan”), which had authorized a total of 350,000 shares for issuance to eligible participants. Following the approval of the 2009 Plan by the Company’s stockholders, which occurred at our 2009 Annual Stockholder Meeting, no further awards may be granted under the 2007 Plan, except that any shares of common stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the 2007 Plan may be subsequently again awarded in accordance with the terms of the 2007 Plan prior to its expiration in 2017. As of June 30, only 258,834 shares remained eligible for grant under the 2007 Plan.

In 2009, the Board of Directors adopted the 2009 Stock Incentive Plan. Under the 2009 Plan, up to 687,500 stock options, shares of restricted stock, restricted stock units, stock appreciation rights or other awards may be granted.

The table below sets forth certain information regarding the outstanding grants under our 2007 Plan and 2009 Plan and shares remaining available for grant thereunder as of June 30, 2011.

June 30, 2011
Shares available under 2007 Plan	258,834
Shares underlying awards granted and outstanding:	74,988
Total	333,822
Stock options (unexercised)	74,988
Weighted average exercise price for outstanding options	$26.67
Weighted average remaining term for outstanding options	5.72 yrs

June 30, 2011
Shares available under 2009 Plan	377,314
Shares underlying awards granted and outstanding:	242,131
Total	619,445
Stock options (unexercised)	65,133
Weighted average exercise price for outstanding options	$2.46
Weighted average remaining term for outstanding options	9.09 yrs

At September 1, 2011, the last reported sales price of our common stock on the NASDAQ Capital Market was $2.63 per share.

Summary of the 2009 Stock Incentive Plan

The following summary briefly describes the principal features of the 2009 Plan, and is qualified in its entirety by reference to the full text of the 2009 Plan.

Plan Term:
April 28, 2009 to April 28, 2019
Eligible Participants:
All of our full-time and part-time employees, where legally eligible to participate, our non-employee directors, and individuals providing services to Atrinsic and our subsidiaries.
Shares Authorized:
Currently, 687,500 shares are authorized for award over the term of the plan, subject to adjustment to reflect stock splits and similar events. The Plan Amendment will increase the number of shares available for award from 687,500 to 2,000,000.
Award Types (available to all participants):
(1) Stock options
(2) Restricted stock
(3) Restricted Stock Units
(4) Stock Appreciation Rights (SARs)
(5) Other Stock-Based Awards
Award Terms:
Stock options, restricted stock units and SARs will have a term of no longer than ten years.
162(m) Share Limits:
Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2009 Stock Incentive Plan currently limits awards granted to an individual participant in any calendar year to no more than 125,000 shares. The Plan Amendment proposes to increase the limit on awards that may be granted to an individual participant in any calendar year to no more than 650,000 shares.
Vesting:
Determined by the Administrator within the following limits (subject to exceptions for death, disability, or retirement):
(1) Restricted stock or restricted stock units cannot vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case vesting is based on performance over a period of not less than one year. A total of 400,000 shares may be used for stock awards having no minimum vesting period.

(2) Performance vesting criteria, if any, will be established at the grant date.
Not Permitted:
The Plan does not permit any of the following:
(1) Granting stock options or SARs at a price below the market value of Atrinsic stock on the date of grant.
(2) Re-pricing or reducing the exercise price of a stock option or SAR without stockholder approval.
(3) Reload grants, or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.
(4) Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Administration.  The 2009 Plan is administered by the Compensation Committee of the Board of Directors (the “Administrator”). The 2009 Plan restricts membership on the Compensation Committee to directors that meet the definitions of “non-employee directors” (as defined in the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934), and “outside directors” (as defined in the regulations adopted by the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code of 1986, as amended). We will bear the expenses for administering the 2009 Plan.

The Administrator selects the employees who receive awards, determines the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2009 Plan, establishes the terms, conditions, and other provisions of the grants. The Administrator may interpret the 2009 Plan and establish, amend, and rescind any rules related to the 2009 Plan. The Administrator may delegate to an administrator of one or more directors the ability to grant awards and take other actions with respect to participants who are executive officers, and the Administrator may delegate to an administrator of one or more officers the ability to grant awards and take other actions with respect to participants who are not executive officers within limits and a budget pre-approved by the Administrator. The Administrator also may delegate administrative or ministerial functions under the 2009 Plan to an officer or officers.

Types of Awards.  The 2009 Plan provides for the granting of stock options, including stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards not comprised of any of the foregoing that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock or factors that may influence the value of our common stock. Other stock-based awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon performance of Atrinsic or a business unit or any other factors designated by the Administrator, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified Atrinsic subsidiaries or other business units any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Administrator has the discretionary authority to determine the amount of awards to Participants. The use of performance-based requirements, if any, will be considered in the context of our total compensation program.

Eligibility.  All employees, non-employee directors and individuals providing services to Atrinsic and our subsidiaries are eligible to participate in the 2009 Plan. In addition, awards may be granted to prospective employees, consultants, and directors who are also employees in connection with written offers of employment or engagement. While any eligible person under the 2009 Plan may be granted non-statutory stock options or restricted stock purchase awards, only employees may be granted incentive stock options. As of September 1, 2011, there were approximately 50 employees and three non-employee directors that are eligible to participate in the 2009 Plan.

Shares Subject to Plan.  Subject to adjustment upon certain corporate transactions or events, currently up to a maximum of 687,500 shares of common stock (the “Fungible Pool Limit”) may be subject to equity awards under the 2009 Plan. The Plan Amendment proposes to increase the maximum number of shares of common stock that may be subject to equity awards under the 2009 Plan from 687,500 shares to 2,000,000 shares. Shares that are forfeited or cancelled are not considered to have been delivered under the 2009 Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise be delivered pursuant to an award are considered to have been delivered under the 2009 Plan. The Administrator determines the appropriate methodology for calculating the number of shares of common stock issued pursuant to the 2009 Plan in accordance with the foregoing.

Vesting and Exercise of Stock Options and SARs.  The exercise price of stock options granted under the 2009 Plan may not be less than the fair market value of our common stock on the date of grant, and such value is determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Internal Revenue Code. The option term may not be longer than 10 years. The Administrator determines when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any. We may require the participant to satisfy tax-withholding requirements before issuing common stock under the 2009 Plan. Similar terms and limitations apply to SARs under the 2009 Plan.

Vesting of Restricted Stock and Restricted Stock Units.  The Administrator may make the grant, issuance, retention, and/or vesting of restricted stock and restricted stock units contingent upon continued employment with Atrinsic, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and restricted stock units that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant. Up to 400,000 shares may be available for use as stock awards having no minimum vesting period.

Dividends.  Unless otherwise provided by the Administrator, no adjustment may be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares before their issuance under any award. The Administrator will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends. As of December 31, 2010, no dividend equivalents had ever been issued.

Eligibility under Section 162(m) of the Tax Code.  Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options or SARs) or on one or more of the other factors set forth in the 2009 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. To the extent that an award under the 2009 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Administrator. The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Administrator based on any further considerations that the Administrator may determine in its sole discretion.

Transferability.  Awards granted under the 2009 Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Administrator. The Administrator has sole discretion to permit the transfer of an award.

Amendments Requiring Stockholder Approval.  The Board may terminate, amend, or suspend the 2009 Stock Incentive Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	increase the number of shares that may be issued under the 2009 Plan;
•	permit granting of stock options at less than the fair market value;
•	permit the re-pricing of outstanding stock options;
•	amend the maximum shares set forth that may be granted pursuant to awards in the aggregate or to any participant individually;
•	extend the term of the 2009 Plan;
•	change the class of persons eligible to participate in the 2009 Plan; or
•	otherwise implement any amendment required to be approved by stockholders under NASDAQ rules.

Adjustments.  In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in SFAS No. 123(R)) affecting our common stock, the Administrator will equitably adjust the number and kind of shares available for grant under the 2009 Plan, and subject to the various limitations set forth in the 2009 Plan, the number and kind of shares subject to outstanding awards under the 2009 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Atrinsic on outstanding stock options, SARs, restricted stock, and restricted stock units granted under the 2009 Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2009 Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock and restricted stock unit awards, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2009 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2009 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A applies to restricted stock units, performance units, and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the regulations no negative impact should attach to the grants.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover SARs and stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights with respect to SARs are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2009 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2009 Plan by a Committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2009 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2009 Plan, as established and certified by a Committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% shareholders (referred to as insiders) pursuant to awards granted to them under the 2009 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2009 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2009 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers, are not presently determinable. Other than as described below, no awards are contingent upon obtaining stockholder approval of the Plan Amendment.

On June 1, 2011, we entered into an employment agreement with Mr. Goldfarb, our Chief Executive Officer, which provides that, within 120 days of June 1, 2011, we will grant to Mr. Goldfarb restricted stock units to acquire 625,000 shares of our common stock pursuant to our 2009 Stock Incentive Plan. The RSUs will vest with respect to 218,750 shares on June 1, 2011, 156,250 RSUs will vest in the event certain financing criteria are satisfied, 125,002 RSUs will vest in equal monthly installments over the term of the agreement, and 41,666 RSUs will vest in each of calendar year 2012, 2013, and 2014 if our business operations meet or exceed certain financial performance standards to be determined by our Board of Directors. Except in the event Mr. Goldfarb’s employment is terminated without cause and except in the event Mr. Goldfarb’s employment is terminated by Mr. Goldfarb for good reason, any portion of Mr. Goldfarb’s RSUs that remain unvested at the time of his termination will be extinguished and cancelled. In the event a change of control or in the event of a termination of Mr. Goldfarb’s employment without cause or by Mr. Goldfarb for good reason, all RSUs granted to Mr. Goldfarb will automatically vest immediately prior to the termination of Mr. Goldfarb’s employment. Mr. Goldfarb’s RSU grant is contingent on stockholder approval of the Plan Amendment.

Also on June 1, 2011, Sharon Siegel was appointed as our Chief Marketing Officer. Pursuant to her employment arrangement with us, Ms. Siegel will be granted restricted stock units to acquire 187,500 shares of our common stock pursuant to our 2009 Stock Incentive Plan. The RSUs will vest with respect to 37,500 shares on June 1, 2011, 9,375 RSUs will vest in the event certain financing criteria are satisfied, and 46,875 RSUs will vest in each of calendar year 2012, 2013, and 2014 if our business operations meet or exceed certain financial performance standards to be determined by our board of directors. Ms. Siegel’s RSU grant is contingent on stockholder approval of the Plan Amendment.

On September 15, 2011, Nathan Fong was appointed as our Chief Financial Officer. Pursuant to his employment arrangement with us, Mr. Fong will be granted restricted stock units to acquire 117,500 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan. The RSUs will vest with respect to 10,000 shares on September 15, 2011, 10,000 RSUs will vest in the event certain financing criteria are satisfied, and 32,500 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s board of directors. Mr. Fong’s RSU grant is contingent on stockholder approval of the Plan Amendment.

Required Vote

The approval of the Plan Amendment will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will not be counted or deemed present or represented for determining whether stockholders have approved this proposal. Abstentions will have the effect of negative votes. The Board of Directors is of the opinion that the Plan Amendment is in the best interests of the company and its stockholders and recommends a vote for the approval of the Plan Amendment. All proxies will be voted to approve the Plan Amendment unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN FROM 687,500 SHARES TO 2,000,000 SHARES AND TO INCREASE THE NUMBER OF AWARDS THAT MAY BE GRANTED TO AN INDIVIDUAL PARTICIPANT IN ANY CALENDAR YEAR UNDER THE PLAN FROM 125,000 SHARES TO 650,000 SHARES.

PROPOSAL NO. 6

APPROVAL OF THE ISSUANCE OF UP TO $30 MILLION WORTH OF SHARES OF OUR COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, NOT TO EXCEED 6,000,000 SHARES, IN ONE OR MORE RELATED
PRIVATE PLACEMENT TRANSACTIONS OCCURRING ON OR PRIOR TO THE DATE
SIX MONTHS AFTER THE ANNUAL MEETING, WHICH SHARES WOULD BE ISSUED
AT A MAXIMUM DISCOUNT TO THE THEN FAIR MARKET VALUE OF OUR
COMMON STOCK ON THE DATE(S) OF ISSUANCE OF 25%

Purpose and Manner of Issuance

We are asking stockholders to approve the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 25%, for the following purposes:

•	to provide additional working capital to grow our Kazaa digital music subscription business;
•	to strengthen our financial position; and
•	to enable us to pursue market opportunities and execute on our business plan.

A vote in favor of this proposal does not necessarily mean that we will issue all $30 million worth of shares of our Common Stock at a 25% discount to the fair market value of our Common Stock between the date of the Annual Meeting and the date six months after the Annual Meeting. Rather, these parameters represent an outer limit on the manner in which we may issue discounted securities, for which we are seeking stockholder approval. The exact number of securities to be authorized and the market value discount at which these securities will be sold, subject to a maximum offering price of $30 million, a maximum share issuance of 6,000,000 shares and a maximum fair market value discount of 25%, will be determined by our Board of Directors. The issuance of securities at a discount to the fair market value of our common stock will dilute the common stock ownership of our existing stockholders.

Why is stockholder approval required in connection with the proposed stock issuances described in this proposal?

Under NASDAQ Listing Rule 5635(d), stockholder approval is required prior to the issuance of a listed company’s common stock in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The share issuances contemplated by this proposal require stockholder approval as a result of this rule.

Basic Terms of Securities

We expect that the basic terms of the shares of Common Stock authorized pursuant to this proposal would be identical to the Common Stock currently outstanding. The exact terms of any securities convertible into or exercisable for Common Stock that may be issued cannot be stated or estimated at the time of the filing of this proxy statement. Similarly, it is impracticable to describe the transaction in which such securities are to be issued because, at the time of the filing of this proxy statement, no such transaction has been identified. The exact terms of the securities, including, but not limited to, dividend or interest rate, conversion price, voting rights, redemption price, maturity dates and similar matters will be determined by our Board of Directors. We do not presently anticipate seeking from our stockholders further authorization of such securities prior to the issuance thereof unless required to do so by The NASDAQ Listing Rules or in accordance with applicable Delaware law.

Such securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Required Vote

The proposal to approve the share issuance contemplated by this Proposal 6 must be approved by the affirmative vote of a majority of the shares present in person and voting on the proposal or represented by proxy and voting on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights with respect to the proposal, and the Company will not independently provide stockholders with any such right.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF UP TO $30 MILLION WORTH OF SHARES OF OUR COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, NOT TO EXCEED 6,000,000 SHARES, IN ONE OR MORE RELATED PRIVATE PLACEMENT TRANSACTIONS OCCURRING ON OR PRIOR TO THE DATE SIX MONTHS AFTER THE ANNUAL MEETING, WHICH SHARES WOULD BE ISSUED AT A MAXIMUM DISCOUNT TO THE THEN FAIR MARKET VALUE OF OUR COMMON STOCK ON THE DATE(S) OF ISSUANCE OF 25%.

PROPOSAL NO. 7

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY’S NAME TO
KAZAA ENTERTAINMENT, INC.

The Board of Directors has approved an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) which amends Paragraph First of our Restated Certificate to change our corporate name from Atrinsic, Inc. to Kazaa Entertainment, Inc. Stockholders are now being asked to approve the amendment to our Restated Certificate. The text of the amendment to our Restated Certificate is attached to this proxy statement as Appendix F.

The Board of Directors has authorized the change in the Company’s name to Kazaa Entertainment, Inc. In the judgment of the Board of Directors, the change of the Company’s name is desirable to rebrand the business operations of the Company after its acquisition of the Kazaa assets.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of our outstanding shares, in person or by proxy, will be required to approve the amendment to our certificate of incorporation to change our corporate name to Kazaa Entertainment, Inc. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 8

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon a recommendation from its Audit Committee, has appointed KPMG, LLP as our independent auditors for the fiscal year ending December 31, 2011. As a matter of good corporate governance, the Board of Directors has decided to submit its selection of the independent audit firm to our stockholders for ratification. If the selection of KPMG, LLP is not ratified by the majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will review its future selection of an independent registered public accounting firm in the light of that vote result. KPMG, LLP has no financial interest of any kind in Atrinsic, except the professional relationship between auditor and client. Representatives of KPMG, LLP will be invited to attend the Annual Meeting. If a representative of KPMG, LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

Change in Independent Auditor

Independent Public Accountants

(a) New independent registered public accounting firm

The Audit Committee of the Board of Directors appointed KPMG, LLP as the Company’s new independent registered public accounting firm on January 30, 2009. During 2007 and 2008 and through January 30, 2009, the Company did not consult with KPMG, LLP regarding any of the following:

•	The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by KPMG, LLP that KPMG, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;
•	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or
•	Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

(b) Previous Independent Registered Public Accounting Firms

McGladrey & Pullen, LLP

We engaged McGladrey & Pullen, LLP as our independent registered public accounting firm as of May 7, 2008. Traffix, Inc., our wholly-owned subsidiary which we acquired on February 4, 2008, engaged McGladrey & Pullen, LLP to audit the financial statements of Traffix, Inc. for the year ended November 30, 2007 and the stub-period from December 1, 2007 to January 31, 2008. As a result of the acquisition of Traffix, Inc. by Atrinsic, these engagements were not performed by McGladrey and Pullen, LLP.

Our Audit Committee approved a process to evaluate a change in our accountants. During the process, McGladrey & Pullen, LLP resigned as our independent registered public accounting firm on January 21, 2009. During the year ended December 31, 2008, and through January 21, 2009, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused McGladrey and Pullen, LLP to make reference to the subject matter of the disagreements in connection with its reports. During our year ended December 31, 2008 and through January 21, 2009, there were no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K).

The Company furnished McGladrey & Pullen, LLP with a copy of its Report on Form 8-K dated January 21, 2009 prior to filing with the SEC. The Company also requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from McGladrey & Pullen, LLP, addressed to the Securities and Exchange Commission, was filed with our Current Report on Form 8-K/A filed with the SEC on January 30, 2009.

Fees Paid to KPMG, LLP

The following table sets forth fees billed to us by our auditors, KPMG, LLP during fiscal year ending December 31, 2010 and 2009:

(In Thousands)	December 31, 2010	December 31, 2009
Audit Fees(1)	$403	$375
Audit-related fees(2)	35	5
Tax fees(3)	93	—
All other fees	—	—
Total	$531	$380

(1)	Audit fees include the audit of our annual financial statements and review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)	Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. Audit related fees incurred in 2010 related to forensic internal control matters. Audit related fees incurred in 2009 related to the company’s preparation and filing of its Registration Statement on Form S-8.
(3)	Tax fees consist of tax services for tax compliance and tax preparation plus tax services relating to a study to determine the extent that research and development credits can be claimed on our corporate tax returns.

Our Audit Committee is directly responsible for interviewing and retaining our independent accountant, considering the accounting firm’s independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. During each of the fiscal years ended December 31, 2010 and December 31, 2009, respectively, our Audit Committee pre-approved 100% of the services described above. None of the aforementioned services provided by KPMG, LLP were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Required Vote

The affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of Atrinsic’s common stock as of September 1, 2011. The number of shares in the table represents the number of shares of common stock owned by:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants, convertible notes or options currently exercisable or exercisable within 60 days of September 1, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants, convertible notes or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at September 1, 2011. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

The information presented in this table is based on 6,330,778 shares of our common stock outstanding on September 1, 2011, which excludes 681,509 shares held in treasury. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o Atrinsic, Inc., 469 7th Avenue, 10th Floor, New York, NY 10018.

ATRINSIC, INC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Stuart Goldfarb	—	—
Sharon Siegel	—	—
Mark Dyne(1)	881,558	13.9%
Raymond Musc(2)	123,955	2.0%
Lawrence Burstein(3)	31,937	*
Jerome Chazen(4)	41,848	*
All Executive Officers and Directors as a Group (6 persons)	1,079,298	17.0%
5% Shareholders:
MPLC Holdings, LLC & Europlay(1)	880,067	13.9%
Trinad Capital Master Fund, Ltd.(5)	585,498	9.3%
Mercury Fund IX Ltd(6)	450,000	7.1%
Briliant Digital(7)	1,314,350	19.9%

*	Less than 1% of our outstanding shares
(1)	Includes 973 shares of Common Stock held directly by Mr. Dyne, 684,590 shares of common stock held by MPLC Holdings, LLC of which Mr. Dyne is Manager, and 186,592 shares held by Europlay Capital Advisors, LLC, of which Mr. Dyne is the Chief Executive Officer and Chairman. Mr. Dyne disclaims beneficial ownership of the shares of common stock directly beneficially owned by MPLC Holdings, LLC and Europlay Capital Advisors, LLC except to the extent of his pecuniary interests therein. The address of each of Mr. Dyne, MPLC Holdings, LLC and Europlay Capital Advisors, LLC are 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403.
(2)	Consists of 123,955 shares of common stock.
(3)	Includes 3,508 shares of common stock, 9,403 shares of common stock underlying restricted stock units and 19,026 shares of common stock issuable upon the exercise of options held by Mr. Burstein.
(4)	Includes 13,308 shares of common stock, 16,040 shares of common stock underlying restricted stock units and 12,500 shares of common stock issuable upon the exercise of options held by Mr. Chazen.
(5)	Trinad Capital Master Fund, Ltd. is the beneficial owner of 585,498 shares of Common Stock. Trinad Management, LLC (as the manager of the Trinad Capital Master Fund, Ltd. and Trinad Capital LP) and Robert S. Ellin, the managing director of and portfolio manager for Trinad Management, LLC and the managing director of Trinad Advisors II LLC are deemed the beneficial owners of 585,498 shares of the Common Stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 76.11% of the shares of Trinad Capital Master Fund, Ltd.) and Trinad Advisors II, LLC (as the general partner of Trinad Capital LP), are each deemed the beneficial owner of 445,623 shares (representing 76.11% of the 585,498 shares of the Common Stock held by Trinad Capital Master Fund, Ltd.). Each of Trinad Management, LLC and Trinad Advisors II, LLC disclaim beneficial ownership of the shares of Common Stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. Robert S. Ellin disclaims beneficial ownership of the shares of Common Stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. except to the extent of his pecuniary interests therein. Trinad Management, LLC and Robert S. Ellin have shared power to direct the vote and shared power to direct the disposition of these shares of common stock. Mr. Ellin resigned as a member of our board of directors on April 20, 2011. The address of Trinad Management is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.
(6)	Consists of 450,000 shares of Common Stock. Kevin C. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, L.L.C., the General Partner of Mercury Ventures II, Ltd. (“Mercury Ventures II”), which is the General Partner of Mercury Fund IX, Ltd. (“Mercury IX”). The principal business office of Mercury IX, Mercury Ventures II, Mercury Management and Mr. Howe is 501 Park Lake Drive, McKinney, Texas 75070.
(7)	Consists of 1,040,357 shares of common stock and 273,993 shares of common stock issuable upon conversion of a secured convertible note held by Brilliant Digital Entertainment, Inc. Excludes (i) 484,628 shares of common stock issuable upon conversion of such note held by Brilliant Digital Entertainment, Inc. and (ii) 1,498,277 shares of common stock issuable upon exercise of warrants held by Brilliant Digital Entertainment, Inc. because such note contains, and each of such warrants contain, a “blocker provision” under which the holder thereof does not have the right to convert such note or exercise each such warrant to the extent (but only to the extent) that such conversion or exercise would result in beneficial ownership by the holder thereof, or any of its affiliates, of more than 19.9% of the common stock. Without such “blocker provisions,” Brilliant Digital Entertainment, Inc. and Kevin Bermeister would be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of 3,297,255 shares of common stock. Kevin Bermeister, in his capacity as Chief Executive Officer of Brilliant Digital Entertainment, Inc., has voting control and investment discretion over securities held by Brilliant Digital Entertainment, Inc. As a result of the foregoing, Mr. Bermeister may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Brilliant Digital Entertainment, Inc.. The address of Brilliant Digital Entertainment, Inc. is 12711 Ventura Boulevard, Suite 210, Studio City, CA 91604.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2012 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by [_________]. In addition, in the event a stockholder proposal is not received by the Company by [_________], the Proxy to be solicited by the Board of Directors for the 2012 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2012 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2012 Annual Meeting is advanced or delayed more than 30 days from the date of the 2011 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2012 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2012 Annual Meeting. Upon determination by the Company that the date of the 2012 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2011 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

COMMUNICATIONS WITH DIRECTORS

Holders of the Company’s securities can send communications to the Board of Directors via email to board@atrinsic.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

Our financial statements for the year ended December 31, 2010 are included in our 2010 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement and our financial statements for the three and six months ended June 30, 2011 are included in our Quarterly Report on Form 10-Q, which we are sending to our stockholders at the same time as this proxy statement. Our 2010 Annual Report on Form 10-K, as amended (excluding the exhibits thereto), and our Quarterly Report on Form 10-Q (excluding the exhibits thereto) each of which has been filed with the SEC, are incorporated by reference herein and shall be made available to stockholders without charge upon written request to the Corporate Secretary of Atrinsic, Inc., at our principal executive offices, 469 7th Avenue, 10th Floor, New York, NY 10018.

ON BEHALF OF THE BOARD OF DIRECTORS
[________], 2011	/s/ Jerry Chazen Jerry Chazen Chairman of the Board

WHERE YOU CAN FIND MORE INFORMATION

Atrinsic is required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy these reports, statements or other information in person at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Atrinsic that file electronically with the SEC. The address of that site is http://www.sec.gov.

APPENDIX A

ASSET PURCHASE AGREEMENT, AS AMENDED

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into on October 13, 2010 (the “Effective Date”), by and between Atrinsic, Inc., a Delaware corporation (“Atrinsic”) and Brilliant Digital Entertainment, Inc., a Delaware corporation (“Brilliant Digital”) and its wholly-owned subsidiary, Altnet, Inc., a Delaware corporation (“Altnet”). Brilliant Digital and Altnet are collectively referred to herein as “BDE”, and Atrinsic and BDE are referred to collectively herein as the “Parties.”

This Agreement contemplates a transaction in which Atrinsic will purchase certain assets and assume certain of the liabilities of BDE in consideration of shares of Atrinsic’s common stock.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

SECTION 1.  DEFINITIONS.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Acquired Assets” means all right, title, and interest in and to the assets of BDE that relate to the Business, including but not limited to any such (a) Webpages, (b) tangible personal property, (c) Intellectual Property (including the Kazaa Trademark), all goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto, and all rights thereunder, all remedies against infringements thereof, and all rights to protection of interests therein under the laws of all jurisdictions, (d) Acquired Contracts, (e) accounts receivable from third parties other than Atrinsic, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) copies of necessary books, records, ledgers, files, documents, and correspondence, (h) customer lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (i) short code, (j) Subscriber Database and (k) the Vozzi Browser, provided, however, that the Acquired Assets shall not include (i) BDE’s certificate of formation, qualifications to conduct business as a foreign company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Brilliant Digital and its Subsidiaries as corporations, (ii) any of the rights of BDE under this Agreement (or under any side agreement between BDE on the one hand and Atrinsic on the other hand entered into on or after the date of this Agreement), (iii) Cash, (iv) any contract or agreement that is not an Acquired Contract or (v) any security deposits and letters of credit made or obtained by BDE in connection with that certain Agreement for the Inclusion of Universal Sound Recordings and Universal Master Tones in Online, On-Demand Subscription Services, dated January 3, 2008, by and between UMG Recordings, Inc. and Brilliant Digital, as amended.

“Acquired Contracts” means those contracts and agreements set forth on Schedule 3(o)(i) hereto.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses but specifically excluding consequential or diminution in value claims.”

“Affiliate” with respect to any Person, means any other Person that, directly or indirectly, is controlled by, controls or is under common control with that Person. “Control,” with respect to any Person, means the power, directly or indirectly, to direct the management and policies of that Person.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a).

“Altnet” has the meaning set forth in the preface above.

“Assumed Liabilities” means (a) all obligations of BDE under the Acquired Contracts that arise after the Closing (but only to the extent that such obligations do not arise from or relate to any breach (with or without due notice or lapse of time or both) by BDE of any such Acquired Contracts on or prior to the Closing and do not arise from or relate to any event, circumstance, or condition occurring or existing on or prior to the Closing that, with notice or lapse of time, would constitute or result in a breach by BDE of any of such Acquired Contracts) including obligations (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (b) all other Liabilities and obligations arising from Atrinsic’s use of the Acquired Assets after Closing and (c) in the event that a Music Rights Holder challenges the correctness of a Royalty payment made to it by BDE pursuant to the terms of the Master Services Agreement and it is determined by the Parties that an additional Royalty is due and payable to such Music Rights Holder as a result of such assertion (the “Underpaid Royalty”), then Atrinsic shall be responsible for the payment of such Underpaid Royalty (but only to the extent that such Underpaid Royalty does not arise from or relate to any material breach (with or without due notice or lapse of time or both) by BDE of any of its obligations under the Master Services Agreement, does not arise from or relate to any event, circumstance, or condition occurring or existing on or prior to the receipt of notice from the applicable Music Rights Holder that, with notice or lapse of time, would constitute or result in a material breach by BDE of any of its obligations under the Master Services Agreement, or does not arise as a result of BDE’s fraud); provided, however, that, notwithstanding the above, the Assumed Liabilities shall not include (i) any Liability of BDE for Taxes, (ii) any Liability of BDE for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because BDE is transferring the Acquired Assets; provided, however, that Atrinsic will be responsible for one-half of any transfer or sales taxes resulting from the transfer of the Acquired Assets), (iii) any Liability of BDE for the unpaid Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iv) any obligation of BDE to indemnify any Person (including any BDE stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of BDE or was serving at the request of BDE as a partner, director, manager, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, operating agreement, or otherwise), (v) any Liability of BDE for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vi) any Excluded Indebtedness and Obligations, (vii) except as otherwise provided in the Marketing Services Agreement and/or Master Services Agreement as in effect immediately prior to the Closing Date, any Liability in connection with Regulatory Actions arising from occurrences or events before the Closing Date, (viii) except as otherwise provided in the Marketing Services Agreement and/or Master Services Agreement as in effect immediately prior to the Closing Date and except for refunds issued in the Ordinary Course of Business which will be Assumed Liabilities, any Liability associated with Consumer Complaints arising from occurrences or events before the Closing Date (ix) any Liability associated with the compensation, benefits or negligence of any director, officer, or other employee of BDE, (x) any Liability associated with Permitted Liens in existence as of the Closing, (xi) any Liability under any contract or agreement that is not an Acquired Contract, including, without limitation, any promissory note issued by BDE, (xii) any liability or obligation of BDE relating to any asset of BDE that is not an Acquired Asset and (xiii) any Liability or obligation of BDE under this Agreement (or under any side agreement between BDE on the one hand and Atrinsic on the other hand entered into on or after the date of this Agreement), each of which shall be Retained Liabilities.

“Atrinsic” has the meaning set forth in the preface above.

“Atrinsic Common Stock” means the common stock of Atrinsic, par value $.001 per share.

“Business” means the subscription-based music service operated by BDE, including the current Kazaa music subscription business.

“BDE” has the meaning set forth in the preface above.

“Cash” means cash on hand and on deposit in banks and other financial institutions and cash equivalents (including marketable securities and short-term bonds and other investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Closing” has the meaning set forth in Section 2(d) below.

“Closing Date” has the meaning set forth in Section 2(d) below.

“Closing Share Consideration” has the meaning set forth in Section 2(c) below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the business and affairs of BDE or Atrinsic that is not already generally available to the public.

“Consumer Complaints” means a subscriber allegation of wrongdoing.

“Disclosure Schedule” has the meaning set forth in Section 3 below.

“Excluded Indebtedness and Obligations” means any indebtedness owed by BDE to its Affiliates.

“Financial Statements” has the meaning set forth in Section 3(g) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and invention disclosures, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks (including without limitation the Kazaa Trademark), service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names (including, but not limited to, Kazaa.com and Altnet.com) (i.e., any alphanumeric designation registered with or assigned by a domain name registrar, registry, or domain name registration authority as part of an electronic address on the Internet) and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works and derivative works thereof, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), and (g) all advertising and promotional materials and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Kazaa Trademark” means the word mark Kazaa, Registration No. 3648965, and all right, title and interest therein, for the United States and for all foreign countries, and all renewals, extensions, registrations and applications thereof, together with the goodwill of the business symbolized thereby.

“Knowledge of BDE” means actual knowledge of Kevin Bermeister or Anthony Neumann after reasonable investigation.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Marketing Services Agreement” means that certain Marketing Services Agreement entered into as of March 26, 2010 and effective as of July 1, 2009 by and between Brilliant Digital and Atrinsic.

“Master Services Agreement” means that certain Master Services Agreement entered into as of March 26, 2010 and effective as of July 1, 2009 by and between Brilliant Digital and Atrinsic.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business or assets of the Business with respect to BDE or the business or assets of Atrinsic, as is applicable, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the Business, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any existing event, occurrence, or circumstance with respect to which Atrinsic has actual knowledge as of the date hereof and (c) any adverse change in or effect on the Business that is cured before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 8 hereof, or (7) the impact on the Business relating to the announcement of the transactions contemplated by this Agreement.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 3(g) below.

“Most Recent Fiscal Month End” has the meaning set forth in Section 3(g) below.

“Music Rights Holders” means the owners or other holders of music rights and/or third parties appointed by such owners or rights holders to manage such music rights. For avoidance of doubt, the term Music Rights Holders includes, without limitation, music publishing companies, record labels, performance rights organizations (e.g., SESAC, BMI and ASCAP), and mechanical rights organizations (e.g., Harry Fox Agency, and American Mechanical Rights Agency).

“Ordinary Course of Business” means BDE’s ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Open Source Code” means any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes, without limitation, software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

“Party” has the meaning set forth in the preface above.

“Patent License” means the Patent License to be entered into among Atrinsic, Brilliant Digital and Kinetech, Inc., attached hereto as Exhibit A.

“Permitted Liens” means (i) Liens for Taxes or other governmental charges, assessments or levies that are not delinquent, (ii) landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business that do not materially detract from the value of the property encumbered thereby, (iii) other Liens the existence of which do not materially impair the operations of BDE in the ordinary course or the value of its assets taken as a whole, (iv) minor imperfections of title, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, encroachments, covenants and restrictions and (v) any inchoate Liens for Taxes.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Proxy Statement” has the meaning set forth in Section 6(a) below.

“Purchase Price” has the meaning set forth in Section 2(c) below.

“Registration Rights Agreement” means the form of Registration Rights Agreement attached hereto as Exhibit B.

“Regulatory Actions” means an allegation of wrongdoing by a Governmental Authority, including requests for information, investigations and formal complaints.

“Required Atrinsic Vote” means the approval of the issuance of the Share Consideration as contemplated by this Agreement by a vote of a majority of the total votes cast on such proposal at a meeting of the stockholders of Atrinsic at which a majority of the Atrinsic Common Stock entitled to vote is present in person or represented by proxy.

“Required BDE Vote” means the approval of the transactions contemplated by this Agreement, including the sale of the Acquired Assets, by a majority of the outstanding capital stock of Brilliant Digital entitled to vote thereon.

“Retained Liabilities” has the meaning set forth in Section 2(b) below.

“Royalty” means all royalties, licenses, fees and expenses payable to the Music Rights Holders related to licensed music, audio and other content files and offerings to be provided as part of BDE’s Services (as defined in the Master Services Agreement).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Consideration” has the meaning set forth in Section 2(c) below.

“Signing Share Consideration” means 4,161,430 shares of Atrinsic’s common stock.

“Subscriber Database” means the listing of all active BDE subscribers relating to the Business that could be billed on the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of governors, directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transition Services Agreement” means an agreement to be entered into between the Parties in relation to transition services to be provided by BDE to Atrinsic post Closing.

“Vozzi Browser” means the Vozzi software and applications described on Exhibit C hereto.

“Webpages” means all pages active on the domain Kazaa, any sub-domains and any other pages used by BDE in the operation of the Business to acquire subscribers. Notwithstanding the foregoing it excludes any pages used by third parties to acquire subscribers for BDE.

SECTION 2.  BASIC TRANSACTION.

(a)  Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Atrinsic agrees to purchase from BDE, and BDE agrees to sell, transfer, convey, and deliver to Atrinsic, all of the Acquired Assets at the Closing, for the consideration specified below in this Section 2.

(b)  Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Atrinsic agrees to assume and become responsible for all Assumed Liabilities at the Closing. Atrinsic will not assume or have any responsibility, however, with respect to any other Liability of BDE not included within the definition of Assumed Liabilities (the “Retained Liabilities”).

(c)  Purchase Price.  The Purchase Price for the Acquired Assets shall consist of (i) the assumption of the Assumed Liabilities by Atrinsic, and (ii) 11,287,095 shares of Atrinsic’s Common Stock less the Signing Share Consideration (the “Closing Share Consideration”)(the Signing Share Consideration and the Closing Share Consideration are herein referred to collectively as the “Share Consideration”).

(d)  Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stubbs, Alderton & Markiles, LLP, in Sherman Oaks, California commencing at 12:00 p.m. local time on July 11, 2011 or such other date as the Parties may mutually determine (the “Closing Date”).

(e)  Deliveries at Closing.  At the Closing, (i) BDE will deliver to Atrinsic the various certificates, instruments, and documents referred to in Section 7(a) below; (ii) Atrinsic will deliver to BDE the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) BDE will execute, acknowledge (if appropriate), and deliver to Atrinsic (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto, and (B) such other instruments of sale, transfer, conveyance, and assignment as Atrinsic and its counsel may reasonably request; (iv) Atrinsic will execute, acknowledge (if appropriate), and deliver to BDE (A) assumptions in the form attached hereto and (B) such other instruments of sale, transfer, conveyance, and assumption as BDE and its counsel may reasonably request; and (v) Atrinsic will deliver to Brilliant Digital the Closing Share Consideration.

(f)  Allocation.  Within 15 days after the Closing Date, Atrinsic shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code Section 1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Atrinsic shall deliver such allocation to BDE, and BDE shall have the opportunity to review and comment on the proposed allocation. If BDE concurs with the proposed allocation, in writing, it shall be the final allocation. If BDE differs with the proposed allocation, the parties shall negotiate in good faith to arrive at a mutually agreeable allocation. When the parties agree on a final allocation, they shall document their agreement in writing and Atrinsic, BDE, and their respective Affiliates shall file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) consistent with the agreed upon allocation. BDE shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Atrinsic may reasonably request to prepare such allocation. Neither Atrinsic nor BDE shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law. Notwithstanding the foregoing, Atrinsic shall have the sole and absolute discretion to determine the allocation of Purchase Price (and all other capitalized costs) among the Acquired Assets for purposes of, and that will be used in, its filings with the Securities and Exchange Commission.

SECTION 3.  BDE’S WARRANTIES.  BDE represents and warrants to Atrinsic that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3) unless another date is specified, except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)  Organization of BDE.  Each of Brilliant Digital and Altnet are corporations duly organized, validly existing, and in good standing under the laws of the state of Delaware, have all requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than in such other jurisdictions where the failure so to qualify and be in such standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Certificate of Incorporation and By-laws of each of Brilliant Digital and Altnet, copies of which are attached to Section 3(a) of the Disclosure Schedule, are true, complete and correct copies of such documents as in effect on the date of this Agreement and as of the Closing.

(b)  Authorization of Transaction.  (i)  Each of Brilliant Digital and Altnet has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Brilliant Digital and Altnet, with the exception of the Required BDE Vote, which shall be sought by Brilliant Digital prior to the Closing. The Required BDE Vote is the only vote of the holders of any class or series of Brilliant Digital’s capital stock or the capital stock of Altnet that is necessary to approve and adopt this Agreement and the transactions contemplated hereby.

(ii)  This Agreement has been duly executed and delivered by Brilliant Digital and Altnet, and, assuming due authorization, execution and delivery by Atrinsic, constitutes the valid and legally binding obligation of each of Brilliant Digital and Altnet, enforceable in accordance with its terms and conditions except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)  Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Brilliant Digital or Altnet are subject or any provision of the charter or bylaws of such parties or (ii) except as set forth on Schedule 3(c), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Brilliant Digital or Altnet are a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any Lien upon any of their assets). Except as set forth on Schedule 3(c), neither Brilliant Digital or Altnet needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

(d)  Brokers’ Fees.  BDE has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Atrinsic could become liable or obligated.

(e)  Title to Assets.  Except as set forth on Schedule 3(e), BDE has good and transferable title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer. The Acquired Assets are sufficient to operate the Business as presently conducted, and no other Subsidiary of BDE has any right, title, or interest in any other assets that are required to operate the Business as presently conducted.

(f)  Intentionally omitted.

(g)  Financial Statements.  The Disclosure Schedule includes the following financial statements (collectively the “Financial Statements”) for BDE: (i) unaudited balance sheets and statements of income as of and for the fiscal years ended December 31, 2009 and December 31, 2008, and statements of cash flow for the fiscal year ended December 31, 2009; and (ii) unaudited statements of income, balance sheets, and cash flow (the “Most Recent Financial Statements”) as of and for the six months ended June 30, 2010 (the “Most Recent Fiscal Month End”). To the knowledge of BDE, the Financial Statements present fairly in all material respects the financial condition of BDE as of such dates and the results of operations of BDE for such periods, are correct and complete, and are consistent with the books and records of BDE (which books and records are correct and complete), provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually on in the aggregate).

(h)  Events Subsequent to Most Recent Fiscal Month End.  Between the Most Recent Fiscal Month End and the Effective Date, there has not been any Material Adverse Change. Without limiting the generality of the foregoing and except as set forth on Schedule 3(h), since that date:

(i)  BDE has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, relating to the Business other than in the Ordinary Course of Business;

(ii)  BDE has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business (a) outside the Ordinary Course of Business or (b) that involve more than $10,000;

(iii)  No party (including BDE) has accelerated, terminated, modified, cancelled any agreement, contract, lease or license relating to the Business (or series of related agreements, contract, leases, and licenses) involving more than $10,000 to which BDE is a party or by which it is bound outside the Ordinary Course of Business.

(iv)  BDE has not imposed or permitted to exist any Lien, except Permitted Liens, upon any of its assets, tangible or intangible, relating to the Business;

(v)  In connection with the operation of the Business, BDE has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person, other than an Affiliate, (or series of related capital investments, loans, and acquisitions), either involving more than $10,000 or outside the Ordinary Course of Business;

(vi)  BDE has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000.00 singly or $100,000.00 in the aggregate that has not been waived;

(vii)  BDE has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(viii)  BDE has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(ix)  BDE has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property that relates to the Business outside of the Ordinary Course of Business;

(x)  BDE has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of the Acquired Assets;

(xi)  BDE has not discharged a material Liability or Lien outside the Ordinary Course of Business;

(xii)  BDE has not made any loans or advances of money, except for Affiliate transactions; and

(xiii)  BDE has not committed to any of the foregoing.

(i)  Undisclosed Liabilities.  Except as set forth on Schedule 3(i), BDE does not have any material Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of that results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(j)  Legal Compliance.  BDE has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and to its Knowledge no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

(k)  Tax Matters.

(i)  BDE has timely filed all Tax Returns that it was required to file or has filed for, and received, an extension with respect to such Tax Return. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. No claim has ever been made by an authority in a jurisdiction where BDE does not file Tax Returns that BDE is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of BDE that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)  BDE has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii)  There is no dispute or claim concerning any Tax Liability of BDE either (A) claimed or raised by any authority in writing or (B) as to which the BDE (and employees responsible for Tax matters) has Knowledge based upon personal contact with any agent of such authority.

(iv)  BDE has not voluntarily waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)  The unpaid Taxes of BDE (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BDE in filing its Tax Returns.

(vi)  None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code Section 280G. BDE is not a party to any Tax allocation or sharing agreement. BDE has no Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(l)  Intentionally Omitted.

(m)  Intellectual Property.

(i)  BDE owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Each item of Intellectual Property included in the Acquired Assets will be owned or available for use by Atrinsic on identical terms and conditions immediately subsequent to the Closing hereunder. Except as set forth on Schedule 3(m)(i), BDE has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses that relates to the Business and will continue to maintain and protect all of the Intellectual Property that it owns or uses that relates to the Business prior to Closing so as not to materially adversely affect the validity or enforceability thereof.

(ii)  Except as set forth on Schedule 3(m)(ii), the operation of the Business has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights or privacy rights of third parties, there are no facts that indicate a likelihood of any of the foregoing, and no director, manager or officer of BDE has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BDE must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of BDE, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of BDE that relate to the Business.

(iii)  The Disclosure Schedule identifies each issued patent and all registrations that have been issued to BDE by a Governmental Authority with respect to any of BDE’s Intellectual Property that relates to the Business, identifies each pending patent application or application for registration that BDE has made with respect to any of its Intellectual Property that relates to the Business, and identifies each license, sublicense, agreement, or other permission that BDE has granted to any third party with respect to any of its Intellectual Property that relates to the Business (together with any exceptions). BDE has made available to Atrinsic correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Atrinsic correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each registered or unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate), including all software developed by or for BDE used in connection with the Business, and each registered copyright and material unregistered copyright used by BDE in connection with the Business. After Closing, Atrinsic will have at least a non-exclusive right to use any code incorporated into such software that was not specifically written or developed for use in such software (the “Preexisting Code”) and there are no third-party rights to such Preexisting Code that will materially interfere with Atrinsic’s ownership and use of such software. With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule pursuant to this Section:

(A)  BDE owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure and BDE has made available to Atrinsic correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of BDE’s Intellectual Property in BDE’s possession;

(B)  the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)  no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of BDE, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

(D)  BDE has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item;

(E)  no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by BDE, including without limitation, a failure by BDE to pay any required maintenance fees);

(F)  there are no maintenance fees, taxes, or actions falling due within 90 days; and

(G)  all such Intellectual Property is valid, subsisting, and enforceable.

(iv)  BDE has no trade secrets.

(v)  The Disclosure Schedule identifies each item of Intellectual Property relating to the Business that any third party owns and that BDE uses pursuant to license, sublicense, agreement, or permission. BDE has made available to Atrinsic correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) in BDE’s possession. With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule pursuant to this Section and to the Knowledge of BDE:

(A)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B)  the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby and no consent of any third party is required in connection with the transfer, assignment and conveyance of such license, sublicense, agreement or permission as a result of the transactions contemplated by this Agreement;

(C)  no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D)  no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(E)  with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(F)  the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(G)  no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any officer or director of BDE, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

(H)  BDE has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(vi)  Except as set forth on the Disclosure Schedule, all former and current employees of BDE have executed written contracts with BDE that assign to BDE all rights to any inventions, improvements, discoveries or information relating to the Business. To BDE’s Knowledge, no employee of BDE has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any person other than BDE.

(vii)  The Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by BDE to any other person (other than sales commissions paid to employees according to BDE’s standard commissions plan) upon or for the sale or distribution of any BDE product or the use of any Intellectual Property that relates to the Business.

(viii)  To BDE’s Knowledge, none of the software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed, or otherwise used in connection with the Business (a) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such software or any product or system containing or used in conjunction with such software; (b) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such software or (c) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(ix)  The Disclosure Schedule accurately (i) identifies and describes each item of Open Source Code that is contained in, distributed with, or used in the development of software used in the Business or from which any part of any software used in the Business is derived, (ii) identifies the applicable license for each such item of Open Source Code, and (iii) identifies and describes the software used in the Business to which each such item of Open Source Code relates. No software used in the Business contains, is derived from, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that (i) impose or could impose a requirement or condition that any software used in the Business or part thereof (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, or (C) be redistributable at no charge, or (ii) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of the BDE to use or distribute any software used in the Business.

(x)  No source code for any software used in the Business has been delivered, licensed, or made available to any escrow agent or other Person who is not party to an appropriate confidentiality and non-disclosure agreement or such other measure as is reasonably necessary to protect the proprietary, trade secret or confidential information contained therein. BDE has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any software used in the Business to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any software used in the Business to any other Person.

(n)  Tangible Assets.  The equipment and other tangible assets included in the Acquired Assets are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which it presently is used.

(o)  Contracts.

(i)  Schedule 3(o)(i) hereto lists each Acquired Contract.

(ii)  In addition, the Disclosure Schedule lists the following contracts and other agreements to which BDE is a party:

(A)  any agreement (or group of related agreements) relating to the Business for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(B)  any agreement (or group of related agreements) relating to the Business for the purchase or sale of personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 1 year, result in a material loss to BDE, or involve consideration in excess of $10,000;

(C)  any agreement concerning a partnership or joint venture relating to the Business;

(D)  any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

(E)  any agreement concerning confidentiality or non-competition relating to the Business;

(F)  any agreement involving any BDE stockholder and their Affiliates (other than BDE) relating to the Business; or

(G)  any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Business or the Acquired Assets.

(iii)  BDE has delivered to Atrinsic a correct and complete copy of each Acquired Contract (as amended to date) listed on Schedule 3(o)(i) hereto. Each Acquired Contract is a valid, binding and enforceable obligation of BDE and, to the Knowledge of BDE, the other party or parties thereto, and each Acquired Contract is in full force and effect. Neither BDE, nor, to the Knowledge of BDE, any other party thereto, is in default under any Acquired Contract by which the Acquired Assets or the Business may be bound or affected or under which such assets, business or operations receive benefits, and, to the Knowledge of BDE, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such an event of default thereunder.

(p)  Accounts Receivable.  All accounts receivable of BDE included within the Acquired Assets are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and can be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BDE.

(q)  Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of BDE.

(r)  Litigation.  The Disclosure Schedule sets forth each instance in which BDE (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of BDE, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(s)  Employees.

With respect to the business of BDE:

(A)  there is no collective bargaining agreement or relationship with any labor organization, nor has any labor organization or group of employees filed any representation petition or made any written or oral demand for recognition;

(B)  there is no workmen’s compensation liability, experience, or matter that could have a Material Adverse Effect; and

(C)  there is no employment-related charge, complaint, grievance, investigation, inquiry, or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by BDE (or its officers, managers or directors) of any law, regulation, or contract.

(t)  Suppliers.  Since the date of the Most Recent Balance Sheet, no BDE supplier has indicated that it shall stop, or materially decrease the rate of, its supply of services to BDE.

(u)  Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

(v)  Investment.  BDE understands and agrees that (i) the Share Consideration has not been, and, except as otherwise provided in the Registration Rights Agreement, will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) it is acquiring the Share Consideration solely for its own account for investment purposes, and not with a view to the distribution thereof other than pursuant to the agreements set forth on Schedule 3(v) hereof, (iii) it is a sophisticated investor with knowledge and experience in business and financial matters, (iv) it has received certain information concerning Atrinsic and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Share Consideration, (v) it is able to bear the economic risk and lack of liquidity inherent in holding the Share Consideration, and (vi) it is an Accredited Investor.

(w)  Investigations.  To the Knowledge of BDE, there is no investigation, regulatory action or lawsuit pending or, to the Knowledge of BDE, threatened against BDE by any Governmental Authority and BDE is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the transaction contemplated hereunder or (b) otherwise prevent or materially delay performance by BDE of any o f its obligations under this Agreement.

(x)  Insurance.  The Disclosure Schedule sets forth the following information with respect to BDE’s E&O insurance policy: the name, and telephone number of the agent; the name of the insurer and each covered insured; the policy number and period of coverage; the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any other loss-sharing arrangements. With respect to such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither BDE nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. After the Closing Date, for a period of two (2) years, BDE shall maintain in full force and effect its current levels of E&O insurance as in existence on the Closing Date, which may be satisfied by obtaining a two year “tail” policy providing substantially the same coverage at is currently in effect.

SECTION 4.  ATRINSIC’ REPRESENTATIONS AND WARRANTIES.  Atrinsic represents and warrants to BDE that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a)  Organization of Atrinsic.  Atrinsic is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such other jurisdictions where the failure so to qualify and be in such standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atrinsic. The Certificate of Incorporation and By-laws of Atrinsic, copies of which are attached to Section 4(a) of the Disclosure Schedule, are true, complete and correct copies of such documents as in effect on the date of this Agreement and as of the Closing.

(b)  Authorization of Transaction.  Atrinsic has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Atrinsic, with the exception of the Required Atrinsic Vote, which shall be obtained by Atrinsic prior to the Closing. The Required Atrinsic Vote is the only vote of the holders of any class or series of Atrinsic’s capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Atrinsic, and, assuming due authorization, execution and delivery by BDE, constitutes the valid and legally binding obligation of Atrinsic, enforceable in accordance with its terms and conditions except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)  Issuance of Atrinsic Common Stock.  The Atrinsic Common Stock to be issued pursuant to this Agreement has been duly authorized and upon issuance will be validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The authorized capital stock of Atrinsic consists of (A) 100,000,000 shares of common stock, par value $0.01 per share, and (B) 1,000,000 shares of preferred stock, par value $.10 per share, none of which are designated. As of the close of business on September 29, 2010 (x) (1) 20,915,881 shares of Atrinsic common stock were issued and outstanding, (2) 2,553,370 shares of Atrinsic common stock were reserved for issuance upon the exercise of outstanding options issued by Atrinsic, (3) 314,443 shares of Atrinsic common stock were reserved for issuance upon the exercise of outstanding warrants issued by Atrinsic and (4) 1,043,750 shares of Atrinsic common stock were reserved for issuance upon the vesting of outstanding restricted stock units issued by Atrinsic, and (y) no shares of preferred stock of Atrinsic were outstanding or reserved for issuance. Except for (i) this Agreement, (ii) the options, warrants and restricted stock units referenced in clauses (B)(x)(2), (3) and (4) above in this Section 4(c), and (iii) agreements described in Atrinsic’s SEC Documents, there are no options, warrants, calls, rights, commitments or agreements to which Atrinsic is a party that obligates Atrinsic to issue or sell any shares of capital stock of Atrinsic.

(d)  Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Atrinsic is subject or any provision of its charter, bylaws, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Atrinsic is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of its assets). Atrinsic does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except for (A) the filing with the SEC of the Proxy Statement and such other reports under the Securities Act and the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, if applicable, and (C) notices or filings with The Nasdaq Stock Market, Inc. (“NASDAQ”) in connection with the issuance by Atrinsic of the Share Consideration.

(e)  Brokers’ Fees.  Atrinsic has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which BDE could become liable or obligated.

(f)  Exchange Act Filings.  Atrinsic has filed, or furnished, as applicable, all reports and other documents as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission since January 1, 2008 (the “Atrinsic SEC Documents”). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Atrinsic SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Atrinsic SEC Documents, and none of the Atrinsic SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Atrinsic included in the Atrinsic SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and, (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Atrinsic and its consolidated subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. There are no outstanding comments from the Staff of the SEC with respect to any of the Atrinsic’s SEC Documents.

(g)  Investigations.  To the Knowledge of any director or officer of Atrinsic, there is no investigation, regulatory action or lawsuit pending or, to the knowledge of the directors, officers and management of Atrinsic, threatened against Atrinsic and Atrinsic is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the transactions contemplated hereunder or (b) otherwise prevent or materially delay performance by Atrinsic of any of its obligations under this Agreement.

SECTION 5.  PRE-CLOSING COVENANTS.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a)  General.  Each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

(b)  Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of all third parties, including without limitation, governments and governmental agencies, in connection with the matters referred to in Section 3(c) and Section 4(d) above.

(c)  BDE Required Consents.  Without limiting Section 5(b) hereof, BDE will give any notices to, and use its best efforts to obtain any authorizations, consents, approvals and assignments from the parties identified on Schedule 5(c) hereto in order to effectuate the transactions contemplated hereby, in forms reasonably acceptable to Atrinsic.

(d)  Other Agreements.  BDE will use its best efforts to obtain any waivers necessary so as to ensure that Atrinsic is not subject to the terms of the agreements set forth on Schedule 5(d) hereof (or any court ordered judgments or consent judgments contemplated therein) at and following the Closing, with such waivers being in a form reasonably acceptable to Atrinsic.

(e)  Operation of Business.  Each of the Parties will not take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, BDE will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

(f)  Preservation of Business.  Each of the Parties will keep their business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees and will not decrease the coverage provided by its E&O insurance policy. In addition, each Party will use all reasonable efforts to maintain its rights, franchises, licenses and other authorizations issued by Governmental Authorities.

(g)  Notice of Developments.  Prior to Closing, each Party will give prompt written notice to the other Party of any material adverse development occurring after the date of this Agreement which causes or reasonably could be expected to cause a breach of any of its own representations and warranties in Section 3 and Section 4 above and, if waived in writing by the other Party, the Party providing such disclosure pursuant to this Section 5(g) shall be permitted, prior to Closing, to amend or supplement its Disclosure Schedule to prevent or cure any misrepresentation, breach of warranty, or breach of covenant caused by such material adverse development.

(h)  Exclusivity.  BDE will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any securities, or any substantial portion of the assets, of BDE (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. BDE will notify Atrinsic immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 6.  ADDITIONAL AGREEMENTS.

(a)  Preparation of Proxy Statement; Stockholders Meetings.

(i)  As soon as practicable following the date of this Agreement, BDE and Atrinsic shall cooperate in preparing and shall cause to be filed with the SEC proxy materials which shall constitute the proxy statement relating to the matters to be submitted to Atrinsic stockholders at its stockholder meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). Atrinsic shall use commercially reasonable best efforts to have the Proxy Statement cleared by the SEC and to mail the Proxy Statement to Atrinsic’s stockholders as promptly as practicable thereafter. Atrinsic shall, as promptly as practicable after receipt thereof, provide BDE with copies of any written comments and advise BDE of any oral comments with respect to the Proxy Statement that pertain to the Business of BDE that are received from the SEC. Atrinsic shall cooperate and provide BDE with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement that relates to the Business of BDE prior to filing such with the SEC.

(A)  None of the information supplied or to be supplied by BDE for inclusion or incorporation by reference in the (A) Proxy Statement will, at the time the Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the (B) Proxy Statement will, at the date of mailing to Atrinsic stockholders and at the times of the meetings of stockholders to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty shall be made by either such party with respect to statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference in the Proxy Statement.

(B)  Atrinsic will advise BDE, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement. If at any time prior to the Closing Date any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Atrinsic.

(C)  Except as otherwise set forth in this Agreement, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without prior notice to BDE.

(ii)  Atrinsic shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, and in any event within 45 days, following the date upon which the Proxy Statement is mailed to its stockholders (the “Atrinsic Stockholders Meeting”) for the purpose of obtaining the Required Atrinsic Vote with respect to the issuance of the Share Consideration.

(iii)  BDE shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, and in any event within 45 days, following the date upon which the Proxy Statement is mailed to the Atrinsic stockholders (the “BDE Stockholders Meeting” and, together with the Atrinsic Stockholders Meeting, the “Required Stockholders Meetings”) for the purpose of obtaining the Required BDE Vote with respect to the transactions contemplated by this Agreement.

(b)  Access to Information; Confidentiality.

(i)  Upon reasonable notice, Atrinsic and BDE shall each (and shall cause each of their respective Subsidiaries to) afford to the representatives of the other, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, records and officers and, during such period, each of Atrinsic and BDE shall (and shall cause each of their respective Subsidiaries to) make available to the other such information concerning its business, properties and personnel as such other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including adopting additional specific procedures to protect the confidentiality of certain sensitive material and to ensure compliance with applicable antitrust laws, and, if necessary, restricting review of certain sensitive material to the receiving party’s financial advisors or outside legal counsel.

(ii)  The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter agreement, dated May   , 2010, between Atrinsic and BDE (the “Confidentiality Agreement”), which Confidentiality Agreement will remain in full force and effect.

(iii)  No such investigation by either Atrinsic and BDE shall affect the representations and warranties of the other.

(c)  Issuance of Signing Share Consideration.  In exchange for entering into that certain Amendment No. 1 to Marketing Services Agreement and that certain Amendment No. 1 to Master Services Agreement concurrently with the execution of this Agreement, forms of which are attached hereto as Schedule 6(c), promptly following the execution of this Agreement, Atrinsic will deliver to BDE the Signing Share Consideration.

(d)  Governance.  On or prior to the Closing Date, Atrinsic’s Board of Directors shall take such actions as are necessary to cause the number of directors that will comprise the Board of Directors of Atrinsic at the Closing Date to be seven (7) persons. Immediately following the Closing Date, the Board of Directors of Atrinsic shall consist of: (i) five (5) members selected by Atrinsic and (ii) two (2) members selected by BDE, which BDE members shall be reasonably acceptable to the Board of Directors of Atrinsic. BDE agrees to provide Atrinsic with the names of its proposed directors on or before the Closing.

SECTION 7.  CONDITIONS TO OBLIGATION TO CLOSE.

(a)  Conditions to Atrinsic’ Obligation.  Atrinsic’ obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of date hereof, and shall also be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the applicable date;

(ii)  BDE shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case BDE shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii)  BDE shall have received all authorizations, consents, and approvals of governments, governmental agencies and third parties specified in Section 5(b) and Section 5(c) above in forms reasonably acceptable to Atrinsic;

(iv)  BDE shall have received the waivers specified in Section 5(d) above in forms reasonably acceptable to Atrinsic;

(v)  no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of Atrinsic to own the Acquired Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vi)  BDE shall have delivered to Atrinsic a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(v) is satisfied in all respects;

(vii)  BDE shall have delivered to Atrinsic documents evidencing the release of all Liens on the Acquired Assets;

(viii)  BDE shall have delivered to Atrinsic a certificate of the secretary of BDE, dated the Closing Date, in form and substance reasonably satisfactory to Atrinsic, as to: (i) the current charter and bylaws of BDE; (ii) good standing certificates dated within ten (10) days of the Closing Date from the state of Delaware; (iii) the resolutions of the board of directors authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of BDE executing this Agreement or any other agreement contemplated by this Agreement;

(ix)  BDE shall have executed, acknowledged (if appropriate), and delivered to Atrinsic (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto or as otherwise may be agreed upon by the Parties, including for the Kazaa trademark and all third party licenses required to operate the Business, (B) the Patent License; (C) the Transition Services Agreement (if deemed necessary by the Parties); (D) the Registration Rights Agreement and (E) such other instruments of sale, transfer, conveyance, and assignment as Atrinsic and its counsel may reasonably request, in forms reasonably acceptable to Atrinsic;

(x)  Atrinsic shall have obtained the Required Atrinsic Vote and BDE shall have obtained the Required BDE Vote;

(xi)  Atrinsic shall have received an opinion of The Mentor Group to the effect that the Share Consideration is fair, from a financial point of view, to Atrinsic;

(xii)  Atrinsic shall have completed its due diligence on the Business of BDE to its satisfaction; provided however, that this provision shall lapse thirty (30) days following the date that BDE provides written notice to Atrinsic that all material diligence materials reasonably requested by Atrinsic pursuant to its due diligence request list previously made available to BDE have been provided to Atrinsic and its advisors.

(xiii)  Atrinsic shall have received audited financial statements of the Business for the fiscal year ended December 31, 2009;

(xiv)  Atrinsic and BDE shall have entered into a transitional services agreement on terms and conditions mutually approved by the parties;

(xv)  the Marketing Services Agreement and the Master Services Agreement shall each have been terminated in a manner reasonably satisfactory to each of the Parties; and

(xvi)  all actions to be taken by BDE in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Atrinsic.

Atrinsic may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

(b)  Conditions to BDE’s Obligation.  BDE’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of date hereof, and shall also be true and correct as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the applicable date;

(ii)  Atrinsic shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Atrinsic shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii)  no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)  Atrinsic shall have delivered to BDE a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(ii) is satisfied in all respects;

(v)  Atrinsic shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(d) above; and

(vi)  Atrinsic shall have delivered to BDE a certificate of the secretary of Atrinsic, dated the Closing Date, in form and substance reasonably satisfactory to BDE, as to: (i) the resolutions of the Board of Directors authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (ii) incumbency and signatures of the officers of Atrinsic executing this Agreement or any other agreement contemplated by this Agreement;

(vii) Atrinsic shall have executed, acknowledged (if appropriate), and delivered to BDE (A) assumptions in the form attached hereto; (B) the Patent License; (C) the Transition Services Agreement (if deemed necessary by the Parties); (D) the Registration Rights Agreement and (E) such other instruments of assumption as BDE and its counsel may reasonably request;

(viii)  Atrinsic shall have delivered to BDE the consideration specified in Section 2(c) above;

(ix)  Atrinsic shall have obtained the Required Atrinsic Vote and BDE shall have obtained the Required BDE Vote;

(x)  Atrinsic shall have set the number of directors constituting the entire Board of Directors at seven (7), and two (2) nominees designated by BDE shall have been appointed as a members of the Board of Directors of Atrinsic with such appointments to be effective upon the Closing and Atrinsic shall have entered into its standard form indemnification agreement with each such director appointee;

(xi)  Atrinsic and BDE shall have entered into a transitional services agreement on terms and conditions mutually approved by the parties;

(xii)  the Marketing Services Agreement and the Master Services Agreement shall each have been terminated in a manner reasonably satisfactory to each of the Parties; and

(xiii)  all actions to be taken by Atrinsic in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to BDE.

BDE may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

SECTION 8.  TERMINATION.

(a)  Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)  Atrinsic and BDE may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)  Atrinsic may terminate this Agreement by giving written notice to BDE at any time prior to the Closing (A) in the event BDE has materially breached any representation, warranty, or covenant contained in this Agreement, Atrinsic has notified BDE of the breach, and the breach has continued without cure, if capable of being cured, for a period of 15 days after the notice of breach; provided, however, that if the breach is not capable of being cured, Atrinsic shall have the right to immediately terminate this Agreement by notice to BDE or (B) if the Closing shall not have occurred on or before July 11, 2011, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Atrinsic itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)  BDE may terminate this Agreement by giving written notice to Atrinsic at any time prior to the Closing (A) in the event Atrinsic has materially breached any representation, warranty, or covenant contained in this Agreement, BDE has notified Atrinsic of the breach, and the breach has continued without cure, if capable of being cured, for a period of 15 days after the notice of breach; provided, however, that if the breach is not capable of being cured, BDE shall have the right to immediately terminate this Agreement by notice to Atrinsic or (B) if the Closing shall not have occurred on or before July 11, 2011, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from BDE itself breaching any representation, warranty, or covenant contained in this Agreement).

(b)  Effect of Termination.  If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder (except those set forth in Section 6(b)(ii)) shall terminate without any Liability of any Party to any other Party for such termination (except for any Liability that accrues from a breach of this Agreement).

SECTION 9.  POST-CLOSING COVENANTS.  The Parties agree as follows with respect to the period following the Closing:

(a)  General.  In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below). Without limiting the generality of the foregoing, if reasonably requested by Atrinsic, BDE will provide reasonable assistance to Atrinsic in preparing Atrinsic’s audited financial statements relating to the business represented by the Acquired Assets and Assumed Liabilities, including providing Atrinsic and its auditors access to and copies of such accounting books and records of BDE at reasonable times at such places as not to interrupt the business of BDE.

(b)  Consent to Assignment.  This Agreement shall not constitute an agreement to assign any interest in any Acquired Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent required or necessary of a third party would constitute a breach or violation thereof or affect adversely the rights of Atrinsic or BDE thereunder. If a consent of a third party which is required in order to assign any interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of BDE to convey their interest to Atrinsic, BDE shall cooperate with Atrinsic in any lawful arrangement to provide that Atrinsic shall receive BDE’s entire interest in the benefits under any such Acquired Contract, including, without limitation, enforcement for the benefit of Atrinsic of any and all rights of BDE against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this Section 9(b) shall affect the liability, if any, of BDE pursuant to this Agreement for failing to have disclosed the need for such consent or approval; and provided, further, that nothing contained in this Section 9(b) shall obligate Atrinsic to waive the satisfaction of the conditions precedent set forth in Section 7 of this Agreement.

(c)  Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the date hereof involving a Party, the other Party will cooperate with it and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 10 below).

(d)  Covenant Not to Compete.  For a period of two years from and after the Closing Date, BDE will not engage in a subscription-based music service or a substantially similar business that competes with the Business as conducted as of the Closing Date, worldwide. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(e)  Stock Certificates.  Each certificate representing the Share Consideration will be imprinted with a legend substantially in the following form:

These securities have not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold or transferred in the absence of such registration or qualification or an exemption therefrom under the securities act or any such state securities laws that may be applicable.

Each holder desiring to transfer Atrinsic Common Stock first must furnish Atrinsic with (A) (i) a written opinion reasonably satisfactory to Atrinsic in form and substance from counsel reasonably satisfactory to Atrinsic by reason of experience to the effect that the holder may transfer the Atrinsic Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Atrinsic in form and substance agreeing to the restrictions on transfer contained herein, or (B) a written opinion reasonably satisfactory to Atrinsic that all appropriate action necessary for compliance with the registration requirements of the Securities Act of 1933 has been taken. Notwithstanding the foregoing but subject at all times to compliance with the Securities Act of 1933 and any applicable state securities laws, Atrinsic agrees that shares of Atrinsic Common Stock may be transferred by BDE to the parties to the agreements set forth on Schedule 3(v) hereof and Atrinsic will cooperate with BDE in connection with such transfers.

(f)  Exchange Act Compliance.  During the period beginning upon the Closing and ending on the first anniversary of the Closing, Atrinsic (i) agrees to utilize its commercially reasonable efforts to remain a Section 12(g) reporting company in compliance with the Exchange Act and (ii) covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed pursuant to the Exchange Act.

(g)  Insurance.  After the Closing Date, for a period of two (2) years, BDE shall maintain in full force and effect its current levels of E&O insurance as in existence on the Closing Date, which may be satisfied by obtaining a two year “tail” policy providing substantially the same coverage as is currently in effect.

(h)  Name Change.  After the Closing Date: (a) Altnet shall promptly change its name from “Altnet, Inc.” to a name not including the words “Altnet” or any part or colorable imitation thereof (the “Prohibited Names”); and (b) Altnet shall cease and shall not at any time after the Closing Date use any Prohibited Names, or establish any business entity that has a name including, any of the Prohibited Names.

SECTION 10.  INDEMNIFICATION.

(a)  Survival of Representations and Warranties.  Except as set forth in the immediately following sentences, all of the representations and warranties of Atrinsic and BDE contained in this Agreement shall survive the Closing and continue in full force and effect for a period of 1 year thereafter. The representations and warranties of BDE contained in Section 3(k) of this Agreement shall survive the Closing and continue in full force and effect until thirty (30) calendar days following the expiration of any applicable statute of limitations; the representations and warranties of BDE contained in Section 3(m) shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter; and the representations and warranties of BDE contained in Sections 3(a) and (b) of this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers). The representations and warranties of Atrinsic contained in Sections 4(a) and (b) of the Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitation.

(b)  Indemnification Provisions for Atrinsic's Benefit.  BDE shall indemnify Atrinsic from and against the entirety of any Adverse Consequences Atrinsic may suffer (including any Adverse Consequences Atrinsic may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach (or in the event any third party alleges facts that, if true, would mean BDE has breached) of BDE’s representations, warranties, and covenants contained herein; provided that with respect to breaches of representations and warranties, Atrinsic makes a written claim for indemnification against BDE within the applicable survival period; (ii) the operation of BDE’s business at anytime, whether before or after the Closing Date, or the ownership, use or possession of the Acquired Assets prior to the Closing Date, including, without limitation, any action or claim brought by any third party or governmental entity against Atrinsic as a successor in interest to BDE that is based on facts that arose on or before the Closing Date or on acts or omissions occurring on or before the Closing Date (other than the Assumed Liabilities), and (iii) the Retained Liabilities. Other than breaches or alleged breaches of Sections 3(a) and (b) of this Agreement for which BDE’s indemnification obligations hereunder shall immediately apply, BDE shall not have any obligation to indemnify Atrinsic from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of BDE until Atrinsic has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $75,000 aggregate threshold (at which point BDE will be obligated to indemnify Atrinsic from and against all such Adverse Consequences in excess of $75,000). The aggregate indemnification obligation under Section 10(b)(i) for any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of BDE shall not exceed ten (10) percent of the Share Consideration or, with respect to a breach (or alleged breach) of Sections 3(a), (b) and (k) of this Agreement, the aggregate value of the Share Consideration, in each case valued as of the Closing Date based on the average closing price of the Atrinsic Common Stock during the ten (10) consecutive trading days immediately preceding the Closing Date (the “Closing Share Value”).

(c)  Indemnification Provisions for BDE’s Benefit.  Atrinsic shall indemnify BDE from and against the entirety of any Adverse Consequences BDE may suffer (including any Adverse Consequences BDE may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach (or in the event any third party alleges facts that, if true, would mean Atrinsic has breached) of Atrinsic’s representations, warranties, and covenants contained herein; provided that with respect to breaches of representations and warranties, BDE makes a written claim for indemnification against Atrinsic within the applicable survival period; and (ii) the operation of Atrinsic’s business at anytime, whether before or after the Closing Date, or the ownership, use or possession of the Acquired Assets after the Closing Date (other than Liabilities which are excluded from the definition of Assumed Liabilities) and for the Assumed Liabilities. Other than breaches or alleged breaches of Sections 4(a) and (b) of this Agreement for which

Atrinsic’s indemnification obligations hereunder shall immediately apply, Atrinsic shall not have any obligation to indemnify BDE from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Atrinsic until BDE has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point Atrinsic will be obligated to indemnify BDE from and against all such Adverse Consequences in excess of $25,000). The aggregate indemnification obligation under Section 10(c)(i) for any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Atrinsic shall not exceed ten (10) percent of the Share Consideration or, with respect to a breach (or alleged breach) of Sections 4(a) and (b) of this Agreement, the aggregate value of the Share Consideration, in each case valued as of the Closing Date based on the average share price of the Atrinsic Common Stock during the ten (10) consecutive trading days immediately preceding the Closing Date.

(d)  Matters Involving Third Parties.

(i)  If any third party notifies either Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 10, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(ii)  Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim (subject to any applicable limitations on liability set forth in this Section 10), (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(iii)  So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 10(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld), unless there is a complete release of the Indemnified Party specifically included in any settlement agreement. The Indemnified Party shall provide the Indemnifying Party and its counsel with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof.

(iv)  In the event any of the conditions in Section 10(d)(ii) above is or becomes unsatisfied, or if the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate, subject to the prior written consent of the Indemnifying Party (not to be unreasonably withheld), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 10.

(e)  Determination of Adverse Consequences.  All indemnification payments under this Section 10 shall be deemed adjustments to the Purchase Price for tax purposes and such agreed treatment shall govern for purposes of this Agreement.

(f)  Payment in Shares.  Subject to applicable Law, BDE may satisfy all or a portion of its indemnification obligations under this Section 10 by delivery to Atrinsic of that number of shares of the Share Consideration as is equal to (x) the amount of the indemnification payments BDE chooses to satisfy by delivery of shares, divided by (y) the Closing Share Value.

(g)  Exclusive Remedy for Representations and Warranties.  Other than with respect to breaches of a Party’s representations and warranties hereunder which are the result of fraud or intentional misrepresentation (for which all statutory, equitable, or common law remedies that a Party may have in its favor shall be available), the rights and obligations of the parties under this Section 10 are the exclusive rights and obligations of the Parties with respect to any breach of any representation or warranty in this Agreement and shall be in lieu of any other rights or remedies to which the party entitled to indemnification hereunder (other than equitable remedies, if applicable) would otherwise be entitled as a result of such breach.

SECTION 11.  MISCELLANEOUS.

(a)  Press Releases and Public Announcements.  The Parties shall use commercially reasonable best efforts (i) to develop a joint communications plan, (ii) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (iii) except in respect of any announcement required by applicable law or by obligations pursuant to any listing agreement with or rules of NASDAQ in which it is impracticable to consult with each other as contemplated by this clause (iii), to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, no Party shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party’s business, financial condition or results of operations without the prior review by such other Party.

(b)  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e)  Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, providing that confirmation of receipt has been obtained, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to BDE:	Attention: Anthony Neumann 14011 Ventura Boulevard, Suite 501 Sherman Oaks, California 91423 818-386-2181 (Direct) 818-386-2179 (Facsimile)
If to Atrinsic:	Attention: Chief Financial Officer 469 7th Avenue, 10th Floor New York, NY 10018 Fax: (845) 503-2213 Phone: (212) 716-1977
Copy to:	Stubbs, Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, CA 91403 Attention: Scott Galer Fax: (818) 444-6313 Phone: (818) 444-4513

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(h)  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Atrinsic and BDE. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j)  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)  Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by BDE when due, and BDE will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. Notwithstanding anything to the contrary contained herein, each of BDE and Atrinsic shall bear one-half of the cost of any transfer or sales taxes resulting from the transfer of the Acquired Assets.

(l)  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(m)  Incorporation of Exhibits and Schedules.  The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)  Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the Business is unique and recognize and affirm that in the event BDE breaches this Agreement, money damages would be inadequate and Atrinsic would have no adequate remedy at law, so that Atrinsic shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(o)  Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, NY, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(g) above. Nothing in this Section 11(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

(p)  Governing Language.  This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

(q)  Tax Disclosure Authorization.  Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction’s tax treatment and tax structure (as such terms are used in Code Sections 6011 and 6112 and regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction’s tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction’s tax treatment or tax structure), or (E) any other term or detail not relevant to the transaction’s tax treatment or the tax structure.

(r)  Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(s)  Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more Parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party to this Agreement, all Parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

ATRINSIC, INC., a Delaware corporation
By: /s/ Thomas Plotts Thomas Plotts
BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation
By: /s/ Kevin Bermeister Kevin Bermeister CEO, Chief Executive Officer
ALTNET, INC., a Delaware corporation
By: /s/ Kevin Bermeister Kevin Bermeister CEO, Chief Executive Officer

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated September 13, 2011 but effective as of July 11, 2011, by and between Atrinsic, Inc., a Delaware corporation (“Atrinsic”) and Brilliant Digital Entertainment, Inc., a Delaware corporation (“Brilliant Digital”) and its wholly-owned subsidiary, Altnet, Inc., a Delaware corporation (“Altnet”). Brilliant Digital and Altnet are collectively referred to herein as “BDE”, and Atrinsic and BDE are referred to collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, Atrinsic and BDE have entered into that certain Asset Purchase Agreement, dated as of October 13, 2010 (as may be further amended, modified or supplemented from time to time, the “Asset Purchase Agreement”), which contemplates a transaction in which Atrinsic will purchase certain assets and assume certain of the liabilities of BDE in consideration of shares of Atrinsic’s common stock;

WHEREAS, Atrinsic and BDE desire to amend the Asset Purchase Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Atrinsic and BDE do hereby agree as follows:

SECTION 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Asset Purchase Agreement.

SECTION 2. AMENDMENTS TO THE ASSET PURCHASE AGREEMENT.

Atrinsic and BDE hereby agree that the Asset Purchase Agreement is hereby amended as follows:

1. The definition of “Signing Share Consideration” is hereby amended and restated to read as follows:

““Signing Share Consideration” means 1,040,358 shares of Atrinsic’s common stock, taking into account Atrinsic’s 1-for-4 reverse stock split affected on December 2, 2010.”

2. Section 2(c) is hereby amended and restated in its entirety to read as follows:

“Purchase Price. The Purchase Price for the Acquired Assets shall consist of (i) the assumption of the Assumed Liabilities by Atrinsic, and (ii) 2,821,744 shares of Atrinsic’s Common Stock (taking into account Atrinsic’s 1-for-4 reverse stock split affected on December 2, 2010) less the Signing Share Consideration (the “Closing Share Consideration”)(the Signing Share Consideration and the Closing Share Consideration are herein referred to collectively as the “Share Consideration”).”

3. Section 2(d) is hereby amended and restated in its entirety to read as follows:

“Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stubbs, Alderton & Markiles, LLP, in Sherman Oaks, California commencing at 12:00 p.m. local time on March 31, 2012 or such other date as the Parties may mutually determine (the “Closing Date”).”

4. Section 8(a)(ii) and Section 8(a)(iii) are each hereby amended to strike the date “July 11, 2011” and insert the date “March 31, 2012” in place thereof.

5. A new Section 11(t) is hereby added to read as follows:

“Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such stock by such subdivision, combination or stock dividend.”

SECTION 3. MISCELLANEOUS.

1. Except as expressly set forth in this Amendment, all of the terms of the Asset Purchase Agreement shall remain in full force and effect.

2. This Amendment may be executed in several counterparts (including by means of telecopied or facsimile signature pages), each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to Asset Purchase Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PARTIES:

Brilliant Digital Entertainment, Inc.

Name:

Title:

Altnet, Inc.

Name:

Title:

Atrinsic, Inc.

Name:

Title:

APPENDIX B

AMENDMENT TO MARKETING SERVICES AGREEMENT

AMENDMENT NO. 1 TO MARKETING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MARKETING SERVICES AGREEMENT (this “Amendment”), dated as of October 13, 2010, by and among Atrinsic, Inc., a Delaware corporation, with its principal place of business located at 469 7th Avenue, 10th Floor, New York, NY, 10018 (“Atrinsic”) and Brilliant Digital Entertainment, Inc., a Delaware corporation with its principal place of business located at 12711 Ventura Boulevard, Suite 210, Studio City, CA 91604 (together with and on behalf of its subsidiaries, including but not limited to Altnet, Inc., a Delaware corporation, “BDE”). Atrinsic and BDE may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Atrinsic and BDE have entered into that certain Marketing Services Agreement, dated as of March 26, 2010, but effective as of July 1, 2009 (as may be further amended, modified or supplemented from time to time, the “Marketing Services Agreement”), pursuant to which Atrinsic provides certain marketing services to BDE in connection with BDE’s marketing, promotion and advertising of its Kazaa-branded content subscription service, as further described therein;

WHEREAS, in connection with the Parties entry into that certain Asset Purchase Agreement on even date herewith, the parties desire to amend the Marketing Services Agreement as provided herein; and

WHEREAS, Atrinsic and BDE are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Atrinsic and BDE do hereby agree as follows:

SECTION 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Marketing Services Agreement.

SECTION 2. AMENDMENTS TO THE MARKETING SERVICES AGREEMENT.

Atrinsic and BDE hereby agree that the Marketing Services Agreement is hereby amended as follows:

1.  Section 1.5 is hereby amended and restated in its entirety to read as follows:

1.5  Content Services.  Content Services shall be defined as all products and services offered or provide by BDE in connection with its Kazaa-branded content subscription service.

2.  Section 2 is hereby amended and restated in its entirety to read as follows:

2.  Exclusivity and Services.

2.1.  Exclusivity.  Subject to the terms and conditions of this Agreement, BDE hereby grants to Atrinsic any and all licenses, rights and permissions necessary for Atrinsic to perform the Marketing Services during the Term. Atrinsic shall be the exclusive provider of the Marketing Services to BDE and, during the Term, BDE shall not engage in any discussions or negotiations or enter into any agreement with any other party for the provision of services which are the same as or similar to the Marketing Services.

2.2.  Marketing Services.  During the Term, Atrinsic shall be responsible for all Marketing Services, strategy, development, execution and development and operation of the Ancillary Websites and for the development and distribution of advertisements in connection with the Marketing Services. Atrinsic shall have the exclusive right to place advertisements for the Content Services on the Ancillary Websites. Atrinsic shall provide the Marketing Services in compliance with all applicable Federal Trade Commission (“FTC”) Rules and Regulations, the CAN-SPAM Act of 2003

(the “CAN-SPAM Act”), Mobile Marketing Association (“MMA”) Guidelines and other applicable state and federal laws, each as amended and current at the time of the applicable Marketing Services. Additionally, Atrinsic shall use its commercially reasonable efforts to provide the Marketing Services in a manner such that BDE and its Content Services offerings are not listed on the “blacklists” of anti-spam service providers such as McAfee; in the event BDE and/or its Content Services are included on such a list, Atrinsic shall use commercially reasonable efforts to remove BDE from such list within thirty days. BDE shall provide Atrinsic with any and all information, materials, products and services needed to perform its obligations hereunder.

3.  Section 3.1 is hereby amended and restated in its entirety to read as follows:

3.1  Performance Fees.  Atrinsic shall pay to BDE advances equal to the amount of pre-approved and mutually agreed costs and expenses incurred by BDE in connection with the provision of Marketing Services during the Term of this Agreement (the “Advances”). The Advances shall be recoupable, on a dollar for dollar basis, as provided below. BDE shall pay to Atrinsic a marketing fee (collectively, the “Fee”) as follows: (i) all amounts noted in the pre-approved Marketing Service budget plans presented by Atrinsic in advance, which include a detailed marketing budget and a targeted CPA; plus (ii) any pre-approved direct costs related to the Marketing Services, including but not limited to all Advances. For the period beginning on the Effective Date through August 31, 2009, the “Fees” with respect to such period shall be determined between the parties in good faith (without regard to the process noted above), which such Fees shall be determined by August 30, 2009. Within thirty (30) days following the last day of each calendar month, Atrinsic shall provide to BDE a written report stating the number of Confirmed Leads provided by Atrinsic during the preceding month and calculating the aggregate Fees (the “Report”). Representatives of Atrinsic and BDE shall meet on a monthly basis to review the Report and discuss and determine the projected and budgeted Fees and targeted number of Confirmed Leads for the following month, which such Fees may not be exceeded by Atrinsic without the approval of BDE. In the event BDE disputes the accuracy of the Confirmed Leads or the calculation of any Fee, BDE must notify Atrinsic of such dispute within 30 days following the delivery of the Report. Thereafter, the Report shall be deemed accepted by BDE. The parties will use their commercially reasonable efforts to resolve such dispute prior to the date such Fees are due; provided, however, in the event that such dispute is not resolved, the reported Fees shall remain due and payable. Fees not otherwise recouped by Atrinsic pursuant to the Master Services Agreement (the “Master Services Agreement”) between Atrinsic and BDE of even date herewith (the “Unrecouped Fees”) shall be due and payable by BDE only upon the termination of this Agreement by Atrinsic pursuant to Section 10.1(i) hereof. For avoidance of doubt, BDE shall only be obligated to pay Unrecouped Fees (if any) in the event of termination by Atrinsic pursuant to Sections 10.1(i), but not upon the expiration of the Term of this Agreement.

4.  The first line of Section 4.1 is hereby amended to strike the word “non-exclusive” and replace it with the word “exclusive”.

5.  The second parenthetical contained in Section 4.2 is hereby amended and restated to read as follows: “(in all cases other than the BDE Marks, Website, Brand and/or Content services themselves)”.

6.  Section 5.1 is hereby amended and restated in its entirety as follows:

5.1  Ownership.  Atrinsic shall be the sole owner of any and all Subscriber information collected by or through the Website or in connection with the Content Services or any party thereof during the Term (collectively, the “Customer Data”).

7.  Section 9 is hereby amended to strike the phrase “three (3) years” and replace it with the phrase “thirty (30) years”.

SECTION 3. MISCELLANEOUS.

1.  Except as expressly set forth in this Amendment, all of the terms of the Marketing Services Agreement shall remain in full force and effect.

2.  This Amendment may be executed in several counterparts (including by means of telecopied or facsimile signature pages), each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to Marketing Services Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PARTIES:
Brilliant Digital Entertainment, Inc.
/s/ Kevin Bermeister Name: Kevin Bermeister Title: CEO

Atrinsic, Inc.
/s/ Thomas Plotts Name: Thomas Plotts Title: CFO

APPENDIX C

AMENDMENT TO MASTER SERVICES AGREEMENT

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this “Amendment”), dated as of October 13, 2010, by and among Atrinsic, Inc., a Delaware corporation, with its principal place of business located at 469 7th Avenue, 10th Floor, New York, NY, 10018 (“Atrinsic”) and Brilliant Digital Entertainment, Inc., a Delaware corporation with its principal place of business located at 12711 Ventura Boulevard, Suite 210, Studio City, CA 91604 (together with and on behalf of its subsidiaries, including but not limited to Altnet, Inc., a Delaware corporation, “BDE”). Atrinsic and BDE may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Atrinsic and BDE have entered into that certain Master Services Agreement, dated as of March 26, 2010, but effective as of July 1, 2009 (as may be further amended, modified or supplemented from time to time, the “Master Services Agreement”), pursuant to which Atrinsic provides certain messaging, billing and collection services to BDE in connection with BDE’s content subscription service, as further described therein;

WHEREAS, in connection with the Parties entry into that certain Asset Purchase Agreement on even date herewith, the parties desire to amend the Master Services Agreement as provided herein; and

WHEREAS, Atrinsic and BDE are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Atrinsic and BDE do hereby agree as follows:

SECTION 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Master Services Agreement.

SECTION 2. AMENDMENTS TO THE MASTER SERVICES AGREEMENT.

Atrinsic and BDE hereby agree that the Master Services Agreement is amended as follows:

1.  The following definitions in Section 1 are hereby amended and restated in their entirety as follows:

1.1.5  “Atrinsic Data” means data, which is provided or generated in the course of Atrinsic’s provision of the Atrinsic Services, including BDE Data;

1.1.6.  “Atrinsic Rights” means all Intellectual Property Rights owned by or licensed to Atrinsic prior to or after the Effective Date, including but not limited to those Intellectual Property Rights involved in any aspect of the Atrinsic Services, the Platform or any device, software or data used in connection therewith, including without limitation the Atrinsic Data and BDE Data;

1.1.15.  “BDE Data” means data relating to the BDE Services or use of the BDE Services, which is provided by BDE or generated in the course of Atrinsic’s provision of the Atrinsic Services;

1.1.16.  “BDE Rights” means all Intellectual Property Rights owned or licensed by BDE, including but not limited to those Intellectual Property Rights involved in any aspect of the BDE Services, excluding, by way of example and not limitation, the BDE Data;

2.  Section 5.1 is hereby amended to delete the phrase “50% of Net Profit” and replace it with the phrase “20% of Net Profit”.

3.  Section 5.6 is hereby deleted in its entirety.

4.  Section 7.2 is hereby amended and restated in its entirety as follows:

7.2  Notwithstanding Section 7.1,

7.2.1  Atrinsic may assign this Agreement and Atrinsic’s rights and obligations hereunder without the consent of BDE to an Affiliate so long as Atrinsic remains liable for its obligations hereunder.

7.2.2  Atrinsic may assign this Agreement, and its rights and obligations hereunder, to any Third Party that acquires all or substantially all of Atrinsic’s stock or assets relating to that portion of Atrinsic’s business that is related to the subject matter of this Agreement, provided that the Third Party to whom the Agreement is assigned assumes all of the obligations of Atrinsic under this Agreement.

5.  Section 10.1 is hereby amended to strike the phrase “three (3) years” and replace it with the phrase “thirty (30) years”.

6.  Section 10.5 is hereby amended and restated in its entirety as follows:

10.5  BDE’s obligation to pay Atrinsic any and all accrued payment obligations which remain unrecouped and/or unpaid from time to time, which shall only become due upon the termination of this Agreement by Atrinsic pursuant to Sections 10.2(i) or 10.2(ii) hereof (the “Unrecouped Amounts”), shall survive such termination of this Agreement. Such Unrecouped Amounts shall include, but are not limited to (i) any verified and pre-approved charges, including, but not limited to Third Party charges and advanced funds which were previously invoiced to BDE, payable by Atrinsic in connection with the provision of the Atrinsic Services or the BDE Services (including any such charges which were unpaid and/or unrecouped by Atrinsic during any prior periods during the Term), (ii) any costs or expenses incurred in connection with Atrinsic’s provision of support services on behalf of BDE pursuant to Section 6 (including any such charges which were unpaid and/or unrecouped by Atrinsic during any prior periods during the Term), (iii) any costs or expenses paid by Atrinsic on behalf of BDE or advanced to BDE in respect of any costs or expenses incurred in connection with any services provided by Airarena Pty Ltd. (including any such charges which were unpaid and/or unrecouped by Atrinsic during any prior periods during the Term and any charges which are payable following the termination of any agreement either Party may have with Airarena Pty Ltd.), and (iv) any amounts payable to Atrinsic pursuant to any other agreement between BDE and Atrinsic including, without limitation, the Marketing Services Agreement (including any such amounts which were unpaid and/or unrecouped by Atrinsic during any prior periods during the Term). All Unrecouped Amounts (if any) remaining upon the termination of this Agreement by Atrinsic pursuant to Sections 10.2(i) or 10.2(ii) hereof shall be paid by BDE on a monthly basis over a period of six (6) months until repaid against monthly net profit generated by the BDE Services following the end of the Term (the “Tail Period”). Following the expiration of the Tail Period, any remaining Unrecouped Amounts shall become due and payable by BDE to Atrinsic in full. For avoidance of doubt, BDE shall only be obligated to pay Unrecouped Amounts (if any) in the event of termination by Atrinsic pursuant to Sections 10.2(i) and 10.2(ii) hereof, but not upon the expiration of the Term of this Agreement.

7.  Section 12.5 is hereby amended and restated in its entirety as follows:

12.5  Any license granted under this Section 12 as well as Section 2.6 shall be non-transferable (except as provided in Section 7.2 hereof), non-sublicensable, and royalty-free and shall be limited to the Term in respect of the Atrinsic Services or BDE Services to which the license relates and shall be granted only for the purpose of fulfilling the respective Party’s rights and obligations under this Agreement. Any such license granted by BDE hereunder shall be exclusive to Atrinsic. Any such license granted by Atrinsic hereunder shall be non-exclusive to BDE.

SECTION 3. MISCELLANEOUS.

1.  Except as expressly set forth in this Amendment, all of the terms of the Master Services Agreement shall remain in full force and effect.

2.  This Amendment may be executed in several counterparts (including by means of telecopied or facsimile signature pages), each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to Master Services Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PARTIES:
Brilliant Digital Entertainment, Inc.
/s/ Kevin Bermeister Name: Kevin Bermeister Title: CEO

Atrinsic, Inc.
/s/ Thomas Plotts Name: Thomas Plotts Title: CFO

APPENDIX D

200 North Westlake Blvd., Suite 204 Westlake Village, CA 91362 (818) 991-4150 Fax: (818) 991-4904

September 28, 2010

Board of Directors
Atrinsic, Inc.
c/o Mr. Thomas P. Plotts
Chief Financial Officer
469 7th Avenue, 10th Floor
New York, NY 10018

Board Members:

The Mentor Group, Inc. (“TMG”) has been retained by the Board of Directors of Atrinsic, Inc., (“Atrinsic” or the “Company”) a Delaware corporation, to issue a fairness opinion (the “Opinion”) for the purchase of certain assets and the assumption of certain liabilities (herein collectively referred to as “Acquired Assets”) from Brilliant Digital Entertainment, Inc., a Delaware corporation and its wholly-owned subsidiary, Altnet, Inc., a Delaware corporation (herein collectively referred to as “BDE”). TMG understands that Atrinsic will purchase the Acquired Assets from BDE (the “Transaction”). The Opinion is issued based upon whether the Transaction is fair to the Company and to the shareholders of Atrinsic from a financial point of view only.

The Opinion has been directed to the Board of Directors of Atrinsic and addresses only the fairness of the Transaction from a financial point of view. It does not address the underlying business decision to proceed with the Transaction and does not constitute a recommendation to any shareholder. The Opinion is based on analyses which contain estimates and valuation ranges that are not necessarily indicative of actual values or predictive of future results or values.

We have reviewed the Asset Purchase Agreement (“Agreement”) as presented to TMG on September 21, 2010. The following is a brief description of the Transaction and the consideration paid, as we understand it:

1.	Atrinsic will purchase the Acquired Assets from BDE. The Acquired Assets have been defined in Section 1 of the Agreement to mean “all right, title, and interest in and to the assets of BDE that relate to the Business, including but not limited to its (a) Webpages, (b) tangible personal property, (c) Intellectual Property (including the Kazaa Trademark), all goodwill associated therewith, all licenses and sublicenses granted and obtained with respect thereto, and all rights thereunder, all remedies against infringements thereof, and all rights to protection of interests therein under the laws of all jurisdictions, (d) Acquired Contracts, (e) accounts receivable from third parties other than Atrinsic, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) copies of necessary books, records, ledgers, files, documents, and correspondence, (h) customer lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (i) short code, (j) Subscriber Database and (k) the Vozzi Browser, provided, however, that the Acquired Assets shall not include (i) its certificate of formation, qualifications to conduct business as a foreign company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Brilliant Digital and its Subsidiaries as corporations, (ii) any of the rights of BDE under this Agreement (or under any side agreement between BDE on the one hand and Atrinsic on the other hand entered into on or after the date of this Agreement), (iii) Cash or (iv) any contract or agreement that is not an Acquired Contract.” An Acquired Contract are those contracts and agreements set forth on Schedule 3(o)(i) in the Agreement;

2.	The purchase price for the Acquired Assets shall consist of (i) the assumption of certain liabilities of BDE, and (ii) that number of shares of Atrinsic common stock equal to thirty-three percent (33%) of the common stock of Atrinsic on a fully diluted basis as of the closing date;

TMG has been told that there is no long term liabilities that will assumed except for some accounts payable that are part of current liabilities. TMG has assumed that no long term liabilities will be assumed as being true and accurate to form our Opinion. If there are long term liabilities that will be assumed, then it could change the Opinion concluded by TMG in this letter.

You requested that TMG render a fairness opinion as to the Transaction. As mentioned, the Opinion does not address the Company’s underlying business decisions to effect the Transaction. TMG has not been requested to, and did not solicit third party indications of interest in becoming a purchaser of the Acquired Assets. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to purchasing the Acquired Assets.

In connection with this Opinion, TMG made such reviews, analyses and inquires as we deemed necessary and appropriate under the circumstances. The scope of TMG work included, but was not limited to, the following:

1.	A review of the Asset Purchase Agreement provided to TMG on September 21, 2010;
2.	A review of the financial projections of Atrinsic with and without the Acquired Assets of BDE presented to TMG by management of Atrinsic;
3.	A review of the internally prepared financial statements of BDE dated December 31, 2007 through December 31, 2009;
4.	A review of the financial statements of Atrinsic dated December 31, 2006 through December 31, 2009, and the interim period ending June 30, 2010.
5.	Discussions with Thomas Plotts of Atrinsic to discuss operations, financial conditions, future prospects and projected operations and performance of Atrinsic, and the Company’s relationship with BDE;
6.	A review of certain other publicly available financial data for certain companies that TMG deems reasonably comparable to Atrinsic;
7.	A review of the Atrinsic Marketing Services Agreement between Atrinsic and BDE;
8.	A review of the Atrinsic Master Services Agreement between Atrinsic and BDE;
9.	A review of the capitalization table of Atrinsic; and,
10.	Conducted such other financial studies, analyses, inquires, and considered other information as TMG deemed appropriate.

We have relied upon and assumed, without independent verification or assumption of responsibility with respect to, that the financial information provided to TMG has been reasonably prepared and reflects the best currently available information of the financial results and conditions of Atrinsic and BDE. In preparing this Opinion, we assumed and relied on, with your express permission, the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to us, discussed with or reviewed by or for us, or publicly available. Also, it is assumed that there has been no material change in the assets, financial condition, business or prospects of Atrinsic and BDE since the date of the most recent financial statements made available to TMG.

The preparation of the Opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Furthermore, TMG did not attribute any particular weight to any analysis or factor considered by it, but rather made judgments as to the significance and relevance of each analysis or factor. In its analyses, TMG made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Atrinsic and BDE. Estimates contained in the TMG analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the Acquired Assets do not purport to be an appraisal or to reflect the price at which the Acquired Assets might actually be sold.

TMG has not made any specific physical inspections of any businesses involved in this Transaction, but did estimate that value of the Atrinsic based upon the projections provided by the management of Atrinsic. Our opinion is necessarily based on business, economic, market, and other conditions as they existed and can be evaluated by TMG at the date of this letter.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed Transaction provided shareholders are requested to render such a vote. TMG has not expressed an opinion as to the price at which the Acquired Assets or common share of Atrinsic might sell for in the future.

The material in this Opinion may not be reprinted in whole or in part without the prior express written consent of TMG. The current Board of Directors of Atrinsic alone contracted for and is the intended beneficiary of this Opinion. This Opinion may not be relied upon by any other person or entity without TMG’s prior express written consent. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion is subject to the attached Statement of Assumptions and Limited Conditions.

Financial Analysis

I. Discounted Cash Flow Method

The discounted cash flow (“DCF”) method forms the basis of determining the equity value under the income approach. The DCF method entails four basic steps, as follows:

•	The determination of the appropriate after-tax cash flows to discount based upon projected cash flow to be generated by Atrinsic.
•	The selection of an appropriate discount rate for Atrinsic based upon using the weighted-average cost of capital method with a capital structure of 100% equity and a beta of 1.67.
•	The determination of a terminal value for the Atrinsic as of the end of the last period for which projections are available.
•	The determination of the equity value for Atrinsic based on the sum of the present value of the projected cash flows.

We have utilized Monte Carlo simulation that takes into consideration 10,000 iterations for the combinations of the valuation variables. We have utilized a range for specific uncertain valuation variables. These uncertain variables include revenue growth inputs, cost of goods sold inputs, operating expense input and the discount rate that ranges from 23.7% to 27.7%.

II. Determination of Discount Rate

The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. It can also be interpreted as the rate of return that would be required by providers of capital to the company to compensate them for the time value of their money, as well as the risk inherent in the particular investment. Unless the capital providers could expect to earn this required rate of return, it would not be in their interest to invest. Thus, capital providers use the “opportunity cost of capital” or the return which could be earned on other investments with similar risk/return profiles as the basis from which to analyze each new investment opportunity.

It is important that the type of discount rate employed be consistent with the particular cash flow being discounted. As mentioned previously, because the projected free cash flows contain no deduction for interest expense, any assumptions regarding the capital structure of the firm must be incorporated into the discount rate. Hence, our DCF approach uses a weighted-average cost of capital (“WACC”). The WACC calculation utilizes the following equation:

WACC = Kd (1-t)(D/EV) + Kp (P/EV) + Kc (C/EV)
Where	WACC	=	Weighted-average cost of capital
	Kd	=	Cost of debt capital (pre-tax)
	KP	=	Cost of preferred equity capital
	Kc	=	Cost of common equity capital
	D	=	Debt capital (market value)
	P	=	Preferred equity capital (market value)
	C	=	Common equity capital (market value)
	EV	=	Enterprise value (market value)
	T	=	Marginal corporate tax rate

The WACC is an average of the costs of all sources of capital (debt, preferred and common equity, etc.) for the company, with each source weighted by its respective percentage share in the capital structure of the company. The table above is a representation of the WACC that was used in our analysis of the Company.

The costs of capital used in the WACC are estimates of appropriate expected returns for the various providers of capital to the asset being valued. The best method of estimating these variables is to examine similar investment opportunities in the public market and attempt to determine the market consensus expected returns for these investments. These figures can then be used as a basis for selecting appropriate expected returns for the asset being valued. The cost of debt capital is typically defined as the yield to maturity on comparable debt instruments traded in the public market, as adjusted for specific risk factors related to the asset being valued. Similarly, the cost of preferred equity capital can be defined as the risk-adjusted yield to maturity on comparable, publicly traded, nonconvertible preferred stocks. In general, the yield to maturity represents the market consensus on what percentage return is appropriate for the particular security. It is an estimate of expected return as of a particular point in time, and is easy to compute given that the amount and timing of future payments from a fixed income security (interest or dividends) are contractually fixed.

Estimating the expected returns for similar intangible asset investments is not so straightforward. Unlike fixed income instruments, intangible assets do not provide the investor with a predictable stream of future payments. As a result, it is impossible to know exactly what returns investors expect from their investments in intangible assets. The most widely used method of estimating the cost of equity is the capital asset pricing model (“CAPM”). The CAPM is an expectational model that attempts to relate the risk inherent in an investment with the returns expected by investors. In short, the price paid for an asset must yield an expected return sufficient to compensate the investor for the risk that the expected future value of the asset is not realized. Expected return estimates generated by the CAPM will not, however, compensate the investor for elements of risk that can be easily reduced through diversification in a portfolio of investments. The following representation of the CAPM was used to estimate the customer’s cost of equity:

Kc = Rf + (B x Rp)
Where	Kc	=	Cost of common equity capital
	Rf	=	Risk-free rate of return
	B	=	Beta
	Rp	=	Equity risk premium

This application of the CAPM is built on the theory that the expected return on an equity investment can be explained by three factors: the risk-free rate of return, the equity risk premium, and beta. The risk-free rate of return represents the market consensus expected return on a security with no risk of default. Hence, it compensates the investor for the time value of his money. As a proxy for this hypothetical rate of return, we used the yield on newly issued long-term U.S. Treasury bonds, as of the valuation date.

The equity risk premium is intended to capture the additional return required by investors to compensate them for the risks inherent in equity investments. Adding the equity risk premium to the risk-free rate yields the total expected return on equity investments. In our analysis, we have defined the equity risk premium as the historical average premium of common stock total returns over long-term Treasury bond yields, as presented in the Ibbotson annual yearbook. This equity risk premium is broken down into two components, the large company equity risk premium and the small company equity risk premium. We have obtained both premiums from the Ibbotson annual yearbook for 2010.

Because the riskiness of equity investments will vary considerably, expected returns on different common stock investments will also vary. As a result, it is necessary to use the variable “beta” as a means of adjusting the magnitude of the risk premium to suit the specific risk profile of the equity investment. Beta is a standardized measure of nondiversifiable risk. It is defined as the covariance of the returns on the particular asset with the returns on the market portfolio, divided by the variance of the returns on the market portfolio. The beta for the market portfolio, or the “average” equity investment, is 1.0. The higher the perceived riskiness of a particular equity investment, relative to an average equity investment, the higher the beta is for that investment.

Our application of the CAPM to compute a reasonable cost of equity for Atrinsic equity, and our selection of the additional variables used in the WACC equation were based partly on the comparative analysis of public companies in the industry, and the Ibbotson data; but, more on the market data. We factored in the specific risk associated with the Company in our analysis of WACC. Our analysis yielded a cost of equity of 25.7%. In utilizing the CAPM, we assumed that the beta would be 1.67 based on the beta of Atrinsic. Included in this calculation, our selection of an appropriate discount rate also incorporated our assessment of the ability to achieve the projected operating results. Specifically, a Company specific premium of 1.5 percent was added into to the cost of equity to reflect this additional risk which brought the total required rate of return consistent with similar assets with comparable risk.

In addition to the estimated cost of equity, we considered that the capital structure of the entity would be 100% equity and 0% debt, based upon the current capital structure of Atrinsic. Therefore, the weighted average cost of the capital is based on the cost of the equity. In our analysis, we estimated the implied weighted average cost of capital for Atrinsic is 25.7%. For the valuation of the equity using the discounted cash flow method and Monte Carlo simulation, we utilized the weighted average cost of capital that ranged from 23.7% to 27.7%.

III. Market Approach — Business Transaction Method

This approach determines the value of a business enterprise by comparing the subject company to comparable companies that have been sold during a reasonably recent period of time. The first step in this approach is to select and analyze a sample of comparable companies. These comparable companies may include closely-held operations, publicly-traded firms, divisions or subsidiaries of larger firms and so forth. We focused our search on companies in the industry categories and SIC codes:

1. Internet Marketing & Advertising	SIC Codes 7311, 7319
2. Direct to Consumer Internet Content	SIC Codes 6794, 7372, 8999
3. Subscription Based Internet Content	SIC Codes 7371, 7375

We identified four multiples that we utilized in our analysis. These multiples were:

1. MVIC to Sales
2. MVIC to EBITDA
3. MVIC to EBIT
4. Equity Price to Book Value of Equity

MVIC = Market Value of Invested Capital

We employed a Monte Carlo simulation model that utilized a range of the above referenced multiples. This model takes into consideration 10,000 iterations for the combinations of the valuation multiples. We applied the range of valuation multiples to the 2012 projected operating results to compute the estimated equity value in 2012 and then discounted that equity value to present value using the discount rate computed referenced above. The range for the valuation multiples considered is as follows:

1. MVIC to Sales	0.5x to 2.0x
2. MVIC to EBITDA	6.5x to 8.5x
3. MVIC to EBIT	7.0x to 9.0x
4. Equity Price to Book Value of Equity	0.9x to 1.1x

Fairness Analysis

The Opinion takes into consideration the equity per share value of Atrinsic with and without the Acquired Assets. In assessing the fairness of the Transaction from a financial point of view, TMG considered (i) the equity value of Atrinsic after the Transaction is completed and the projected revenue and cash flows from Atrinsic are achieved with the Acquired Assets on a fully diluted basis, and (ii) the equity value of Atrinsic based on the projected revenue and cash flows without the Acquired Assets. The estimated equity values of Atrinsic with and without the Acquired Assets were then compared in coming to a conclusion for the Opinion.

Based on the foregoing, and in reliance thereon, it is TMG’s opinion that the Transaction is fair to Atrinsic and to the shareholders of Atrinsic from a financial point of view.

Respectfully submitted,

THE MENTOR GROUP, INC.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

The analyses and opinions concluded by The Mentor Group (TMG) and set forth in this fairness opinion report are subject to the following assumptions and limiting conditions:

We have no present or contemplated material interest in the business or assets that are the subject of this report.

We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

To the best of our knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions and conclusions expressed herein are based, are true and correct.

TMG has not made a personal visit to the premises of the business but did conduct interviews with management.

The fee for this engagement is not contingent upon the any particular outcome reported.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances that may be in place against the business or assets, except as specifically stated in this report.

All conclusions are presented as the considered opinion of TMG based on the facts noted with this report. We assume no responsibility for changes in values or market conditions or for the inability of the owner to locate a purchaser. The conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is a fairness opinion and may not be used out of the context as presented herein nor used to solicit potential buyers.

Client agrees to preserve the confidential format and content of our reports. Our reports and the TMG name are not to be used in whole or in part outside your organization, without our prior written approval, except for review by your legal counsel. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. Client agrees that TMG does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, TMG may reference the work performed for Client in general public announcements.

All financial statements and other pertinent data relating to the income and expense attributed to the entity have been provided either by management or its representatives and accepted without further verification, except as may be noted in the report. Therefore, to the extent that such information may be found at a later date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our conclusion or the use of our conclusion in actions taken by our client.

While we accept as correct the information furnished us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets. We further assume that, unless indicated otherwise, there is no intention of liquidating any material assets other than in the normal course of business.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of TMG.

We assume that the terms of any leases currently in effect will not be altered by any lessor contending that the new financial structure triggers a material change in the financial condition of the Company, unless and to the extent that these assertions are specifically disclosed to TMG.

We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise that would materially and adversely affect value.

We express no opinion as to: a) the tax consequences of any transaction which may result; b) the effect of the tax consequences of any net value received or to be received as a result of a transaction; and, c) the possible impact on the market price resulting from any need to effect a transaction to pay taxes.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by appraisers. Therefore, this report does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, etc., unless specifically identified in the body of the report.

Unless express written notice of noncompliance is delivered and brought to the attention of TMG, we assume that the Company is in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

TMG has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter. Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses may, in part, be based on estimates and assumptions, which are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses will vary from our estimates, and the variations may be material.

This report contains prospective financial estimates or opinions that represent the appraiser’s view of expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

No consideration has been given in this appraisal to the underlying market value of real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this report.

TMG assumes no responsibility for economic or physical factors that may affect the opinions herein stated which occur at some date after the date of the appraisal report. Forecasts of future events that influence the fairness opinion are predicated on the continuation of historic and current trends in the market.

TMG reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available. We assume no responsibility for any financial reporting judgments which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this appraisal.

Any dispute or claim made with respect to this report shall be submitted to resolution in accordance with the rules of the American Arbitration Association for arbitration, and the decision of the Association shall be binding. All services, pursuant to this report, shall be deemed to be contracted for and rendered in the county of The Mentor Group office contracted to perform the services, and any arbitration or judicial proceedings shall take place in that county.

With regard to any intangible assets (patents, trademarks, service marks, trade names, copy rights, trade secrets, etc.) either valued separately and distinctly from the business or which may contribute to the value for the shareholders, but not be separately valued as a part of this engagement, TMG expresses no opinion regarding, nor shall it have any responsibility in connection with, any of the following matters:

a.	verifying the ownership of the property or assets;
b.	determining whether the owner of the property has granted to other parties any licenses, options or security interests therein, or made any commitment to license or assign rights in such property; or whether such property has liens or other encumbrances against it;
c.	the validity or enforceability of any patent, copyright registration or trademark (or service mark) registration;
d.	whether property identified as a trade secret is, in fact a legally enforceable trade secret, and the scope of protection offered;
e.	the scope of patent claims; that is, the range and types of products or processes covered by any patent;
f.	whether the inventor(s) identified in any patent is (are) the true inventor(s), and whether all inventors have been named;
g.	the scope of rights in trademarks, service marks or trade names;
h.	the correct authorship of any copyrighted works;
i.	whether there has been litigation relating to such intangible assets and the results of any adjudication or settlement of such litigation, particularly with respect to issues of validity, enforceability and scope of protection afforded.

The liability of TMG and its employees and independent contractors is limited to the client only and to the amount of the fee actually received by TMG. There is no accountability, obligation, or liability to any third party. If the report or any part thereof is disseminated to anyone other than the client, the client shall make such parties aware of all limiting conditions and assumptions affecting the appraisal assignment. Neither the TMG nor its independent contractors are in any way responsible for any costs incurred to discover or correct any physical, financial, and/or legal deficiencies of any type present in the subject company.

AMENDMENT TO THE
ATRINSIC, INC.
2009 STOCK INCENTIVE PLAN

THIS AMENDMENT TO THE ATRINSIC, INC. 2009 STOCK INCENTIVE PLAN (the “Amendment”) is effective as of September 7, 2011, by action of the Board of Directors of Atrinsic, Inc. All undefined terms used herein shall have the meaning set forth in the 2009 Stock Incentive Plan.

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Aggregate Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is two million (2,000,000) Shares (the “Fungible Pool Limit”). The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall be added back to the Fungible Pool Limit and may again be made subject to an Award under the Plan. The following Shares shall not be added back to the Fungible Pool Limit and shall not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the exercise price proceeds received by the Company upon the exercise of an Award.”

2.	Section 3(c) of the Plan is hereby amended and restated in its entirety to read as follows:

“(c) Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 650,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to ISOs granted under the Plan shall not exceed two million (2,000,000) Shares, which limitation shall be subject to adjustment under Section 10 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing ISOs under Section 422 of the Code.”

3.	Section 8(b)(iii) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b)(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, which criteria may be based on financial performance and/or personal performance evaluations. Up to 400,000 Shares shall be available for issuance to Participants as Restricted Stock or Restricted Stock Unit Awards having no minimum vesting period. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit Award is granted.”

E-1

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Atrinsic, Inc. on September 7, 2011.

Executed as of September 14, 2011.

Atrinsic, Inc.
By: /s/ Stuart Goldfarb Stuart Goldfarb, Chief Executive Officer

E-2

APPENDIX F

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ATRINSIC, INC.

The undersigned, Stuart Goldfarb, Chief Executive Officer of Atrinsic, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law (the “GCL”) of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

1. The name of the Corporation is Atrinsic, Inc. The original name of the Corporation is Millbrook Acquisition Corp., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 1994.

2. The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. Paragraph First of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated as follows:

“First:  The name of this Corporation is Kazaa Entertainment, Inc. (the “Corporation”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Restated Certificate of Incorporation as of the ___th day of ___, 2011.

Stuart Goldfarb, Chief Executive Officer

F-1

ATRINSIC, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of ATRINSIC, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Stuart Goldfarb as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on [___________], 2011, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 through 8.

Proposal 1.  To elect the Board of Directors’ five nominees as directors:

Stuart Goldfarb	Raymond Musci	Lawrence Burstein	Mark Dyne	Jerome Chazen

☐  FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐  WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.  To approve the issuance of 1,781,416 shares of Atrinsic common stock to Brilliant Digital Entertainment, Inc. in connection with the Company’s acquisition from Brilliant Digital Entertainment, Inc. of certain assets relating to its Kazaa music service:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.  To approve the issuance of 20% or more of our Common Stock upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.  To approve the issuance of 20% or more of our Common Stock to Brilliant Digital Entertainment, Inc. upon the conversion of Senior Secured Convertible Notes and Warrants issued in our May 31, 2011 financing;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.  To approve the amendment to the Company’s 2009 Stock Incentive Plan;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6.  To approve the issuance of up to $30 million worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 6,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 25%:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7.  To amend our certificate of incorporation to change our name to Kazaa Entertainment, Inc.;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 8.  To ratify the appointment of KPMG, LLP as independent registered accountants of Atrinsic for its fiscal year ending December 31, 2011:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated [___________], 2011, relating to the Annual Meeting.

Dated:________________________________

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 718.921.8331.